Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of June 22, 2011

among

BRT RLOC LLC,

as Borrower

and

BRT REALTY TRUST,

as Guarantor

and

BRT REALTY TRUST,

as Servicer

and

LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders

and

CAPITAL ONE, NATIONAL ASSOCIATION,

as Agent

and

CAPITAL ONE, NATIONAL ASSOCIATION,

as Custodian

i

SECTION 10.12	Tax Characterization	85
SECTION 10.13	Reserved	85
SECTION 10.14	Confidentiality	85
SECTION 10.15	Specified Laws	85

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Condition Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III	Representations and Warranties with Respect to Eligible Receivables
SCHEDULE IV	Subsidiaries

EXHIBITS

EXHIBIT A	Form of Revolving Credit Note
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Monthly Remittance Report
EXHIBIT D	Form of Daily Remittance Report
EXHIBIT E	Reserved
EXHIBIT F	Form of Allonge
EXHIBIT G	Form of Joinder Agreement

This LOAN AND SECURITY AGREEMENT is made as of June 22, 2011, among:

(1)                                  BRT RLOC LLC, a New York limited liability company (and together with each Subsidiary of Borrower that has satisfied the Joinder Conditions, individually and collectively, “Borrower”);

(2)                                  BRT Realty Trust, a Massachusetts business trust (“Guarantor”);

(3)                                  BRT Realty Trust, a Massachusetts business trust, as Servicer (as defined herein);

(4)                                  Lenders (as defined herein) from time to time party hereto;

(5)                                  Capital One, National Association, as agent for Lenders (in such capacity, and together with its successors and assigns, the “Agent”); and

(6)                                  Capital One, National Association, as Custodian (as defined herein).

WHEREAS, Lenders desire to provide financial accommodations to Borrower on the terms and conditions specified herein;

NOW THEREFORE, for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS

SECTION 1.01                                            Certain Defined Terms.  Certain capitalized terms used throughout this Agreement and in Schedules hereto (which such schedules are incorporated into this Agreement) are defined above or in this Section 1.01.

(a)                                  As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Activation Event” means the delivery of written notice by Agent to the bank at which the Operating Account is maintained following the occurrence of an Event of Default to forward all amounts in the Operating Account as directed by Agent.

“Active Backup Servicer’s Fee” means the fees and amounts agreed to between Agent and Backup Servicer to be paid to Backup Servicer after Backup Servicer has become successor Servicer under this Agreement.

“Actual Knowledge” means, with respect to any Person, the actual knowledge of any Responsible Officer of such Person without further inquiry or investigation.

“Adjusted Eurodollar Rate” means, with respect to any Fixed Period for any Loan allocated to such Fixed Period, an interest rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate Margin and (ii) the interest rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported as of 11:00 a.m. (London time) on the second full Business Day preceding the applicable Fixed Period on Reuters Screen LIBOR 01 Page (or on any successor or substitute page) as the London Interbank Offered Rate for United States dollar deposits having a term of 30, 60 or 90 days (as selected by Borrower) and in a principal amount of $1,000,000 or more (or, if such page shall cease to be publicly available or, if the information contained on such page, in Agent’s sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available recognized source of similar market data selected by Agent that, in Agent’s reasonable judgment, accurately reflects such London Interbank Offered Rate).

“Adjusted Eurodollar Rate Margin” means 4.00%.

“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person other than, with respect to the Pledged Assets, (i) any lien, security interest, charge, encumbrance or other right or claim in favor of a Lender (or Agent on behalf of Lenders), (ii) any rights with respect to Underlying Collateral granted to the related Obligor under the related Contract or (iii) any Permitted Lien.

“Affected Party” has the meaning assigned to that term in Section 2.08.

“Affiliate” when used with respect to a Person, means (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the equity interests having ordinary voting power in the election of directors of such Person, (ii) each other Person that controls, is controlled by or is under common control with such Person and (iii) each of such Person’s officers, directors, joint venturers and partners.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” has the meaning assigned to that term in the preamble hereto.

“Agent’s Bank” means Capital One, National Association or another banking institution satisfactory to Agent.

“Agreement” means this Loan and Security Agreement and as it may be amended, restated, supplemented and/or otherwise modified from time to time.

“Allonge” means an allonge in the form attached hereto as Exhibit F, duly completed and endorsed to Agent.

“AML Laws” has the meaning assigned to that term in Section 4.01(aa).

“Approved Accountant Firms” means BDO USA, LLP and such nationally recognized accounting firms selected by Borrower and approved by Agent from time to time in its sole discretion.

“Approved Appraiser” means an independent appraisal firm acceptable to Agent and Borrower.

“Assigned Documents” has the meaning assigned to that term in Section 2.09.

“Assignment” means the document, agreement or other instrument by which a Receivable is transferred, contributed or otherwise conveyed to Borrower.

“Assignment and Acceptance” has the meaning assigned to that term in Section 10.04.

“Backup Servicer” means Capital One, National Association or such other backup servicer as Agent may appoint from time to time in its sole discretion upon written notice to Servicer and Borrower.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:  (i) case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (ii) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Base Rate” means the “prime rate” from time to time published in the “Money Rates” column of The Wall Street Journal (Eastern Edition, New York Metro); provided, however, if the Money Rates column of The Wall Street Journal (Eastern Edition, New York Metro) ceases to be published or otherwise does not designate a “prime rate” as of a Business Day, Agent has the right to obtain such information from a similar business publication of its selection.  The Base Rate shall change as and when such “prime rate” changes, effective as of the day of the change in such rate.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing” means a borrowing of a Loan or Loans under this Agreement.

“Borrowing Availability” means as of any date of determination the lesser of (i) the Borrowing Limit and (ii) the Borrowing Base, in each case, less the Facility Amount then outstanding.

“Borrowing Base” means, at any time, the sum of (i) for each Eligible Receivable for which the Underlying Collateral is comprised of retail, office or multi-tenant or multi-family housing with a Debt Yield of 8% or more, the Outstanding Balance of such Eligible Receivable multiplied by 65.0% as determined by Agent in its sole discretion (which resultant amount shall in no event exceed 55% LTV) plus (ii) for each Eligible Receivable for which the Underlying Collateral is comprised of retail, office or multi-tenant or multi-family housing with a Debt Yield of less than 8%, the Outstanding Balance of such Eligible Receivable multiplied by 50.0% as determined by Agent in its sole discretion (which resultant amount shall in no event exceed 45% LTV) plus (iii) for each Eligible Receivable for which the Underlying Collateral is comprised of income producing hospitality properties with a Debt Yield of 12% or more, the Outstanding Balance of such Eligible Receivable multiplied by 40.0% as determined by Agent in its sole discretion (which resultant amount shall in no event exceed 35% LTV).

“Borrowing Base Certificate” means a report, in substantially the form of Exhibit B, prepared by Servicer on behalf of Borrower pursuant to Section 6.11(d).

“Borrowing Base Deficiency” means, at any time that the Borrowing Base is less than the Facility Amount, an amount equal to the amount of such deficiency.

“Borrowing Date” means, with respect to any Borrowing, the date on which such Borrowing is funded, which date, other than in the case of the initial Borrowing, shall be a Subsequent Borrowing Date.

“Borrowing Limit” means $25,000,000.

“Breakage Fee” means, for Loans allocated to any Fixed Period during which such Loans are repaid (in whole or in part) prior to the end of such Fixed Period, the breakage costs, if any, related to such repayment plus the amount, if any, by which (i) Interest (calculated without taking into account any Breakage Fee), which would have accrued on the amount of the payment of such Loans during such Fixed Period (as so computed) if such payment had not been made, as the case may be, exceeds (ii) the sum of (A) Interest actually received by Agent in respect of such Loans for such Fixed Period and, if applicable, (B) the income, if any, received by Agent from Agent’s investing the proceeds of such payments on such Loans.

“BRT” means BRT Realty Trust, a Massachusetts business trust.

“Business Day” means a day of the year other than a Saturday or a Sunday or any other day on which banks are authorized or required to close in New York; provided, that, if any determination of a Business Day shall relate to a Loan bearing interest at the Adjusted Eurodollar

Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“CCR” means, for any point in time, the ratio of (i) the aggregate Outstanding Balance of all Eligible Receivables pledged hereunder at such time to (ii) the outstanding principal balance of all Loans outstanding hereunder at such time.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change of Control” means that at any time (i) BRT shall cease to directly own and control all of the economic and voting rights associated with all membership interests of Borrower, (ii) any event or condition occurs which results in any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than a Person or group that beneficially owns membership interests or stock of Guarantor on the date of this Agreement and is otherwise satisfactory to Agent in its reasonable discretion, having acquired beneficial ownership of 50% or more of the membership interests or stock of Guarantor, (iii) Borrower merges or consolidates with any other Person, (iv) Servicer or BRT merges or consolidates with any other Person, or (v) the then existing management team of BRT does not include at least any two (2) of Frederic H. Gould, Jeffrey A. Gould, Matthew J. Gould, David W. Kalish, Mark H. Lundy and Israel Rosenzweig, or replacements that have been appointed by BRT, and have been approved by Agent in its reasonable discretion, within ninety days of such event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Receipt” has the meaning assigned to that term in the Custodial Agreement.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Loans have been repaid in full and all Interest and Fees and all other Obligations have been paid in full, and Lender shall have no further obligation to make any additional Loans.

“Collections” means, without duplication, with respect to any Pledged Receivable, all Scheduled Payments, all prepayments, all overdue payments, all Guaranty Amounts, all Insurance Proceeds, all Servicing Charges, all Recoveries, all amounts paid to Borrower pursuant to the terms of the Assignment, if any, all amounts paid to Seller, Servicer or Borrower under any hedging agreements entered into with respect to any Pledged Receivables and all other payments received with respect to, or in connection with, such Pledged Receivable, all cash receipts and proceeds in respect of the Other Conveyed Property or Related Security (including, without limitation, the Underlying Collateral) related to such Pledged Receivable, and any Servicer Advances.  For the avoidance of doubt, any amounts properly escrowed or reserved pursuant to the terms of the Contract shall not be deemed Collections unless and until such amounts are released from escrow or are no longer reserved and have reverted back to the Borrower or its Affiliates.

“Commitment End Date” means the date which is three (3) years after the date of this Agreement.

“Commitment Percentage” has the meaning assigned to that term in Section 10.04(b).

“Computer Tape or Listing” means the computer tape or listing (whether in electronic form or otherwise) generated by Servicer on behalf of Borrower, which provides information relating to the Mortgage Loan Receivables.

“Contract” means a Mortgage Note, together with all schedules, supplements and amendments thereto, any promissory note or chattel paper related thereto and each other document and instrument related thereto.

“Conveyance Date” means the date on which a Receivable is transferred, contributed or otherwise conveyed to Borrower pursuant to an Assignment.

“Credit and Collection Policy” means the internal control policy of Servicer heretofore delivered to Agent, as such policy may hereafter be amended, modified or supplemented from time to time in compliance with this Agreement; provided that, if Backup Servicer has become Servicer hereunder, the “Credit and Collection Policy” shall be Backup Servicer’s customary collection policies.

“Custodial Agreement” means that certain Custodial Agreement, dated as of June 22, 2011, among Servicer, Borrower, Agent and Custodian, together with all instruments, documents and agreements executed in connection therewith, as such Custodial Agreement may from time to time be amended, restated, supplemented and/or otherwise modified in accordance with the terms thereof.

“Custodian” means Capital One, National Association or any substitute Custodian appointed by Agent pursuant to the Custodial Agreement.

“Daily Remittance Report” means a report, in substantially the form of Exhibit D, furnished by Servicer to Agent pursuant to Section 6.11(c).

“Debt” of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments related to transactions that are classified as financings or liabilities of such Person under GAAP, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations secured by an Adverse Claim upon property or assets owned (under GAAP) by such Person, even though such Person has not assumed or become liable for the payment of such obligations and (vi) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor, against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

“Debt Yield” means, with respect to each Receivable, the percentage equivalent of quotient obtained by dividing (i) the net operating income of the related Underlying Collateral by (ii) the Outstanding Balance of such Receivable.

“Default Funding Rate” means an interest rate per annum equal to twenty four percent (24.00%).

“Defaulted Receivable” means, as of any time of determination, any Receivable:  (i) with respect to which any payment of interest in excess of five percent (5%) of the interest amount payable on such date and/or any principal under the terms of the related Contract remains unpaid for more than ninety (90) days after the due date therefor set forth in such Contract; (ii) which has been or should be charged off or deemed uncollectible by Servicer in accordance with the Credit and Collection Policy; or (iii) if a Bankruptcy Event has occurred with respect to the related Obligor.

“Defaulting Lender” shall mean any Lender, as determined by Agent, that has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder; (b) notified Borrower or Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement; (c) failed, within three (3) Business Days after request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; (d) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute; or (e) either (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, among Borrower, a banking institution holding Borrower’s funds, and Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by Borrower with such banking institution.

“Depository Institution” means a depository institution or trust company, incorporated under the laws of the United States or any State thereof, that is subject to supervision and examination by federal and/or State banking authorities.

“Dollars” or “$” means lawful currency of the United States.

“DSCR” means, for any period, the ratio of (i) the aggregate interest payments actually received by Borrower from all of the Eligible Receivables pledged hereunder to (ii) the Interest due hereunder.

“Early Amortization Commencement Date” means the earliest of (i) the date of occurrence of any event described in Section 7.01(a) hereof, (ii) the date of the declaration of the Early Amortization Commencement Date pursuant to any other subsection of Section 7.01 or

(iii) the date of the declaration of the Early Amortization Commencement Date by Agent, at the option of Lenders upon the occurrence of an Early Amortization Event.

“Early Amortization Event” means the occurrence of any of the following events:

(i)                                     an Event of Default has occurred and is continuing; or

(ii)                                  the Facility Maturity Date shall have occurred.

“Eligible Receivable” means, at any time, a Mortgage Loan Receivable that is also a Pledged Receivable and in respect of which each of the representations and warranties in Schedule III hereto is true and correct at such time and which satisfies the additional requirements set forth in this Agreement; unless Agent has waived in writing certain representations, warranties or other requirements with respect to such Eligible Receivable.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include CERCLA; the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); SWDA; the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Disruption Event” means any of the following:  (a) a determination by Agent or any Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States Dollars in the London interbank market to make, fund or maintain any Loan, or (b) the inability of Agent or any Lender to obtain United States Dollars in the London interbank market to make, fund or maintain any Loan.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Executive Order” has the meaning assigned to that term in Section 4.01(aa).

“Facility Amount” means, at any time, the sum of (i) the aggregate Loans Outstanding hereunder at such time plus (ii) accrued and unpaid Interest and Fees at such time.

“Facility Maturity Date” means, subject to Section 2.14, June 20, 2014, as may be extended with the consent of Agent and each Lender, which consent shall be given or denied to Borrower in the sole discretion of Agent and each Lender.

“Fees” has the meaning assigned to that term in Section 2.07.

“Financial Covenants” shall mean the covenants to be performed or observed set forth in Section 5.2.

“FIRREA” means the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended.

“Fiscal Month” means a calendar month.

“Fiscal Year” means each twelve (12) month period ending on September 30 of each year.

“Fixed Period” means, for any outstanding Loans, a period determined pursuant to Section 2.04.

“Foreign Lender” shall mean a Lender who is not a “United States person” within the meaning of Section 7701(a)(30) of the IRC.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Government Entity” means the United States, any State, any political subdivision of a State and any agency or instrumentality of the United States or any State or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty” means that certain Guaranty Agreement, dated as of the date of this Agreement, by Guarantor and such other Persons from time to time party thereto in favor of Agent, as it may be amended, restated, supplemented and/or otherwise modified from time to time.

“Guarantor” means BRT.

“Guaranty Amounts” means any and all amounts paid by any guarantor with respect to the applicable Contract.

“Indemnified Amounts” has the meaning assigned to that term in Section 9.01.

“Indemnified Party” has the meaning assigned to that term in Section 9.01.

“Insurance Certificate” means, with respect to any Mortgage Loan Receivable, any insurance certificate related to the Insurance Policy with respect to such Mortgage Loan

Receivable, which insurance certificate shall list Borrower and its successors and assigns, as mortgagee or lender loss payee, as applicable.

“Insurance Policy” means, with respect to any Underlying Collateral, any insurance policy maintained by or on behalf of the Obligor pursuant to the related Contract that covers physical damage to the related Underlying Collateral or other collateral, floods and general liability (including policies procured by on behalf of the Obligor).

“Insurance Proceeds” means, with respect to an item of Underlying Collateral and a Contract, any amount paid under an Insurance Policy issued with respect to such Underlying Collateral and the related Contract.

“Interest” means, with respect to any period the amount of interest payable with respect to the Loan for such period.

“Interest Payment Date” means (a) as to any Loan bearing interest based upon the Base Rate, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any Loan bearing interest based upon the Adjusted Eurodollar Rate, the first Business Day of each month to occur while such Loan is outstanding; provided that, in addition to the foregoing, each of (i) the date upon which all of the Commitments have been terminated and the Obligations have been paid in full and (ii) the Collection Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under this Agreement.

“Interest Rate” means, with respect to any Fixed Period for any Loan allocated to such Fixed Period, an interest rate per annum equal to the Adjusted Eurodollar Rate; provided, that, notwithstanding the foregoing or anything herein to the contrary, if a Eurodollar Disruption Event has occurred, the Interest Rate shall be equal to the Base Rate until such Eurodollar Disruption Event has ceased, at which time the Interest Rate shall again be equal to the Adjusted Eurodollar Rate.

“Interest Rate Floor” means five and one half percent (5.50%).

“Joinder Agreement” means the Joinder Agreement substantially in the form of Exhibit G to this Agreement.

“Joinder Conditions” means satisfaction of each of the following conditions pursuant to agreements in form and substance reasonably satisfactory to Agent:  (a) the execution and delivery to Agent by the Subsidiary of Borrower of a Joinder Agreement and a joinder to the Custodial Agreement and such other Transaction Documents as deemed necessary by Agent; (b) receipt by Agent of satisfactory evidence that the insurance policies required by this Agreement are in full force and effect and cover such Subsidiary of Borrower, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Agent, for the benefit of Lenders; (c) receipt by Agent of evidence reasonably satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Pledged Assets owned by such Subsidiary, including (i) such documents duly executed by such Subsidiary of Borrower (including financing statements under the UCC and other applicable documents under the laws of any applicable jurisdiction with respect to the perfection of Liens) as Agent may reasonably request in order to perfect its security interests in the Collateral of such Subsidiary and (ii) copies of UCC search reports listing all effective financing statements that name such Subsidiary as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for Permitted Liens; (d) receipt by Agent of evidence reasonably satisfactory to Agent that such Subsidiary has established an account into which the Collections relating to the Pledged Assets owned by such Subsidiary are deposited, which account shall be subject to a Deposit Account Control Agreement; (e) receipt by Agent of (i) articles of organization and all amendments thereto, (ii) good standing certificates (including verification of tax status) in its state of formation of the Subsidiary of Borrower and (iii) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the delivery thereof and certified by the applicable Secretary of State or other authorized Government Entity; (f) receipt by Agent of (i) such Subsidiary’s operating agreement or bylaws, as applicable, together with all amendments thereto and (ii) resolutions of such Subsidiary’s board of directors or managers, as applicable, approving and authorizing the execution, delivery and performance of the Transaction Documents to which such Subsidiary is a party and the transactions to be consummated in connection therewith, each certified by such Subsidiary’s secretary or an assistant secretary as being in full force and effect without any modification or amendment; (g) receipt by Agent of signature and incumbency certificates of the officers of each such Subsidiary of Borrower executing any of the Transaction Documents, certified by such Subsidiary’s secretary or an assistant secretary as being true, accurate, correct and complete; and (h) receipt by Agent of such other certificates, documents and agreements respecting such Subsidiary as Agent may reasonably request.

“Late Payment Fee Rate” shall mean 4% per annum.

“Lenders” means Capital One, National Association, the other Lenders named on the signature pages of this Agreement, a Lender joined to this Agreement and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

“Liquidation Proceeds” means, with respect to a Receivable with respect to which the related Underlying Collateral has been foreclosed upon by Servicer, all amounts realized with respect to such Receivable net of (i) reasonable expenses of Servicer incurred in connection with the collection, repossession, foreclosure and/or disposition of the related Underlying Collateral and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Liquidity” means, at any particular time, an amount equal to the sum of (i) cash, (ii) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States or any agency thereof, (iii) certificates of deposit with maturities of one hundred eighty (180) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase obligations of any commercial bank satisfying the requirements of clause (iii) of this definition, (v) commercial paper of a domestic issuer rated at least A-1 or better by S&P or P-1 or better by Moody’s and in either case maturing within ninety (90) days after the date of acquisition, (vi) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, and such securities of such state commonwealth, territory, political subdivision or taxing authority, as the case may be, are rated at least A by S&P or A by Moody’s, (vii) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (iii) of this definition, (viii) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (ii) through (vii) of this definition, (ix) securities with maturities greater than ninety (90) days from the date of acquisition issued or fully guaranteed by the United States, any agency thereof, any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, and such securities of such state commonwealth, territory, political subdivision or taxing authority, as the case may be, are rated at least AAA by S&P or AAA by Moody’s, all as determined in accordance with GAAP or (x) unrestricted marketable securities currently traded on a national exchange.

“Loan” means each loan advanced by any Lender to Borrower on a Borrowing Date pursuant to Article II.

“Loans Outstanding” means the sum of the principal amounts of Loans, reduced from time to time by Collections received and distributed as repayment of principal amounts of Loans outstanding and any other amounts received by Lenders to repay the principal amounts of Loans outstanding pursuant to Section 2.13 or otherwise; provided, however, that the principal amounts of Loans outstanding shall not be reduced by any Collections or other amounts if at any time such Collections or other amounts are rescinded or must be returned for any reason.

“LTV” means, with respect to each Receivable, the percentage equivalent of the quotient obtained by dividing (i) the Outstanding Balance of such Receivable by (ii) the “as is” market value of the Underlying Collateral, as determined pursuant to an appraisal in form and substance reasonably acceptable to the Agent.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrower, Guarantor or Servicer, (b) Borrower’s or Guarantor’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement and the Guaranty, (c) the Pledged Assets or Agent’s Liens, on behalf of itself and Lenders, on the Pledged Assets or the priority of such Liens, (d) Agent’s or any Lender’s rights and remedies under this Agreement and the other Transaction Documents, or (e) the ability of Servicer to perform its Obligations under this Agreement and the other Transaction Documents.

“Monthly Remittance Report” means a report, in substantially the form of Exhibit C, furnished by Servicer to Agent for Lenders pursuant to Section 6.11(b).

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Mortgage Loan Receivable” means the right to all repayments and other payments in respect of any and all advances extended from time to time before, on or after this Agreement by Borrower, Servicer or Seller under a Mortgage Note that are owing to Borrower (or owing to Borrower and owing to a participant (or participants) under a Participation Agreement whose interests in such right to repayment are pari passu with, or subordinated to, Borrower’s interests therein; provided, that Borrower and Servicer have exclusive control over the enforcement and/or waiver of the Mortgage Loan Receivable and any rights under or terms of the related Contract and any related agreements, documents or instruments, subject to Participant Voting Rights) by the related Obligor, all other rights against such Obligor under such Mortgage Note (including, without limitation, all rights with respect to the payment of principal, interest, fees, prepayment fees, default interest and other amounts under such Mortgage Note) and all rights of a secured party (as such term is defined in the UCC) with respect to the unpaid balance of any amounts payable under such Mortgage Note, including, without limitation all proceeds of the foregoing and all enforcement rights in respect thereof.

“Mortgage Note” means, collectively a “Mortgage Note” and a related “Mortgage” or “Deed of Trust”, as applicable, each, in a form reasonably satisfactory to Agent, pursuant to which Seller or Borrower, as applicable, makes a loan to an Obligor secured by real estate, together with all schedules, supplements and amendments thereto and each other document and instrument related to such Mortgage Note.  Mortgage Note shall also be deemed to include repurchase agreements or other similar agreements whereby Borrower holds a Mortgage or Deed of Trust and ancillary documents, as applicable and in form and substance reasonably acceptable to Agent, and pursuant to which an Obligor has the obligation to repurchase such Mortgage or Deed of Trust.

“Net Worth” means, for any Person on the date of determination, an amount equal to all assets of such Person minus such Person’s liabilities, in each case as determined by GAAP.

“Non-Consenting Lender” has the meaning assigned to that term in Section 10.01(c).

“Non-Recourse Debt” means Debt in respect of which recourse for payment is contractually limited to specific assets encumbered by a lien securing such Debt.

“Note” has the meaning assigned to that term in Section 2.11.

“Notice of Borrowing” has the meaning assigned to that term in Section 2.02(c) hereof.

“Notice of Pledge” has the meaning assigned to that term in the Custodial Agreement.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of Borrower to any Lender or Agent arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Loans, indemnifications and other amounts due or to become due by Borrower to any Lender or Agent under this Agreement and/or any other

Transaction Document, including, without limitation, interest, fees and other obligations that accrue after the commencement of a bankruptcy or insolvency proceeding (in each case whether or not allowed as a claim in such proceeding).

“Obligor” means each Person obligated to make payments under a Contract, which may include affiliates of such Person.

“Obligor Financing Statement” means a UCC financing statement, in a form satisfactory to Agent, filed by Seller or Borrower against an Obligor under a Contract.

“OFAC” has the meaning assigned to that term in Section 4.01(aa).

“Officer’s Certificate” means a certificate signed by a Responsible Officer of Servicer or Borrower, as applicable, in form and substance acceptable to Agent.

“Operating Account” means account number 7047759476 at Agent’s Bank in the name of Borrower that is subject to a Deposit Account Control Agreement; provided, that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of Borrower and Borrower shall be solely liable for any taxes payable with respect to the Operating Account.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable to Agent, which opinion, if such opinion or a copy thereof is required by the provisions of this Agreement or any other Transaction Document to be delivered to Agent or any Lender, is acceptable in form and substance to Agent, provided that in the sole discretion of Agent, on a case by case basis, an Opinion of Counsel may be an internal counsel opinion.

“Other Conveyed Property” means, with respect to any Mortgage Loan Receivable, all of Borrower’s right, title and interest in, to and under (i) all monies at any time received or receivable with respect to such Mortgage Loan Receivable (if such Mortgage Loan Receivable was transferred to Borrower, after the date such Receivable was transferred to Borrower under an Assignment), (ii) any and all agreements, documents, certificates and instruments evidencing Borrower’s security interest or other interest in the related Underlying Collateral, including, without limitation, any mortgage, (iii) the security interest in the Underlying Collateral related to such Receivable granted by the related Obligor to (A) Seller or under the related Contract and conveyed by Seller to Borrower prior to the date hereof under an Assignment or (B) to Borrower (if Borrower originated the Mortgage Loan Receivable), (iv) the Obligor Financing Statement related to such Mortgage Loan Receivable, (v) any Insurance Policy and any proceeds from such Insurance Policy relating to such Mortgage Loan Receivable, including rebates of premiums not otherwise due to an Obligor, (vi) the related Contract and all of the rights (but none of the obligations) thereunder, and all other items required to be contained in the related Receivable File, any and all other documents or electronic records that Borrower keeps on file in accordance with its customary procedures relating to such Receivable, the related Underlying Collateral, or the related Obligor, (vii) all property (including the right to receive future Liquidation Proceeds) that secures such Receivable and that has been acquired by or on behalf of Borrower pursuant to the liquidation of such Receivable, (viii) all rights under any hedging agreements entered into with respect to such Receivable, (ix) all of rights of Borrower under the Assignment, and (x) all present and future rights, claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds and investments of any kind and nature in respect of any of the foregoing.

“Outstanding Balance” means with respect to a Receivable as of any date of determination, an amount equal to (i) (A) the outstanding principal balance (without giving effect to Collections referred to in clause (ii) below) of any advances or loans made to the related Obligor pursuant to the related Contract as of such date of determination, together with any interest and fees on such Receivable if, as and when capitalized, minus (B) the aggregate outstanding balance of such advances, loans or purchase price owing to any participant (or participants), minus (ii) the aggregate amount of all Collections with respect to the principal portion of such Receivable received by Seller, Servicer or Borrower.

“Overdue Payment” means, with respect to a Remittance Period, all payments due in a prior Remittance Period that Servicer receives from or on behalf of an Obligor during such Remittance Period, including any Servicing Charges.

“Participant Voting Rights” means, with respect to any Contract, the prior written consent of a participant with respect to a Receivable required pursuant to the terms of the applicable co-lending or participation agreement, in the event of any of the following proposed actions:  (i) to postpone the scheduled date of, or reduce, waive or otherwise modify the payment of principal or interest, if applicable, or any other amount under the applicable Contract, or waive any monetary default thereunder, (ii) except in the ordinary course of business and except where the collateral is replaced with reasonably equivalent collateral, to release, subordinate or substitute any part of the Underlying Collateral, (iii) to consent to the assignment or transfer by, or release of, (A) any Obligor of any of its rights and obligations under the applicable Contract or related documents or (B) any guarantor of such obligations, or (iv) to change the maturity date under the terms of the applicable Contract.

“Participation Agreement” means the Participation Agreement, in a form approved in writing by Agent, between Borrower and a participant, which provides that, among other things, such participant shall have no recourse against Borrower for any reason other than Borrower’s failure to forward to such participant amounts received by Borrower which Borrower is required to so forward or other failures of Borrower to abide by the terms of the Participation Agreement, as such Participation Agreement may from time to time be amended, restated, supplemented and/or otherwise modified with the written consent of Agent (which consent shall not be unreasonably withheld) and otherwise in accordance with the terms hereof.

“Permitted Liens” means (i) liens in favor of Agent, for the benefit of Lenders, granted pursuant to the Transaction Documents; (ii) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings, provided, that appropriate reserves shall have been established with respect to any such taxes either not yet due or being contested in good faith and by appropriate proceedings; (iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings, provided, that appropriate reserves shall have been established with respect to any such liens; (iv) easements, zoning restrictions, rights-

of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property; and (v) with respect to Underlying Collateral, liens or encumbrances that are subordinate to the liens and encumbrances granted in favor of the Borrower (provided that liens or encumbrances on any Pledged Receivable other than those in favor of Agent on behalf of Lenders, even if subordinate, are not considered Permitted Liens) or are otherwise disclosed in writing in the Title Policy and approved in writing by Agent.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Pledge” means the pledge of any Pledged Asset pursuant to Article II.

“Pledged Assets” has the meaning assigned to that term in Section 2.10.

“Pledged Receivables” has the meaning assigned to that term in Section 2.10(a).

“Proposed Change” has the meaning assigned to that term in Section 10.01(c).

“Reasonable Credit Judgment” means a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured first lien lender) business judgment.

“Receivable” means a Mortgage Loan Receivable.

“Receivable File” means with respect to each Receivable:

(i)                                     in each case, to the extent applicable, original, executed copies of the related (A) promissory note, if any, together with a fully executed Allonge attached thereto, or chattel paper, if any, (B) security agreement, (C) repurchase agreement and related trust receipt, (D) Insurance Certificate (including, without limitation, evidence of flood insurance coverage, if required) that identifies the insurance then in effect, to the extent any Insurance Certificate exists for such Receivable, (E) a copy of the related Obligor Financing Statement (all of the foregoing items to be in form and substance reasonably satisfactory to Agent) (together with evidence of transmittal of such Obligor Financing Statement to a title insurance company (or authorized title agent) for recordation or directly for recordation in accordance with applicable laws to the appropriate recording office and, promptly upon Borrower’s receipt of the recorded Obligor Financing Statement in the appropriate recording office (and in any event within three (3) Business Days of such receipt and no later than forty five (45) days after the related Receivable becomes a Pledged Asset hereunder) and (F) a copy of any UCC-3 partial release or termination filing needed so that Agent, for the benefit of Lenders, receives a first priority perfected security interest (subject only to Permitted Liens) in such Receivable (together with evidence of transmittal of such UCC-3 to a title insurance company (or authorized title agent) for recordation or directly for recordation in accordance with applicable laws to the appropriate recording office and, promptly upon Borrower’s receipt of the recorded UCC-3 in the appropriate recording office (and in any event within three (3) Business Days of such receipt and no later than forty five (45) days after the related Receivable becomes a Pledged Asset hereunder) (all of the foregoing items to be in form and substance reasonably satisfactory to Agent);

(ii)                                  in each case, to the extent applicable, the original, executed copy of the related Contract (together with any and all amendments thereto and any and all related participation agreements and any agreements, documents and instruments related thereto and in the case of the related Mortgage Note an allonge attached thereto) and original, executed copies of the related (A) guaranty agreements, (B) resolutions, (C) affidavit for judgment by confession, (D) automatic payment plan authorization form, (E) mortgage (together with evidence of transmittal of such mortgage to a title insurance company (or authorized title agent) for recordation or directly for recordation in accordance with applicable laws to the appropriate recording office and, promptly upon Borrower’s receipt of the recorded mortgage in the appropriate recording office (and in any event within three (3) Business Days of such receipt and no later than (i) one hundred and eighty (180) days after the related Receivable becomes a Pledged Asset hereunder if the real estate comprising the Underlying Collateral is not located in the State of New York and (ii) two hundred and seventy (270) days after the related Receivable becomes a Pledged Asset hereunder if the real estate comprising the Underlying Collateral is located in the State of New York), a copy of such recorded mortgage and evidence that all related mortgage tax has been paid), (F) assignments of mortgage from Seller to Borrower and collateral assignments of mortgage from Borrower to Agent (in each case, together with evidence of transmittal of such assignments of mortgage to the appropriate recording office and, promptly upon Borrower’s receipt of the recorded assignment of mortgage in the appropriate recording office (and in any event within three (3) Business Days of such receipt and no later than (i) one hundred and eighty (180) days after the related Receivable becomes a Pledged Asset hereunder if the real estate comprising the Underlying Collateral is not located in the State of New York and (ii) two hundred and seventy (270) days after the related Receivable becomes a Pledged Asset hereunder if the real estate comprising the Underlying Collateral is located in the State of New York), a copy of such recorded assignment of mortgage and evidence that all related mortgage tax has been paid), (G) a Title Policy, (H) a hazard insurance policy and all riders thereto, (I) a Phase I and, if relevant, Phase II environmental survey, (J) the assignment of leases and rents relative to such real estate, if applicable, with evidence of recording thereon, (K) certificate with respect to flood hazard determination and (L) a copy of the related UCC financing statement (together with evidence of transmittal of such UCC financing statement to a title insurance company (or authorized title agent) for recordation or directly for recordation in accordance with applicable laws to the appropriate recording office and, promptly upon Borrower’s receipt of the recorded UCC financing statement in the appropriate recording office (and in any event within three (3) Business Days of such receipt and no later than forty five

(45) days after the related Receivable becomes a Pledged Asset hereunder) (all of the foregoing items to be in form and substance reasonably satisfactory to Agent).

“Receivables Schedule” has the meaning assigned to that term in the Custodial Agreement.

“Records” means all documents, books, records and other information (including, without limitation, tapes, disks and related property and rights) maintained with respect to Receivables and the related Obligors which Borrower has itself generated, in which Borrower has acquired an interest pursuant to the Assignments or in which Borrower has otherwise obtained an interest.

“Recoveries” means, for any Remittance Period during which, or any Remittance Period after the date on which, any Receivable becomes a Defaulted Receivable and with respect to such Defaulted Receivable, all payments that Servicer received from or on behalf of the related Obligor during such Remittance Period in respect of such Defaulted Receivable or from the liquidation or re-leasing of the related Underlying Collateral, including but not limited to Scheduled Payments, Overdue Payments, Guaranty Amounts and Insurance Proceeds.

“Regulatory Event” shall mean an order by a regulatory body that the activities of Lenders or Agent contemplated hereby be terminated.

“REIT” means a Person satisfying the conditions and limitations set forth in Section 856(b) and 856(c) of the Code which are necessary to qualify such Person as a “real estate investment trust,” as defined in Section 856(a) of the Code.

“Related Security” means with respect to any Receivable:

(i)                                     any and all security interests or liens and property subject thereto from time to time securing or purporting to secure payment of such Receivable;

(ii)                                  all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable; and

(iii)                               all proceeds of the foregoing.

“Remittance Date” means the first day of each month beginning July, 2011, or, if such date is not a Business Day, the next succeeding Business Day; provided, that the final Remittance Date shall occur on the Collection Date.

“Remittance Period” means, (i) as to the initial Remittance Date, the period beginning on, and including, the date of this Agreement and ending on, and including, the last day of June, 2011 (or such other dates as Agent and Borrower may agree) and (ii) as to any subsequent Remittance Date, the period beginning on, and including, the first day of the most recently ended calendar month and ending on, and including, the last day of the most recently ended calendar month; provided, that the final Remittance Period shall begin on, and include, the first day of the then current calendar month and shall end on the Collection Date.

“Requisite Lenders” means Lenders having (a) more than 66 2/3% of the Commitment Percentages of all Lenders, or (b) if the commitments to provide Loans under this Agreement have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans.

“Responsible Officer” means (i) with respect to Borrower, Guarantor or Servicer (if an Affiliate of Borrower), the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, an Executive Vice President, a Senior Vice President, or the Controller of such Person, and (ii) with respect to Servicer (if not an Affiliate of Borrower), any officer of Servicer which has direct responsibility for the administration of this Agreement.

“Restricted Payment” means, with respect to any Person (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the equity interest of such Person; (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person’s equity interests or any other payment or distribution made in respect thereof, either directly or indirectly; (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any subordinated debt; (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of such Person now or hereafter outstanding; (v) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person’s equity interests or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (vii) any payment, loan, contribution, or other transfer of funds or other property to any equity holder of such Person other than payment of compensation in the ordinary course of business to equity holders who are employees of such Person; and (viii) any payment of management fees (or other fees of a similar nature) by such Person to any equity holder of such Person or its Affiliates.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (or its successors in interest).

“Scheduled Payments” means, with respect to any Receivable, the periodic payments payable under the terms of the related Contract.

“Seller” means BRT.

“Servicer” means at any time the Person then authorized, pursuant to Section 6.01, to service, administer and collect Pledged Receivables, including, under the circumstance described in Section 6.14, any Backup Servicer.

“Servicer Advance” has the meaning assigned to such term in Section 6.20.

“Servicer Default” means the occurrence of any of the following events:

(i)                                     the failure of Servicer to deliver any payments, collections or proceeds which it is obligated to deliver under the terms hereof or of any other Transaction Document at the times it is obligated to make such deliveries under the terms hereof or of any other Transaction Document and such failure shall remain unremedied for two (2) Business Days after Servicer first has Actual Knowledge of such failure, or is notified by any Lender, Agent, Custodian or any other Person, of such failure;

(ii)                                  the failure of Servicer to (A) deliver any reports which it is obligated to deliver under the terms hereof or of any other Transaction Document at the times it is obligated to deliver such reports under the terms hereof or (B) satisfy any of its other reporting, certification, notification or documentation requirements under the terms hereof of any other Transaction Document and, (I) in the case of the delivery of a Daily Remittance Report, such failure shall remain unremedied for two (2) Business Days after Servicer first has Actual Knowledge of such failure, or is notified by any Lender, Agent, Custodian or any other Person, of such failure, and (II) in the case of the delivery of any other report, such failure shall remain unremedied for three (3) Business Days after Servicer first has Actual Knowledge of such failure, or is notified by any Lender, Agent, Custodian or any other Person, of such failure;

(iii)                               the failure of Servicer to observe or perform any material term, covenant or agreement hereunder or under any other Transaction Document (other than those described in clauses (i) and (ii) above) and such failure (A) could have a material and adverse effect upon the rights and interests of Agent and/or Lenders hereunder or in connection with the Receivables and (B) shall remain unremedied for fifteen (15) days after Servicer first has Actual Knowledge of such failure, or is notified by Lenders, Agent, Custodian or any other Person, of such failure;

(iv)                              Servicer assigns any of its duties or obligations hereunder;

(v)                                 any representation, warranty or statement of Servicer made herein or in any other Transaction Document shall prove to be incorrect in any material respect;

(vi)                              the occurrence of an Event of Default;

(vii)                           (A) the occurrence of any litigation, investigation or proceeding before any court, arbitrator or governmental authority, against Servicer seeking damages or claiming an amount, which is reasonably likely to impair the ability of Servicer to perform its obligations hereunder and under the Transaction Documents, or (B) the entry of one or more judgments or decrees (which judgments or decrees are not fully covered by insurance policies as to which liability has been accepted by the insurance carriers), against Servicer involving, in the aggregate, a liability of greater than $500,000, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or bonded pending appeal, nor shall any action be legally taken by a judgment creditor to attach or levy upon any assets of Servicer to enforce any such judgment;

(viii)                        the occurrence of a Change of Control with respect to Servicer; (unless Backup Servicer has become Servicer hereunder); or

(ix)                                the occurrence of any Bankruptcy Event in respect of Servicer.

“Servicing Agreement” means that certain Servicing and Asset Management Agreement between Servicer and Borrower, dated as of June 22, 2011, as permissibly amended, restated, supplemented or otherwise modified from time to time.

“Servicing Charges” means the sum of (i) all late payment charges paid by Obligors under Contracts after payment in full of any Scheduled Payments due in a prior Remittance Period and Scheduled Payments for the related Remittance Period, (ii) any other incidental charges or fees received from an Obligor, including, but not limited to, late fees, collection fees and bounced check charges and (iii) any breakage fees or prepayment penalties received from an Obligor.  For the avoidance of doubt, origination or commitment fees related to Pledged Receivables do not constitute Servicing Charges.

“Servicing Fee” means $10,000 per annum.

“Specified Laws” means (i) Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

“Standby Backup Servicer’s Fee” means the fees and amounts to be paid to Backup Servicer before Backup Servicer has become successor Servicer under this Agreement, as agreed between Agent and Backup Servicer.

“State” means one of the fifty states of the United States or the District of Columbia.

“Subordinated Debt” means those Junior Subordinated Notes, in the original principal amount of $58,300,000, issued pursuant to that certain Junior Subordinated Indenture, dated as of May 26, 2009, by and between BRT Realty Trust and The Bank of New York Mellon, as Trustee, as in effect on the date hereof.

“Subsequent Borrowing” means a Borrowing which occurs on a Subsequent Borrowing Date.

“Subsequent Borrowing Date” means each Business Day occurring after the initial Borrowing Date on which Borrower determines to request an additional Borrowing from Lenders.

“Subsidiary” of a Person means any Person more than fifty percent (50.00%) of the outstanding ownership interests having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Term Out Period” has the meaning assigned to such term in Section 2.14.

“Title Policy” means an ALTA Loan Policy of Title Insurance Form, either as adopted on October 17, 1992 or June 17, 2006 (or any comparable form used by institutional lenders) and all riders thereto, which has been endorsed to Borrower.

“Transaction Documents” means this Agreement, the Notes, the Joinder Agreements, if any, the Guaranty, the Deposit Account Control Agreements, if any, the Custodial Agreement, the Assignments, if any, all other agreements, instruments, documents and certificates now or hereafter executed by or on behalf of Borrower or Guarantor and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby.  Any reference in this Agreement or any other Transaction Document to a Transaction Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Transaction Document as the same may be in effect at any and all times such reference becomes operative.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Underlying Collateral” means real estate or other collateral serving as collateral for a loan to an Obligor, under a Contract.

“Underwriting Guidelines” means the underwriting guidelines, policies and procedures of Borrower delivered to Agent on or before the date hereof, as the same may be modified and amended from time to time with the prior written consent of Agent.

“United States” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“USA PATRIOT Act” has the meaning assigned to that term in Section 4.01(aa).

SECTION 1.02                                            Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.03                                            Computation of Time Periods, Etc.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  Any approval or consent of Agent or any Lender required hereunder shall be given or withheld by Agent or such Lender in its sole discretion, unless otherwise specifically required pursuant to the terms of this Agreement. All references in this Agreement or any other Transaction Document to this Agreement, any other Transaction Document or any other agreement or document shall include any amendment, supplement or other modification hereto or thereto made in accordance with this Agreement.

ARTICLE 2.

THE RECEIVABLES FACILITY

SECTION 2.01                                            Borrowings.  On the terms and conditions hereinafter set forth and set forth in the Notes, if any, each Lender shall make loans (“Loans”) to Borrower in an amount equal to such Lender’s Commitment Percentage of the Loans secured by Pledged Assets from time to time during the period from the date of this Agreement until the earlier of the Early Amortization Commencement Date or the Commitment End Date.  The obligations of each Lender hereunder shall be several and not joint.  Under no circumstances shall Lenders make any Loan if (a) the principal amount of such Loan is less than $1,000,000 or (b) after giving effect to the Borrowing of such Loan, either (i) an Early Amortization Event has occurred and is continuing or (ii) the aggregate Facility Amount would exceed the lesser of the Borrowing Limit and the Borrowing Base at such time.

SECTION 2.02                                            The Initial Borrowing and Subsequent Borrowings.

(a)                                  Until the occurrence of the earlier of the Early Amortization Commencement Date and the Commitment End Date, each Lender will make Loans at the request of Borrower, subject to and in accordance with the terms and conditions of Section 2.01 and this Section 2.02 and subject to the provisions of Article III hereof.

(b)                                 No later than fifteen (15) Business Days before the related Borrowing Date or the date on which Borrower would like to Pledge such Receivable hereunder, Borrower shall deliver to Agent copies of the documents in the Receivables File related to a Receivable which Borrower would like to Pledge to Agent hereunder.  No later than three (3) Business Days before the related Borrowing Date, Agent shall indicate whether such Receivable would constitute an Eligible Receivable as of such date; provided that Agent’s failure to deliver an indication by such date shall be deemed an indication that such Receivable is not an Eligible Receivable.  It is expressly agreed and acknowledged that Agent and Lenders are providing the Loans on the basis of all representations and warranties made by Borrower and Servicer hereunder and under the other Transaction Documents and on the completeness and accuracy of the information contained in the applicable Receivables File, and any incompleteness or inaccuracies in the related Receivables File will only be acceptable to Agent and Lenders if disclosed in writing to Agent by Borrower in advance of the related date on which the Notice of Borrowing is due, and then only if Agent opts to accept such Receivable as part of the Borrowing Base notwithstanding such incompleteness and inaccuracies.

(c)                                  (i)                                     Each Borrowing shall be made upon irrevocable written notice from Borrower to Agent (any such written notice, a “Notice of Borrowing”), provided that, unless otherwise agreed by Agent and Lenders, such Notice of Borrowing is received by Agent no later than 3:00 P.M. (New York City time) on the date that is two (2) Business Days prior to the related Borrowing Date and Agent has previously indicated that the related Receivable, if any, would constitute an Eligible Receivable as provided in clause (b) above.  Each such Notice of Borrowing shall be accompanied by a Borrowing Base Certificate as of the Business Day immediately preceding the date of such Notice of Borrowing and shall specify in detail (A) the aggregate amount of such Borrowing and the calculations supporting such Borrowing, (B) the date of such Borrowing and the Fixed Period requested with respect to such Borrowing and (C) the Eligible Receivables to be Pledged in connection with such Borrowing (and upon such Borrowing, such Mortgage Loan Receivables shall be Pledged Receivables hereunder).  On the date of each such Borrowing, each Lender shall, upon satisfaction of the applicable conditions set forth in this Article II and Article III, make available to Borrower on the applicable Borrowing Date, no later than 3:00 P.M. (New York City time) on such Borrowing Date, in same day funds, such Lender’s Commitment Percentage of the amount of such Borrowing (net of amounts payable to or for the benefit of such Lender), by payment into the Operating Account.  For the avoidance of doubt, Lenders, unless consented to in writing by Agent in its sole discretion and pursuant to terms and advance rates as agreed between Borrower and Agent, shall not make any Loans under this Agreement with respect to Pledged Receivables that are not Eligible Receivables.

(ii)                                  Each Notice of Borrowing delivered to Agent pursuant to this Section 2.02(c) shall be accompanied by a copy of the Notice of Pledge (and the Receivables Schedule attached thereto), if any, which was sent to Custodian pursuant to the terms of the Custodial Agreement in connection with the pledge, if any, of Eligible Receivables to be made in connection therewith.

(iii)                               Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing or similar notice purporting to have been sent to Agent by the proper party or parties.  Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

(d)                                 The proceeds of the Loans will be used by Borrower solely (i) to purchase Eligible Receivables under an Assignment, (ii) to originate Eligible Receivables or (iii) for general corporate purposes not violating the provisions of this Agreement.

(e)                                  Borrower shall pay interest to Agent, for the ratable benefit of Lenders on the Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at a rate per annum equal to: the greater of (i) the Interest Rate Floor and (ii) (A) so long as a Eurodollar Disruption Event has not occurred and is continuing, then the Adjusted Eurodollar Rate plus the Adjusted Eurodollar Rate Margin or (B) during the pendency of a Eurodollar Disruption Event, then the Base Rate plus two percent (2%) per annum

(f)                                    All computations of Fees calculated on a per annum basis and Interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Interest and Fees are payable.  Each determination by Agent of an Interest Rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

(g)                                 Notwithstanding anything to the contrary set forth in this Agreement, if a court of competent jurisdiction determines in a final order that the rate of interest payable under this Agreement exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

(h)                                 Subject to payment of Breakage Fees and the other terms, conditions, provisions and limitations set forth herein, Borrower may borrow, repay or prepay and reborrow Loans, on and after the date of this Agreement and prior to the earlier to occur of the Commitment End Date and the Early Amortization Commencement Date.

(i)                                     Determinations by Agent or any Lender of the existence of any Eurodollar Disruption Event (any such determination to be communicated to Borrower by written notice from Agent promptly after Agent learns of such event), or of the effect of any Eurodollar Disruption Event on its making or maintaining Loans at the Adjusted Eurodollar Rate, shall be conclusive absent manifest error.

SECTION 2.03                                            Facility Maturity Date.  Any Loans outstanding on the Facility Maturity Date shall mature on such date.  On the Facility Maturity Date, the outstanding principal of all outstanding Loans, if any, and all Interest and all Fees accrued thereon and all other Obligations shall be immediately due and payable (and Borrower shall pay all such amounts immediately).

SECTION 2.04                                            Fixed Periods.  The initial Fixed Period applicable to any new Loan shall commence on, and include, the applicable Borrowing Date, and shall terminate on, and include, the date which is 30, 60 or 90 days thereafter, as selected by Borrower pursuant hereto, and each subsequent Fixed Period applicable to such Loan shall commence on, and include, the first day of the next Fixed Period and shall terminate on, and include, the last day of the next Fixed Period.  All outstanding Loans allocated to one or more initial Fixed Periods maturing on the same date shall be combined and allocated to a single Fixed Period at the end of such initial Fixed Periods.  Any Fixed Period which commences before the Early Amortization Commencement Date and would otherwise end on a date occurring after the Early Amortization Commencement Date shall end on the Early Amortization Commencement Date.  On and after the Early Amortization Commencement Date, Agent shall have the right to allocate outstanding Loans, if any, to Fixed Periods of such duration as shall be selected by Agent.  Notwithstanding the foregoing, there shall not be outstanding at any one time more than three (3) Fixed Periods.

SECTION 2.05                                            Remittance Procedures.

(a)                                  Payments.  Unless otherwise provided in this Agreement, Borrower shall pay on each Remittance Date all fees, costs and expenses outstanding on such Remittance Date.

After an Activation Event, Servicer shall, and if Servicer fails to do so, Agent may, at any time, direct Agent’s Bank to, transfer collected funds held by Agent’s Bank in the Operating Account as Agent may direct from time to time.  Agent agrees and acknowledges that it shall not deliver a Notice of Exclusive Control (as defined in the Deposit Account Control Agreement) with respect to the Operating Account unless and until an Event of Default has occurred.

(b)                                 Borrower Deficiency Payments.  Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, if, on any day prior to the Collection Date, the Facility Amount shall exceed the Borrowing Limit, then Borrower shall either (i) remit to Agent a payment (to be applied by Agent to repay Loans selected by Agent, in its sole discretion), in such amount as may be necessary to reduce the Facility Amount to an amount less than or equal to the Borrowing Limit or (ii) pledge and grant a security interest to Agent for the benefit of Lenders in additional Pledged Receivables which would constitute Eligible Receivables sufficient to eliminate such excess, in each case, no later than two Business Days after Borrower first has Actual Knowledge of such excess or is notified by any Lender, Agent, Custodian or any other Person of such excess.  Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, if, on any day prior to the Collection Date, the Facility Amount shall exceed the Borrowing Base, then Borrower shall either (i) remit to Agent a payment (to be applied by Agent to repay Loans selected by Agent, in its sole discretion), in such amount as may be necessary to reduce the Facility Amount to an amount less than or equal to the Borrowing Base or (ii) Pledge additional Eligible Receivables hereunder in such amount as may be necessary to increase the Borrowing Base to an amount equal to or greater than the Facility Amount, in each case, no later than two Business Days after Borrower first has Actual Knowledge of such excess or is notified by any Lender, Agent, Custodian or any other Person of such excess.

(c)                                  Instructions to Agent’s Bank.  All instructions and directions given to Agent’s Bank by Servicer, Borrower or Agent pursuant to this Section 2.05 shall be in writing (including instructions and directions transmitted to Agent’s Bank by telecopy), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of this Section 2.05.  Servicer and Borrower shall immediately transmit to Agent by telecopy a copy of all instructions and directions given to Agent’s Bank by such party pursuant to this Section 2.05.  Agent shall immediately transmit to Servicer and Borrower by telecopy a copy of all instructions and directions given to Agent’s Bank by Agent, pursuant to this Section 2.05.

SECTION 2.06                                            Payments and Default Funding Rate, Etc.

(a)                                  All amounts to be paid or deposited by Borrower or Servicer hereunder or under the Notes, if any, shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York City time) on the day when due in lawful money of the United States in immediately available funds such account as is designated by Agent.  If any amount to be paid or deposited by Borrower or Servicer hereunder or under the Notes is not paid when due (other than if such amounts are due solely as a result of the acceleration of the Loans under Section 7 of this Agreement), such overdue amount shall accrue additional interest at a rate equal to the Late Payment Fee Rate, which amounts shall be payable on demand.  Following the occurrence and during the continuance of an Event of Default, Borrower shall, to the extent permitted by law, pay to Agent interest on all Obligations at the Default Funding Rate, payable on demand.  Such interest shall be for the account of, and distributed by Agent to, Lenders.  Any Obligation hereunder shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or returned by Lender to Borrower or any other Person for any reason.

(b)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest or any Fee payable hereunder, as the case may be; provided, however, that with respect to the calculation of Interest, such extension of time shall not be included in more than one Fixed Period.

SECTION 2.07                                            Fees.  Borrower shall pay Agent (a), for the benefit of Lenders, on each of the Closing Date and the first and second anniversary thereof, an amount equal to (i) 0.33% times (ii) the Borrowing Limit, (b), for the benefit of Lenders, on the date on which Borrower elects to exercise the Term Out Period, an amount equal to (i) 0.50% times (ii) the outstanding principal balance of the Loans hereunder on such date and (iii) for its own account, $1,500 for each Loan made hereunder payable on the date of such Loan (collectively, the “Fees”).

SECTION 2.08                                            Increased Costs; Capital Adequacy; Taxes.

(a)                                  If, due to either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application of any law or regulation (including, without limitation, any law or regulation resulting in any interest payments paid to a Lender under this Agreement being subject to United States withholding tax) or any guideline of any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Agent, Lender, or any Affiliate, successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Loan (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, Borrower shall, from time to time, promptly after written demand by Agent, on behalf of such Affected Party, pay to Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments.  For the avoidance of doubt, Financial Accounting Standards Board Interpretation No. 46 or any other interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a change in the interpretation, administration or application of a law, regulation or guideline subject to this Section 2.08(a).

(b)                                 If either (i) the introduction of or any change in or in the interpretation, administration or application of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request, from any central bank, any governmental authority or agency or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall promptly pay Agent on behalf of such Affected Party, such additional amounts as will compensate such Affected Party for such reduction.  For the avoidance of doubt, Financial Accounting Standards Board Interpretation No. 46 or any other interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a change in the interpretation, administration or application of a law, guideline, rule or regulation, directive or request subject to this Section 2.08(b).

(c)                                  In determining any amount provided for in this Section 2.08, the Affected Party may use any reasonable averaging and attribution methods.  Agent, on behalf of any Affected Party making a claim under this Section 2.08, shall submit to Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent demonstrable error.

(d)                                 Any and all payments by Borrower under any Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, net income taxes that are imposed by the United States and franchise taxes and net income and/or capital gain taxes that are imposed on such Lender by the state or foreign jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or in which such Lender’s lending office is located or by a jurisdiction as a result of a present, former or future connection with such Lender (other than a connection solely resulting from or attributable to such Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any branch profits tax imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to in this Section 2.08 as “Taxes”).  If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any of the Transaction Documents to any Lender, (i) the sum payable shall be increased by Borrower as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Lender receives an amount equal to the sum such Lender would have received had no such deductions been made, (ii) Borrower shall make such deductions and withholding and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(e)                                  In addition, Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by Borrower under any of the Transaction Documents or from the execution, delivery, filing, recordation or registration of, or otherwise with respect to, any of the Transaction Documents (referred to in this Section 2.08 as “Other Taxes”).

(f)                                    Borrower shall indemnify each Lender for the full amount of Taxes and Other Taxes, and for the full amount of Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08, paid by such Lender and any liability (including penalties, additions to tax, interest and expenses but excluding penalties, additions to tax, interest and expenses caused by the gross negligence or willful misconduct of such Lender) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date the applicable Lender makes written demand therefor.

(g)                                 Within thirty (30) days after the date of any payment of Taxes by or on behalf of Borrower in respect of amounts payable to any Lender, Borrower shall furnish to such Lender, at its address referred to on such Lender’s signature page to this Agreement or otherwise provided to Borrower, the original receipt of payment thereof or a certified copy of such receipt.  In the case of any payment under any Transaction Document by or on behalf of Borrower in respect of amounts payable to Lender through an account or branch outside the United States or on behalf of Borrower by a payor that is not a United States person, if Borrower determines that no Taxes are payable in respect thereof, Borrower shall furnish, or shall cause such payor to furnish, to such Lender, at such address, an opinion of counsel acceptable to such Lender stating that such payment is exempt from Taxes.  For purposes of this subsection (g) and Section 2.08(h), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the IRC.

(h)                                 Each Lender (and any successor or transferee of such Lender) that is a Foreign Lender shall, on or prior to the date of its execution and delivery of this Agreement in the case of a Lender party to this Agreement as at the date hereof, and in the case of any successor or transferee of a Lender after the date hereof as soon as practicable thereafter (and from time to time thereafter if requested in writing by Borrower at the time or times prescribed by law, but only so long thereafter as it remains lawfully able to do so), provide Borrower with Internal Revenue Service form W-8IMY, W-8BEN, W-8ECI and/or such other form as is appropriate, or any successor form(s) prescribed by the Internal Revenue Service, certifying that the beneficial owner of the Loans is exempt from or is entitled to a reduced rate of United States withholding tax on interest payments on the Loans.  Each Lender (and any successor or transferee of such Lender) that is not a Foreign Lender shall, upon the request of Borrower, on or prior to the date of its execution and delivery of this Agreement in the case of a Lender party to this Agreement as at the date hereof, and in the case of any successor or transferee of a Lender after the date hereof as soon as practicable thereafter (and from time to time thereafter if requested in writing by Borrower at the time or times prescribed by law, but only so long thereafter as it remains lawfully able to do so), provide Borrower with Internal Revenue Service form W-9, certifying that such Person is exempt from U.S. backup withholding tax with respect to the Loans.  If the forms provided by such Person at the time it first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until it provides the appropriate forms certifying that a different rate applies, whereupon withholding tax at such different rate shall be considered excluded from Taxes only for periods governed by such forms; provided, however, that, if at the date of the succession or transfer pursuant to which such Person becomes a party to this Agreement, its immediate predecessor was entitled to payments under Section 2.08(d) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term “Taxes” shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the successor/transferee on such date.

(i)                                     For any period with respect to which any Lender has failed to provide Borrower with the appropriate form described in Section 2.08(h) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under Section 2.08(h)), such Lender shall not be entitled to indemnification under Section 2.08(d) or (f) with respect to Taxes imposed by the United States relating to interest payments on the Loans; provided, however, that should such Person become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Person shall reasonably request to assist such Person to recover such Taxes.

SECTION 2.09                                            Collateral Assignment of Agreements.  Borrower hereby collaterally assigns to Agent, for the benefit of Lenders, all of Borrower’s right and title to and interest in, to and under (but not any obligations under) the Assignments, the Contract related to each Pledged Receivable, all other agreements, documents and instruments evidencing, securing or guarantying any Pledged Receivable and all other agreements, documents and instruments related to any of the foregoing (the “Assigned Documents”).  Without limiting any obligation of Servicer hereunder, Borrower confirms and agrees that Agent (or any designee thereof, including, without limitation, Servicer), following an Event of Default or an Early Amortization Event, shall, at its option, have the sole right to enforce Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of Agent, Lenders or any of their respective Affiliates to perform any of the obligations of Borrower under any such Assigned Document.

SECTION 2.10                                            Grant of a Security Interest.  To secure the prompt and complete payment when due of the Obligations and the performance by Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement, Borrower hereby (i) collaterally assigns and pledges to Agent, for its benefit and the benefit of Lenders (and their successors and assigns) and (ii) grants a security interest to Agent, for its benefit and the benefit of Lenders (and their successors and assigns), in all of the following property and assets of Borrower, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the “Pledged Assets”):

(a)                                  all Receivables, including without limitation the Receivables originated by Borrower or purchased by or contributed (or otherwise transferred or pledged pursuant to the terms of an Assignment) to Borrower from time to time, included in or comprising part of the Borrowing Base or otherwise pledged to Agent and not released pursuant to the last paragraph of this Section 2.10 (collectively, the “Pledged Receivables”) and all records, documents, collateral and other property related thereto, all Other Conveyed Property related to the Pledged

Receivables, all Related Security related to the Pledged Receivables, all interest of Borrower in all Underlying Collateral related to the Pledged Receivables (together with all security interests in and insurance proceeds related to such Underlying Collateral and all proceeds from the disposition of such Underlying Collateral, whether by sale to the related Obligors or otherwise), all Collections and other monies due and to become due under the Contracts (or otherwise) related to the Pledged Receivables received on or after the date such Pledged Receivables were purchased by or contributed to (or purportedly purchased by or contributed to) Borrower under an Assignment;

(b)                                 the Assigned Documents, including, in each case, without limitation, all monies due and to become due to Borrower under or in connection therewith;

(c)                                  the Operating Account and all other bank and similar accounts relating to Collections with respect to Pledged Receivables (whether now existing or hereafter established) and all funds held therein, and all investments in and all income from the investment of funds in the Operating Account and such other accounts;

(d)                                 the Records relating to any Pledged Receivables;

(e)                                  all UCC financing statements filed by Borrower against Seller, as the case may be, under or in connection with an Assignment related to the Pledged Receivables;

(f)                                    all Liquidation Proceeds relating to any Pledged Receivables;

(g)                                 all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related to a Pledged Receivable;

(h)                                 all books and records pertaining to the other property described in this Section 2.10;

(i)                                     all property of Borrower held by Agent or any Lender, including all property of every description, in the custody of or in transit to Agent or any Lender for any purpose, including safekeeping, collection or pledge, for the account of Borrower or as to which Borrower may have any right or power, including but not limited to cash, relating to a Pledged Receivable;

(j)                                     all other goods (including but not limited to fixtures) and personal property of Borrower, whether tangible or intangible and wherever located, related to the Pledged Receivables; and

(k)                                  all proceeds of the foregoing property described in clauses (a) through (j) above, including interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then existing Pledged Receivables.

So long as (i) there is no Default or Event of Default occurring or would result therefrom, (ii) Borrower has paid any and all fees and other amounts due as a result thereof (including,

without limitation, Breakage Fees) and (iii) the Facility Amount exceeds the lesser of the Borrowing Limit and the Borrowing Base both before and after giving effect to such release, Borrower may, upon two (2) Business Days’ prior written notice to Agent by Borrower, request the release of a Pledged Receivable from the Collateral.  Upon receipt of such notice, Agent shall promptly release such Pledged Receivable and deliver to Borrower termination statements, mortgage releases and other documents, in form and substance reasonably satisfactory to Agent, necessary or appropriate to evidence the termination of the Liens on such Pledged Receivable.

SECTION 2.11                                            Evidence of Debt.  Each Lender shall maintain an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.  The entries made in such account(s) of each Lender shall be conclusive and binding for all purposes, absent manifest error.  The portion of the Loan made by each Lender shall be evidenced, if so requested by such Lender, by a promissory note executed by Borrower substantially in the form of Exhibit A (a “Note”) in an original principal amount equal to such Lender’s Commitment Percentage of the Borrowing Limit.  Upon notice from any Lender of the loss, theft, or destruction of any Note and upon receipt of an affidavit of lost note and an indemnity satisfactory to Borrower from such Lender, or in the case of mutilation of a Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan account as evidence of the amount of Indebtedness from time to time owing to it.

SECTION 2.12                                            Survival of Representations and Warranties; Repayment Obligations.  It is understood and agreed that the representations and warranties set forth in Section 4.01 and Section 4.02 are made and true and correct on the date of this Agreement, at the time of the initial Borrowing, and on each Subsequent Borrowing Date and on each Remittance Date thereafter.

SECTION 2.13                                            Prepayment; Termination.

(a)                                  Borrower may at any time on one (1) Business Day’s prior written notice by Borrower to Agent prepay the outstanding principal amount of the Loans in whole or in part.  Any such voluntary prepayment must be accompanied by the payment of any Breakage Fees.

(b)                                 If Borrower fails to comply with the Financial Covenants contained in Section 5.02(c) and (d), Borrower shall prepay the Loans no later than two (2) Business Days after Borrower first has Actual Knowledge of such failure, or is notified by Lenders, Agent, Custodian or any other Person, of such failure, such that, after giving effect to such prepayments, Borrower is in compliance with such covenants.

(c)                                  Promptly after the Collection Date has occurred, Lenders and Agent, in accordance with their respective interests, shall re-assign and transfer to Borrower, for no consideration but at the sole expense of Borrower, their respective remaining interests in the Pledged Assets, free and clear of any Adverse Claim resulting solely from an act by Lenders or

Agent but without any other representation or warranty, express or implied, by or recourse against Lenders or Agent.

SECTION 2.14                                            Term Out.  If the Facility Maturity Date is not extended beyond the date that is three (3) years from the date of this Agreement, Borrower, Agent and Lenders agree that, so long as no Early Amortization Event has occurred and is continuing, Borrower may, by irrevocable written notice to Agent no later than sixty (60) days prior to the then existing Facility Maturity Date, request that the payment date for the Obligations be extended for a period of eighteen (18) months from the Facility Maturity Date (the “Term Out Period”); provided that Borrower, Guarantor, Agent and Lenders agree that, immediately upon a Regulatory Event, the Term Out Period shall begin without any further notice or action by the Borrower or any other Person herein.  Following Agent’s receipt of such notice (or upon the occurrence of a Regulatory Event as noted above in this Section 2.14), Borrower shall make quarterly principal payments to Agent for the benefit of Lenders in an amount equal to one-sixth of the outstanding principal amount of Loans as of the first day of the Term Out Period commencing on the quarterly anniversary of the commencement of the Term Out Period and on each quarterly anniversary thereafter.  Borrower shall continue making Interest payments and all other payments of fees and other amounts due under this Agreement in the amounts and on the dates otherwise provided in this Agreement.  If, at any time during the Term Out Period, an Early Amortization Event occurs, the Facility Maturity Date will be deemed to have immediately occurred on the date of such occurrence and the outstanding principal of all outstanding Loans, if any, and all Interest and all Fees accrued thereon and all other Obligations shall be immediately due and payable (and Borrower shall pay all such amounts immediately).  During the Term Out Period, Borrower may not borrow any Loans and neither Agent nor any Lender is required to make any Loans to Borrower.

ARTICLE 3.

CONDITIONS OF LOANS

SECTION 3.01                                            Conditions Precedent to Initial Borrowing.  No Lender shall be obligated to make the initial Loans, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Lenders.

(a)                                  the Fees payable under this Agreement shall have been paid in full and all other acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in compliance with all applicable laws;

(b)                                 all costs and expenses required to be paid under Section 10.08 hereof shall have been paid in full;

(c)                                  Agent shall have satisfactorily completed its due diligence review of Borrower’s, Servicer’s and Seller’s operations, business, financial condition and underwriting, origination and servicing of Eligible Receivables;

(d)                                 Agent shall have received a projected operating budget and cash flow of Borrower on a consolidated basis (including an income statement for each quarter and a balance sheet as at the end of the last month in each fiscal quarter) for the period from the date hereof and to and including the Commitment End Date, such projections to be accompanied by a certificate signed by a Responsible Officer of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared; and

(e)                                  Agent shall have received on or before the date of such Borrowing the items listed in Schedule I hereto, each in form and substance satisfactory to Agent and Lenders.

SECTION 3.02                                            Conditions Precedent to All Borrowings.  Each Borrowing (including the initial Borrowing, except as explicitly set forth below) by Borrower from Lenders shall be subject to the further conditions precedent that:

(a)                                  With respect to any such Borrowing (other than the initial Borrowing), on or prior to the date of such Borrowing, Servicer shall have delivered to Agent, in form and substance satisfactory to Agent, the most recent Monthly Remittance Report required by the terms of Section 6.11(b) and the most recent Daily Remittance Report required by the terms of Section 6.11(c);

(b)                                 On the Borrowing Date of such Borrowing, the following statements shall be true and correct, and Borrower by accepting any amount of such Borrowing shall be deemed to have certified that:

(i)                                     the representations and warranties contained in Section 4.01 are true and correct in all material respects, before and after giving effect to the Borrowing to take place on such Borrowing Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date;

(ii)                                  no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Early Amortization Event or an Event of Default hereunder, or an event that but for notice or lapse of time or both would constitute an Early Amortization Event or an Event of Default;

(iii)                               (A) the principal amount of such Loan being advanced on such Borrowing Date is not less than $1,000,000, and (B) on and as of such Borrowing Date, after giving effect to such Borrowing, the Facility Amount does not exceed the lesser of the Borrowing Limit and the Borrowing Base;

(iv)                              (A) Borrower has delivered to Agent a copy of the Notice of Borrowing and Borrowing Base Certificate and, if applicable, the related Notice of Pledge (together with the attached Receivables Schedule) pursuant to Section 2.02, each appropriately completed and executed by Borrower, (B) by 5:00 P.M. (New York City time) two (2) Business Days prior to such Borrowing Date, Borrower has delivered or caused to have been delivered to Custodian the Notice of Pledge and each item listed in the definition of Receivable File with respect to the Receivables being Pledged hereunder, (C) the Contract related to each Receivable being Pledged hereunder on such Borrowing Date has been duly assigned by Seller to Borrower and duly assigned by Borrower to Agent, (D) by 1:00 P.M. (New York City time) on such Borrowing Date, a Collateral Receipt from Custodian shall have been delivered to Agent confirming that, inter alia, the related Receivable Files conform with the Receivables Schedule delivered to Custodian and Agent pursuant to Section 2.02 and (E) by 12:00 P.M. (New York City time) on such Borrowing Date, a Daily Remittance Report required by Section 6.11(c);

(v)                                 if Borrower has purchased or otherwise received the Receivable from Seller, all terms and conditions of the Assignment required to be satisfied in connection with the assignment of each Receivable being Pledged hereunder on such Borrowing Date (and the Other Conveyed Property and Related Security related thereto), including, without limitation, the perfection of Borrower’s interests therein to the extent required herein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give Agent, for the benefit of Lenders, a first priority perfected security interest (subject only to Permitted Liens) in such Receivables, Related Security and the Other Conveyed Property related thereto and the proceeds thereof shall have been made, taken or performed;

(vi)                              (A) Borrower shall have taken or caused to be taken all steps necessary under all applicable law (including the filing of an Obligor Financing Statement) in order to cause a valid, subsisting and enforceable perfected, first priority security interest (subject only to Permitted Liens) to exist in Borrower’s favor in the Underlying Collateral securing each Receivable being Pledged hereunder on such Borrowing Date, (B) if Borrower has purchased the Receivable from Seller, Seller shall have assigned the perfected, first priority security interest (subject only to Permitted Liens) in the Underlying Collateral referred to in clause (A) above (and all proceeds thereof) to Borrower pursuant to the related Assignment and (C) Borrower shall have assigned the perfected, first priority security interest (subject only to Permitted Liens) in the Underlying Collateral (and the proceeds thereof) referred to in clause (A) above to Agent, for the benefit of Lenders, pursuant to Section 2.10 hereof;

(vii)                           Borrower shall have taken all steps necessary under all applicable law in order to cause to exist in favor of Agent, for the benefit of Lender, a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in Borrower’s interest in the Underlying Collateral related to each Receivable being Pledged hereunder on such Borrowing Date; and

(viii)                        Borrower shall have delivered to Agent an Officer’s Certificate demonstrating pro-forma compliance with the Financial Covenants.

Notwithstanding anything to the contrary set forth in this Agreement, any provision hereof that shall (or be deemed to) require that a mortgage, assignment of mortgage, UCC financing statement or other similar instrument (collectively “Documents to be Recorded”) shall have been duly recorded or filed shall be satisfied by evidence reasonably satisfactory to the Agent of the transmittal of such Documents to be Recorded to a title insurance company (or authorized title agent) for recordation or directly for recordation in accordance with applicable laws to the appropriate recording office; provided that promptly upon Borrower’s receipt of the recorded Documents to be Recorded in the appropriate recording office (and in any event within three (3) Business Days of such receipt and (a), with respect to a UCC financing statement, UCC-3 or similar instrument, no later than forty five (45) days after the related Receivable becomes a Pledged Asset hereunder and (b), with respect to a mortgage, assignment or mortgage or similar instrument, no later than (i) one hundred and eighty (180) days after the related Receivable becomes a Pledged Asset hereunder if the real estate comprising the Underlying Collateral is not located in the State of New York and (ii) two hundred and seventy (270) days after the related Receivable becomes a Pledged Asset hereunder if the real estate comprising the Underlying Collateral is located in the State of New York), Borrower shall forward to Agent the recorded Documents to be Recorded.

(c)                                  No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Loans by any Lender in accordance with the provisions hereof;

(d)                                 Agent shall have confirmed in writing that any new Pledged Receivable would constitute an Eligible Receivable hereunder; and

(e)                                  Agent shall have received on or before the date of such Borrowing each other document, instruments or agreement requested by Agent, each in form and substance satisfactory to Agent and Lenders.

SECTION 3.03                                            Advances Do Not Constitute a Waiver.  No advance of a Loan hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an advance unless such waiver is in writing and executed by Agent.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01                                            Representations and Warranties of Borrower and Guarantor.  Each of Guarantor and Borrower hereby represents and warrants, as of the date of this Agreement, on each Borrowing Date, on each Remittance Date and on the first day of each Fixed Period, as follows:

(a)                                  Each Receivable (i) on which the Lenders have advanced funds hereunder or (ii) is included in the Borrowing Base, in each case, is an Eligible Receivable.

(b)                                 Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Pledged Receivables requires such qualification.  The chief executive office of Borrower is located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021. Borrower’s records regarding the Pledged Receivables (other than those delivered to Custodian) are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021.  Guarantor is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Pledged Receivables requires such qualification.  The chief executive office of Guarantor is located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021.

(c)                                  Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to Agent, for the benefit of Lenders, a first priority perfected security interest (subject only to Permitted Liens) in the Pledged Assets on the terms and conditions of this Agreement.  This Agreement and each of the Transaction Documents to which Borrower is a party constitutes the legal, valid and binding obligation of Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Pledged Receivables, other than such as have been met or obtained.  Guarantor has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party.  This Agreement and each of the Transaction Documents to which Guarantor is a party constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Guarantor of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document, other than such as have been met or obtained.

(d)                                 The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Pledge of the Pledged Assets will not (i) create any Adverse Claim on the Pledged Assets or (ii) violate any provision of any applicable law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or limited liability company agreement or other constituent documents of Borrower or Guarantor or any contract or other agreement to which or Borrower or Guarantor is a party or by which Borrower or Guarantor or any property or assets of Borrower or Guarantor may be bound.

(e)                                  No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of Borrower or Guarantor, threatened in writing against Borrower or Guarantor or any properties of Borrower or Guarantor or with respect to this Agreement, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(f)                                    None of Borrower, Guarantor nor Servicer has suffered any material adverse change to its financial condition or operations since the date of the most recent audited annual financial statements of Borrower, Guarantor or Servicer (respectively).

(g)                                 The grant of the security interest in the Pledged Assets by Borrower to Agent, for the benefit of Lenders pursuant to this Agreement, is in the ordinary course of business for Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.  No such Pledged Assets have been sold, transferred, assigned or pledged by Borrower to any Person, other than the Pledge of such Assets to Agent, for the benefit of Lenders, pursuant to the terms of this Agreement. Each of the Pledged Receivables Pledged to Agent for the benefit of Lenders hereunder, is free and clear of any Adverse Claim, and Agent has acquired, for the benefit of Lenders, a first priority perfected security interest (subject only to Permitted Liens) in the Pledged Assets.

(h)                                 Borrower does not have any Debt, other than (i) Debt incurred under the terms of the Transaction Documents, (ii) Non-Recourse Debt and (iii) Debt approved by Agent in its sole discretion.  Guarantor does not have any Debt other than (i) Debt (not including the Subordinated Debt and the Debt incurred under the terms of the Transaction Documents) at any time outstanding not to exceed five percent (5%) of the Net Worth of Guarantor, (ii) Non-Recourse Debt and (iii) Debt approved by Agent in its sole discretion.

(i)                                     Reserved.

(j)                                     No injunction, writ, restraining order or other order of any nature adversely affects Borrower’s or Guarantor’s performance of its obligations under this Agreement or any Transaction Document to which Borrower or Guarantor is a party.

(k)                                  Each of Borrower and Guarantor has filed on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from

Borrower or Guarantor except for those taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books.  No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge.  Any taxes, fees and other governmental charges payable by Borrower or Guarantor, as applicable, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(l)                                     Each of Borrower’s and Guarantor’s legal name is as set forth in this Agreement; other than as disclosed on Schedule II hereto (as such schedule may be updated from time by Agent upon receipt of a notice delivered to Agent pursuant to Section 6.19), neither Guarantor nor Borrower has changed its name since its formation; neither Guarantor nor Borrower has tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule II hereto (as such schedule may be updated from time by Agent upon receipt of a notice delivered to Agent pursuant to Section 6.19).

(m)                               Each of Guarantor and Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; each of Guarantor and Borrower is paying its debts as they become due; and each of Guarantor and Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(n)                                 As of the date hereof, Borrower has no Subsidiaries other than those listed on Schedule IV.

(o)                                 If Borrower has purchased or received the Pledged Receivable from Seller, Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Pledged Receivables (or any number of them) by Seller pursuant to the Assignment.

(p)                                 No Monthly Remittance Report, Daily Remittance Report or Borrowing Base Certificate (each if prepared by Borrower or to the extent that information contained therein is supplied by Borrower), information, exhibit, financial statement, document, book, record or report furnished by Borrower to Agent or any Lender in connection with this Agreement is inaccurate in any material respect as of the date it is dated or (except as otherwise disclosed in writing to Agent or any Lender, as the case may be, at such time) as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in the light of the circumstances in which they were made, not materially misleading.

(q)                                 No proceeds of any Loans will be used by Borrower to acquire any security in any transaction, which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(r)                                    There are no agreements in effect adversely affecting the rights of Borrower to make, or cause to be made, the grant of the security interest in the Pledged Assets contemplated by Section 2.10.

(s)                                  Neither Guarantor nor Borrower is an “investment company” or an “affiliated person” of or “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, nor is Guarantor or Borrower otherwise subject to regulation thereunder.

(t)                                    No Event of Default or Unmatured Event of Default has occurred and is continuing.

(u)                                 Each of the Pledged Receivables is being serviced in conformance with Servicer’s standard collection, operating and reporting procedures and systems (including, without limitation, the Credit and Collection Policy).

(v)                                 Each of Guarantor and Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

(w)                               Reserved.

(x)                                   Each of Guarantor and Borrower has obtained, and shall maintain in full force and effect, all policies of insurance of any kind with respect to the property and businesses of Guarantor and Borrower (including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of Guarantor and Borrower.  Borrower has caused all such insurance relating to any property or business of Borrower to name Agent on behalf of Lenders as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ notice thereof to Agent.

(y)                                 Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code.  Guarantor for its current “tax year” (as defined in the Code) is a REIT and is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

(z)                                   (i) At the close of each taxable year, at least 75% of Guarantor’s gross income (excluding income described in Section 856(c)(5)(G) of the Code) consists of (i) “rents from real property” within the meaning of Section 856(c)(3)(A) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Code, within the meaning of Section 856(c)(3)(C) of the Code, (iv) dividends or other distributions on, and gain (other than gain from

“prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section 856(d)(3)(D) of the Code, and (v) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code;

(ii)                                  At the close of each taxable year, at least 95% of Guarantor’s gross income (excluding income described in Section 856(c)(5)(G) of the Code) consists of (i) the items of income described in paragraph (ii) above (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code, (iii) interest, and (iv) dividends, in each case within the meaning of Section 856(c)(2) of the Code;

(iii)                               At the close of each quarter of Guarantor’s taxable years, at least 75% of the value of Guarantor’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of Guarantor’s operations, but not including receivables purchased from another person), and cash equivalents; unless (i) the test described in this paragraph (iii) has been satisfied as of the end of the immediately preceding quarter of Guarantor’s taxable year, (ii) such test is not satisfied as the result of the acquisition of a security or property during the current quarter of Guarantor’s taxable year, (iii) within 10 days of the end of the current quarter of Guarantor’s taxable year Guarantor delivers a written notice to Agent that such test is not satisfied, (iv) such test is satisfied within the thirty (30) day period as provided under Section 856(c)(4) of the Code, and (v) a Responsible Officer of Guarantor certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Agent evidencing such satisfaction;

(iv)                              At the close of each quarter of each of Guarantor’s taxable years, (i) not more than 25% of Guarantor’s total asset value will be represented by securities (other than those described in paragraph (iii) above), (ii) not more than 25% of Guarantor’s total asset value will be represented by securities of one or more taxable Guarantor subsidiaries, and (iii) (x) not more than 5% of the value of Guarantor’s total assets will be represented by securities of any one issuer (other than cash equivalents and securities of taxable REIT subsidiaries and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), and (y) Guarantor will not hold securities possessing more than 10% of the total voting power or value of the outstanding securities of any one issuer (other than Cash Equivalents, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code); unless (A) the tests described in this paragraph (d) have been satisfied as of the end of the immediately preceding quarter of Guarantor’s taxable year, (B) any of the tests described in this paragraph (iv) are not satisfied as the result of the acquisition of a security or property during the current quarter of Guarantor’s taxable year, (C) within 10 days of the end of the current quarter of Guarantor’s taxable year Guarantor delivers written notice to Agent that such test is not satisfied, (D) such test is satisfied within the thirty (30) day period as provided under Section 856(c)(4) of the Code, and (E) a Responsible Officer of Guarantor certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Agent evidencing such satisfaction; and

(v)                                 Notwithstanding paragraphs (i)-(iv) above, if (i) one of the tests described in paragraphs (i)-(iv) is failed, but such failure was based upon reasonable reliance on an opinion of nationally recognized tax counsel to the effect that the acquisition of the income security or property or action or omission that gave rise to the failure “would not” or “should not” have caused such failure, which opinion was received prior to such acquisition, action or omission, and (ii) Guarantor delivers to Agent within 30 days after one of the tests described in paragraphs (i)-(iv) is failed or is asserted to be failed an opinion of counsel to the effect that Guarantor will qualify for relief under Sections 856(c)(6) or 856(c)(7)(B) of the Code, as applicable, then the tests described in paragraphs (i)-(iv) shall not be treated as failed by reason of such failure if the Internal Revenue Service determines that Guarantor qualifies for relief under Sections 856(c)(6) or 856(c)(7)(B) of the Code, and such tests shall not be treated as failed until the Internal Revenue Service determines that Guarantor fails to qualify for relief under Sections 856(c)(6) or 856(c)(7)(B) of the Code, in which case Guarantor shall deliver notice of such event to Agent as soon as practicable.

(aa)                            (i)                                     None of Borrower or Guarantor are and to their knowledge none of their respective Affiliates are in violation of any requirement of law relating to terrorism or money laundering (collectively, “AML Laws”), including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (“USA PATRIOT Act”).

(ii)                                  None of Borrower or Guarantor are and to their knowledge no Affiliate or broker or other agent of Borrower or Guarantor are acting or benefiting in any capacity in connection with the Loans is any of the following:

(A)                              a Person that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order or any other applicable U.S. Treasury Department Office of Foreign Asset Control (“OFAC”) regulations;

(B)                                a Person owned or controlled by, or acting on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable OFAC regulations;

(C)                                a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable AML Law;

(D)                               a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or other applicable OFAC regulations; or

(E)                                 a Person that is named as a “specially designated national” or “blocked person” on the most current list published by OFAC at its official website, currently available at www.treas.gov/offices/ enforcement/ofac/ or any replacement website or other replacement official publication of such list.

(iii)                               None of Borrower or Guarantor are and to their knowledge no broker or other agent of Borrower or Guarantor acting in any capacity in connection with the Loans (A)

conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (ii) above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other applicable OFAC regulations, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable AML Law.

SECTION 4.02                                            Representations and Warranties of Servicer.  Servicer (so long as Servicer is not Backup Servicer as successor Servicer) hereby represents and warrants, as of the date of this Agreement, as of the date hereof, on each Borrowing Date, on each Remittance Date and on the first day of each Fixed Period, as follows:

(a)                                  Reserved.

(b)                                 Servicer is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged (which includes servicing Receivables on behalf of third parties and itself) and is duly qualified and in good standing under the laws of each jurisdiction where its servicing of the Pledged Receivables requires such qualification.  The chief executive office of Servicer is located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021.  Servicer’s records regarding the Pledged Receivables (other than those delivered to Custodian) are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021.

(c)                                  Servicer has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby (including, without limitation, the power, authority and legal right to service each Pledged Receivable as contemplated hereunder and enforce all rights of Seller and/or Borrower under the related Contracts) and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party.  This Agreement and each of the Transaction Documents to which Servicer is a party constitutes the legal, valid and binding obligation of Servicer, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Servicer of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document, other than such as have been met or obtained.

(d)                                 The execution, delivery and performance of this Agreement by Servicer and all other agreements and instruments executed and delivered or to be executed and delivered by Servicer pursuant hereto or thereto in connection with the Pledge of the Pledged Assets will not (i) create any Adverse Claim on the Pledged Assets or (ii) violate any provision of any applicable law or regulation or any order or decree of any court, regulatory body or administrative agency or the articles of incorporation and bylaws of Servicer or any material contract or other agreement to which Servicer is a party or by which Servicer or any of its property or assets may be bound.

(e)                                  No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of Servicer, threatened in writing against Servicer or any properties of Servicer or with respect to this Agreement, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(f)                                    No injunction, writ, restraining order or other governmental, administrative, or judicial order of any nature adversely affects Servicer’s performance of its obligations under this Agreement or any Transaction Document to which Servicer is a party.

(g)                                 Servicer has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person (other than pursuant to a tax sharing arrangement with any of its Affiliates under which the sharing of tax obligations is appropriate and reflects economic realities) and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from Servicer except for those taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books.  No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge.  Any taxes, fees and other governmental charges payable by Servicer in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(h)                                 Servicer’s legal name is as set forth in this Agreement; other than as disclosed on Schedule II hereto (as such schedule may be updated from time by Agent upon receipt of a notice delivered to Agent pursuant to Section 6.19), Servicer has not changed its name since its formation; Servicer does not have tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule II hereto (as such schedule may be updated from time by Agent upon receipt of a notice delivered to Agent pursuant to Section 6.19).

(i)                                     Servicer is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; Servicer is paying its debts as they become due; and Servicer, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(j)                                     As of the date of this Agreement and as of the date of delivery of any Monthly Remittance Report, Daily Remittance Report, Borrowing Base Certificate, no Monthly Remittance Report, Daily Remittance Report or Borrowing Base Certificate (each if prepared by Servicer or to the extent that information contained therein is supplied by Servicer), information, exhibit, financial statement, document, book, record or report furnished by Servicer to Agent or any Lender in connection with this Agreement is inaccurate in any material respect, and no such document contains any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not materially misleading.

(k)                                  Servicer is not an “investment company” or an “affiliated person” of or “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, nor is Servicer otherwise subject to regulation thereunder.

(l)                                     No Event of Default or Unmatured Event of Default has occurred and is continuing.

(m)                               Each of the Pledged Receivables is being serviced in conformance with Servicer’s standard collection, operating and reporting procedures and systems (including, without limitation, the Credit and Collection Policy).

(n)                                 Any Computer Tape or Listing made available by Servicer to Agent was complete and accurate in all material respects as of the date on which such Computer Tape or Listing was made available.

(o)                                 Servicer is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

SECTION 4.03                                            Notification Upon Breach of Covenant or Representation and Warranty by Borrower.  Borrower, Guarantor or Servicer, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the representations, warranties and/or covenants contained in Section 4.01 or Section 4.02.  Notwithstanding the foregoing, Servicer (if other than BRT or an Affiliate thereof) shall be under no obligation to determine whether there is a breach of the representations, warranties and/or covenants contained in Section 4.01 or Section 4.02 and shall only be required to inform the other parties to the Agreement of any such breach to the extent a responsible officer of Servicer has actual knowledge thereof.

ARTICLE 5.

GENERAL COVENANTS OF BORROWER, GUARANTOR AND SERVICER

SECTION 5.01                                            General Covenants.

(a)                                  Each of Guarantor and Borrower will observe all procedures required by its certificate of formation, limited liability company agreement or other constituent documents and the laws of its jurisdiction of formation.  Each of Guarantor and Borrower will maintain its limited liability company or corporate existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under applicable law.  Neither Guarantor nor Borrower will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, without the prior consent of Agent.  Borrower will not engage in any business other than the origination, acquisition, ownership, management, servicing, sub-servicing and sale of Receivables and the realization upon and the ownership, management, operation, development, lease or sale of Underlying Collateral if obtained by Borrower from the realization upon any Receivable in each case a permitted hereunder.

(b)                                 Borrower will at all times ensure that (i) its assets are not commingled with those of Seller, Servicer or any other Affiliate of Seller, Servicer or Borrower, (ii) the member of Borrower duly authorizes all of its limited liability company actions, (iii) it maintains separate and accurate records and books of account and (iv) it maintains minutes of the meetings and other proceedings of the member of Borrower.  Where necessary, Borrower will obtain proper authorization from its members for limited liability company action. Borrower shall maintain each of its accounts, including without limitation, the Operating Account, at Agent’s Bank.

(c)                                  Each of Guarantor and Borrower will at all times be adequately capitalized to conduct its business, and shall pay its operating expenses and liabilities from its own assets.

(d)                                 Borrower will not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of Seller, and Borrower will not engage in business transactions with Seller, except for (i) the transactions detailed in the Transaction Documents, (ii) transactions conducted on an arm’s-length basis or (iii) as otherwise approved by Agent in its sole discretion.  Borrower will not create, form or otherwise acquire any Subsidiaries without prior written notice to Agent.  Borrower will not act in any other matter that could foreseeably mislead others with respect to Borrower’s separate identity, it being understood that BRT, as parent, may issue loan commitments that expressly permit Borrower to fund such loans and may advertise and interact with the investment community in a way that does not affirmatively disclose Borrower’s separate identity.

(e)                                  Servicer (if BRT or an Affiliate thereof) will cause BRT, to the extent necessary, to maintain separate records on behalf of and for the benefit of Agent and Lender, act in accordance with instructions and directions, delivered in accordance with the terms hereof, from Borrower, Agent and/or Lender in connection with its servicing of the Pledged Receivables hereunder, and will ensure that, at all times when it is dealing with or in connection with the Pledged Receivables in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(f)                                    Servicer (if BRT or an Affiliate thereof) shall, to the extent required by applicable law, disclose all material transactions associated with this transaction in appropriate regulatory filings and public announcements.  The annual financial statements of Borrower shall disclose the effects of the transactions contemplated by this Agreement as a loan to the extent required by and in accordance with GAAP.

(g)                                 Neither Borrower nor Guarantor shall make any change to the character of its business in a way which would or could impair the collectibility of the Pledged Asset.

(h)                                 Except as otherwise provided herein or in any other Transaction Document, none of Guarantor, Borrower or Servicer shall, or cause any Affiliate to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pledged Receivable, any Collections related thereto or any other Pledged Assets related thereto, or upon or with respect to any account to which any Collections of any Pledged Receivable are sent, or assign any right to receive income in respect thereof.

(i)                                     Neither Borrower nor Guarantor will convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person without the prior written consent of Agent, which consent shall not be unreasonably withheld. Neither Borrower nor Guarantor shall convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its property (other than cash); provided, that, so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii), if such property is a Pledged Asset, Borrower cures in advance any Borrowing Base Deficiency that would result therefrom, Borrower and Guarantor may convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its property (other than cash) in its reasonable business judgment;

(j)                                     Neither Borrower nor Guarantor will account for or treat (whether in financial statements or otherwise) the transactions contemplated by an Assignment in any manner other than a sale and absolute assignment of Receivables, Related Security and Other Conveyed Property by Seller to Borrower pursuant to an Assignment constituting a “true conveyance” for bankruptcy purposes, it being understood that the Loans to Borrower under this Agreement will be treated as debt on the consolidated financial statements of Borrower.

(k)                                  None of Borrower, Guarantor or Servicer will amend, modify, waive or terminate any terms or conditions of any Assignment in any manner that could adversely affect Agent or Lenders or Borrower’s or Guarantor’s duty or ability to repay the Obligations without the written consent of Agent, and shall perform its obligations thereunder.

(l)                                     Neither Borrower nor Guarantor will amend, modify or otherwise make any change to its certificate of formation or any other constituent document in any manner that could adversely affect Agent or Lenders or Borrower’s or Guarantor’s duty or ability to repay the Obligations without the consent of Agent.

(m)                               Neither Borrower nor Servicer will make or allow to be made any amendment to the Credit and Collection Policy, other than an insignificant amendment, without the prior written consent of Agent.

(n)                                 None of Borrower, Guarantor or Servicer will make or allow to be made any amendments or modifications to any Contract related to a Pledged Receivable without the prior written consent of Agent that has the effect of: (i) except as set forth in subsection (iv) below, postponing of the scheduled date of, or reducing (in an amount in excess of 3% per annum from the original interest rate specified in such Contract), waiving or otherwise modifying the payment of principal or interest, if applicable, or any other amount under the applicable Contract, or waiving any monetary default thereunder, (ii) except in the ordinary course of business and except where the collateral is replaced with reasonably equivalent collateral, releasing, subordinating or substituting any part of the Underlying Collateral, (iii) consenting to the assignment or transfer by, or release of, (A) any Obligor of any of its rights and obligations under the applicable Contract or related documents or (B) any guarantor of such obligations, or (iv) extending the maturity date under the terms of the applicable Contract for more than eighteen (18) months (provided that the term of such Contract does not in any case exceed thirty six (36) months).

(o)                                 If Borrower, Guarantor or Servicer receive any Collections, Borrower, Guarantor or Servicer, as applicable, will remit such Collections to the Operating Account within one (1) Business Day of Borrower’s, Guarantor’s or Servicer’s receipt thereof.  Servicer (if BRT or an Affiliate thereof) shall cause Seller, if it receives any collections, to remit such Collections to the Operating Account within one (1) Business Day of Seller’s receipt thereof.  Any Collections not remitted to the Operating Account in accordance with this covenant shall be deemed to be held by Borrower, Guarantor, Servicer or Seller, as applicable, in trust for Agent for the benefit of Lenders.

(p)                                 Servicer shall instruct the Obligor of each Pledged Receivable to remit all Collections owed by such Obligor (and Servicer shall cause all other Collections to be remitted) to Servicer, which shall, after reasonably determining that such amounts are appropriate for receipt, promptly thereafter (and in no event later than the close of business one (1) Business Day after receipt) remit such amounts to the Operating Account.

(q)                                 Borrower shall deliver or cause to be delivered to Custodian by 3:00 P.M. (New York City time) two (2) Business Days prior to any Borrowing Date hereunder a Notice of Pledge and each item listed in the definition of Receivable File with respect to the Receivables being Pledged hereunder on such Borrowing Date, if applicable.

(r)                                    For each Receivable sold or otherwise transferred from Guarantor to Borrower, Borrower shall deliver to Agent on each Conveyance Date a copy of the Assignment delivered to it on such Conveyance Date.

(s)                                  Each of Servicer (and, if Servicer is not BRT or an Affiliate thereof, upon a Responsible Officer of Servicer gaining knowledge thereof), Guarantor and Borrower shall promptly notify Agent of the occurrence of any Servicer Default, Event of Default or Early Amortization Event or the receipt of any governmental or regulatory notice.

(t)                                    Each of Servicer (if other than BRT or an Affiliate thereof, at the expense of Borrower) and Borrower shall take all actions necessary to ensure that (i) Agent is at all times named as a loss payee under each Insurance Policy with respect to Underlying Collateral related to a Pledged Receivable which Insurance Policy has been procured by Borrower, (ii) Borrower is at all times named as a loss payee under each Insurance Policy with respect to Underlying Collateral related to a Pledged Receivable which Insurance Policy has been procured by an Obligor and (iv) Agent receives a written copy of any notice of termination with respect to each Insurance Policy with respect to Underlying Collateral related to a Pledged Receivable which is issued by the related insurer or any agent thereof promptly upon the delivery of such notice to Servicer or Borrower.

(u)                                 Reserved.

(v)                                 Reserved.

(w)                               Reserved.

(x)                                   Guarantor shall (i) at all times continue to be (A) qualified as a REIT as defined in Section 856 of the Code and (B) entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it in an amount sufficient to satisfy the requirements of Section 857(a) of the Code with respect to each taxable year for which it claims a deduction on its Form 1120 REIT filed with the United States Internal Revenue Service for such year, or the entering into by it of any material “prohibited transactions” as defined in Sections 857(b) and 856(c) of the Code and (ii) shall not enter into “prohibited transactions” as defined in Sections 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6)(E) of the Code) which subjects it to tax under Section 857(b)(6)(A) in a material amount.  Borrower will remain a disregarded entity for U.S. federal income tax purposes.

(y)                                 Each of Guarantor and Borrower shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority).  Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by Borrower or Guarantor or that there exist any environmental liabilities, then each of Borrower and Guarantor shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by Agent, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

(z)                                   Following an Event of Default, Borrower shall not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

(i)                                     cash dividends on the equity interests of Borrower to Guarantor paid and declared solely for the purpose of funding the following:

(A)                              payments by Guarantor in respect of taxes owing by Guarantor in respect of the ownership of equity interests of Borrower; and

(B)                                ordinary operating expenses of Guarantor; provided, however, that the amount of such cash dividends paid in any Fiscal Year shall not exceed $500,000 in the aggregate.

(ii)                                  payment or prepayment of the Debt incurred under this Agreement or the other Transaction Documents; and

(iii)                               as otherwise approved by Agent in writing.

(aa)                            Neither Guarantor nor Borrower shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any of its Affiliates, except for (a) transactions in the ordinary course of business on a basis no less favorable to Guarantor or Borrower as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Guarantor or Borrower and (b) sale or contribution of Eligible Receivables to Borrower pursuant to an Assignment.

(bb)                          Borrower shall not, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Debt other than (i) Debt incurred under the terms of the Transaction Documents, (ii) Non-Recourse Debt and (iii) Debt approved by Agent in its sole discretion.  Guarantor shall not, directly or indirectly, incur or otherwise remain liable with respect to or responsible for any Debt other than (i) Debt (not including the Subordinated Debt or Debt incurred under the terms of the Transaction Documents) at any time outstanding in excess of five percent (5%) of its Net Worth, (ii) Non-Recourse Debt or (iii) Debt approved by Agent in its sole discretion.

(cc)                            Guarantor shall not modify any provision of the documents, agreements or instruments evidencing or otherwise comprising the Subordinated Debt that would be materially adverse to Agent or Lenders.

SECTION 5.02                                            Financial Covenants.

(a)                                  Guarantor shall maintain, as of the end of each fiscal quarter and on a consolidated basis, Liquidity of no less than $7,500,000.

(b)                                 Guarantor shall maintain, as of the end of each fiscal quarter and on a consolidated basis, Net Worth, of no less than $100,000,000.

(c)                                  Borrower shall maintain, as of the end of each fiscal quarter, a DSCR of no less than 1.5 to 1.0.

(d)                                 Borrower shall maintain, as of the end of each fiscal quarter, a CCR of no less than 1.5 to 1.0.

ARTICLE 6.

ADMINISTRATION AND SERVICING; CERTAIN COVENANTS

SECTION 6.01                                            Appointment and Designation of Servicer.

(a)                                  Borrower, each Lender and Agent hereby appoint the Person designated by Agent from time to time (with the approval of Lenders), pursuant to this Section 6.01 (the “Servicer”), as their agent to service, administer and collect the Pledged Receivables and otherwise to enforce their respective rights and interests in and under the Pledged Receivables and the other Pledged Assets.  Servicer shall collect such Pledged Receivables under the conditions referred to above by means of the collection procedures as set forth in the Credit and Collection Policy, to the extent consistent with the provisions of this Article VI.  Unless otherwise specified by Borrower, Servicer’s authorization under this Agreement shall terminate on the Collection Date.  Until Agent gives notice to Borrower of a designation of a new Servicer after the occurrence of a Servicer Default or an Event of Default, or consents in writing to the appointment by Borrower of a new Servicer, BRT is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer, pursuant to the terms hereof at all times until the earlier of Agent’s designation of a new Servicer (at any time in Agent’s sole discretion) and the delivery by Agent of its written consent to the appointment by Borrower of a new Servicer or the Collection Date.  Agent may at any time after the occurrence of a Servicer Default or an Event of Default designate as Servicer any Person to succeed BRT or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of Servicer pursuant to the terms hereof.  Each of Borrower and BRT hereby grants to any successor Servicer an irrevocable power of attorney to take any and all steps in Borrower’s, BRT’s or Servicer’s name, as applicable, and on behalf of Borrower or BRT, necessary or desirable, in the determination of such successor Servicer, to service, administer or collect any and all Pledged Receivables.

(b)                                 Servicer is hereby authorized to act for Borrower and Agent and, in such capacity, shall manage, service, administer and make collections on the Pledged Receivables and perform the other actions required by Servicer under this Agreement for the benefit of Agent and Lenders.  Servicer agrees that its servicing of the Pledged Receivables shall be carried out in accordance with customary and usual procedures of institutions which service loan receivables and, to the extent more exacting, the degree of skill and attention that Servicer exercises from time to time, with respect to all comparable loan receivables that it services for itself or others (or that it formerly serviced for itself or others) in conformance with the Credit and Collection Policy and, to the extent more exacting, the requirements of this Article VI.  Servicer’s duties shall include, without limitation, collecting and posting of all Collections, responding to inquiries of Obligors on the Pledged Receivables, investigating and prosecuting delinquencies, sending invoices, payment statements or payment books to Obligors, reporting any required tax information to Obligors, enforcing the terms of the Contracts (and any documents related thereto) related to any Pledged Receivables, complying with the terms of any applicable lockbox agreement, accounting for Collections, furnishing monthly and annual statements to Agent with respect to distributions and performing the other duties specified herein.

(c)                                  To the extent consistent with the standards, policies and procedures otherwise required hereby, Servicer shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Servicer is authorized to release liens on Underlying Collateral securing Pledged Receivables in order to collect insurance proceeds with respect thereto and to liquidate such Underlying Collateral in accordance with its customary standards, policies and procedures; provided, however, that, notwithstanding the foregoing, Servicer shall not, without the prior written consent of Agent, (i) except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Pledged Receivable or (ii) waive the right to collect the unpaid balance of any Pledged Receivable from such Obligor, except that, subject to Section 6.02(a), Servicer may forego collection efforts if the amount which Servicer, in its reasonable judgment, expects to realize in connection with such collection efforts is determined by Servicer, in its reasonable judgment, to be less than the reasonably expected costs of pursuing such collection efforts and if Servicer would forego such collection efforts in accordance with its customary procedures.  Servicer is hereby authorized to commence, in its own name (in its capacity as Servicer), if possible, or in the name of Borrower, Agent or any Lender (provided, that if Servicer is acting in the name of Borrower, Agent or any Lender, Servicer shall have obtained Borrower’s, Agent’s or such Lender’s consent, as the case may be, which consent shall not be unreasonably withheld), a legal proceeding to enforce any Pledged Receivable (or any terms or provisions of the related Contract) or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Pledged Receivable or any related Contract, Obligor or Underlying Collateral.  If Servicer commences or participates in such a legal proceeding in its own name, Borrower, Agent or any Lender, as the case may be, shall thereupon be deemed to have automatically assigned such Pledged Receivable to Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and Servicer is authorized and empowered by Borrower, Agent or such Lender, as the case may be, to execute and deliver in Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  Borrower, Agent or each Lender, as the case may be, shall furnish Servicer with any powers of attorney and other documents which Servicer may reasonably request in writing and which Servicer deems necessary or appropriate and take any other steps which Servicer may deem necessary or appropriate to enable Servicer to carry out its servicing and administrative duties under this Agreement.  If, however, in any suit or legal proceeding it is held that Servicer may not prosecute such suit or legal proceeding on the grounds that it is not an actual party in interest or a holder entitled to enforce such suit or legal proceeding, Borrower shall take such steps as Servicer deems necessary to prosecute such suit or legal proceeding, including bringing suit in its name.

SECTION 6.02                                            Collection of Receivable Payments; Modification and Amendment of Receivables; Lockbox Agreements.

(a)                                  Consistent with and subject to the standards, policies and procedures required by this Agreement, Servicer shall collect all payments called for under the terms and provisions of the Contracts related to the Pledged Receivables (and the terms and provisions of any documents related thereto) as and when the same shall become due and shall follow such collection procedures with respect to the Pledged Receivables and the related Contracts and Insurance Policies as will, in the reasonable judgment of Servicer, maximize the amount to be received by Borrower and Lenders with respect thereto.

(b)                                 Servicer may at any time agree to a modification or amendment of a Pledged Receivable so long as such amendment or modification does not have the effect of (i) postponing of the scheduled date of, or reducing, waiving or otherwise modifying the payment of principal or interest, if applicable, or any other amount under the applicable Contract, or waiving any monetary default thereunder, (ii) except in the ordinary course of business and except where the collateral is replaced with reasonably equivalent collateral, releasing, subordinating or substituting any part of the Underlying Collateral, (iii) consenting to the assignment or transfer by, or release of, (A) any Obligor of any of its rights and obligations under the applicable Contract or related documents or (B) any guarantor of such obligations, or (iv) extending the maturity date under the terms of the applicable Contract for more than eighteen (18) months (provided that the term of such Contract does not in any case exceed thirty six (36) months).

(c)                                  Servicer shall remit all payments by or on behalf of the Obligors received directly by Servicer to the Operating Account, without deposit into any intervening account, as soon as practicable on the same Business Day of receipt thereof, but in no event later than the end of business on the Business Day immediately following receipt thereof.  If for any reason, Servicer, or a Person other than Servicer, in error deposits into the Operating Account any funds not constituting Collections or an amount owing under this Agreement or the Transaction Documents, Servicer shall promptly advise Agent in writing, accompanied with evidence of the allegedly incorrect payment and the identity of the party making the payment, and if available, the identity of the party to whom the payment should have been made, and upon Agent’s satisfaction that the payment was made in error, Agent will (at its absolute discretion) instruct Agent’s Bank to return the amount paid in error to the intended recipient or the original payer.  Servicer agrees that, if Agent is not satisfied with the evidence presented to it hereunder, and Agent requests further additional information, then Servicer shall use its commercially reasonable efforts to obtain that information and provide it promptly to Agent.

SECTION 6.03                                            Realization Upon Receivables.  Consistent with the standards, policies and procedures required by this Agreement, so long as an Event of Default is continuing under this Agreement, Servicer shall use its commercially reasonable efforts to foreclose upon (or otherwise comparably convert the ownership of) and liquidate any Underlying Collateral securing a Pledged Receivable within ninety (90) days of an uncured failure of the related Obligor to make any material payment which it is obligated to make under the related Contract or an earlier date that would be customary under the circumstances involved and, in any case, in a manner as will, in the reasonable judgment of Servicer, maximize the amount to be received by Borrower and Lenders with respect thereto; provided, however, that Servicer need not foreclose upon (or otherwise comparably convert the ownership of) and liquidate the Underlying Collateral securing such a Pledged Receivable if, in the reasonable opinion of Servicer, the value of such Underlying Collateral does not exceed by more than an insignificant amount the cost to repossess (or otherwise comparably convert the ownership of) and liquidate such Underlying Collateral.  Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 6.01, which practices and procedures may include reasonable efforts to realize upon any guaranties, selling the related Underlying Collateral at public or private sale, the submission of claims under an Insurance Policy and other actions by Servicer in order to realize upon such Pledged Receivable.  The foregoing is subject to the provision that, in any case in which the Underlying Collateral shall have suffered damage, Servicer shall not expend funds in connection with any repair or towards the repossession of such Underlying Collateral, unless it shall determine in its reasonable discretion that such repair and/or repossession shall (a) increase the proceeds of liquidation of the related Pledged Receivable by an amount greater than the amount of such expenses or (b) prevent legal liability or remedy hazards that, in Servicer’s reasonable business judgment, can result in liability that exceeds the amount of such expenses or could reasonably be expected to expose Servicer or Borrower to criminal liability or create a dangerous situation.  All Liquidation Proceeds shall be remitted directly by Servicer to the Operating Account without deposit into any intervening account as soon as practicable, but in no event later than one (1) Business Day after receipt thereof.  Servicer shall pay on behalf of Borrower any personal property taxes assessed on repossessed Underlying Collateral, and Servicer shall be entitled to reimbursement of any such tax as a Servicer Advance.

SECTION 6.04                                            Insurance.

(a)                                  Without limiting the effect of any other provision hereof, Servicer shall monitor the status of the Insurance Policies required under the Contracts in accordance with the terms of the Credit and Collection Policy and its customary servicing procedures.  Servicer shall determine that each Obligor has obtained and maintains a physical loss and damage insurance policy, a general public liability and any other insurance policy substantially as required by the Credit and Collection Policy or any Contract related to a Pledged Receivable (including during the repossession of the related Underlying Collateral) and, if any Obligor has failed to do so, Servicer shall make all commercially reasonable efforts to enforce all rights under the related Contract to ensure that such Obligor obtains such insurance policies; provided, however, that, notwithstanding any other provision hereof, in the event that such Obligor fails to obtain any such insurance policies, Servicer shall obtain such insurance policies on the Obligor’s behalf and at the Obligor’s expense within thirty (30) days of the execution of such Contract (and, if Servicer is Backup Servicer, Servicer shall be entitled to reimbursement as a Servicer Advance for any funds expended to obtain such insurance policies.

(b)                                 Servicer may, and upon the request of Agent shall, sue to enforce or collect upon the Insurance Policies, in its own name (but in its capacity as Servicer), if possible, or as agent of Borrower, Agent and Lenders.  If Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of Borrower, Agent and Lenders under such Insurance Policy to Servicer for purposes of collection only.  If, however, in any enforcement suit or legal proceeding it is held that Servicer may not enforce an Insurance Policy on the grounds that it is not an actual party in interest or a holder entitled to enforce the Insurance Policy, Borrower shall take such steps as Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name.

SECTION 6.05                                            Maintenance of Security Interests.

(a)                                  Servicer (at the expense of Borrower) and Borrower shall take all steps necessary, under all applicable law, in order to (i) cause a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) to exist in favor of Agent (for the benefit of Lenders) at all times in each Pledged Receivable, and in Borrower’s interests the Underlying Collateral, all Other Conveyed Property and all Related Security related to such Pledged Receivable (and the proceeds thereof), including, without limitation, (A) the filing of an “all assets” UCC financing statement in the applicable jurisdiction and naming Borrower as debtor and Agent as the secured party, (B) filing all necessary Obligor Financing Statements against all Obligors selling or pledging Underlying Collateral and (C) all steps set forth in

Section 6.22, (ii) ensure that such security interest is and shall be prior to all other liens upon and security interests in Borrower’s interests in such Pledged Receivables, Underlying Collateral, Other Conveyed Property and Related Security (and the proceeds thereof) that now exist, or may hereafter arise or be created other than Permitted Liens, and (iii) ensure that immediately prior to the Pledge of such Receivable by Borrower to Agent (for the benefit of Lenders), such Receivable and such Underlying Collateral, Other Conveyed Property and Related Security is free and clear of all liens and security interests other than Permitted Liens.

(b)                                 Servicer (at the expense of Borrower) shall take all steps as are necessary (subject to Section 6.05(a)), to maintain perfection of the first priority security interest (subject only to Permitted Liens) in Borrower’s interests in the Pledged Receivables and other Pledged Assets (including, without limitation, the Underlying Collateral, Other Conveyed Property and Related Security related to each Pledged Receivable (and the proceeds thereof)) in favor of Agent, for the benefit of Lenders, including but not limited to, obtaining the execution by Borrower and the recording, registering, filing, rerecording, refiling, and reregistering of all security agreements, financing statements and continuation statements as are necessary to maintain and/or perfect such security interests granted by Borrower.  Without limiting the generality of the foregoing, Borrower and Agent each hereby authorizes Servicer, and Servicer agrees, to take any and all steps necessary (subject to Section 6.05(a)) to re-perfect, on a first priority basis (subject only to Permitted Liens), the security interest in Borrower’s interests in any Underlying Collateral (and Borrower’s interests therein), Other Conveyed Property and Related Security related to each Pledged Receivable (and the proceeds thereof) in favor of Agent, for the benefit of Lenders, as may be necessary, due to the relocation of such Underlying Collateral or for any other reason.

SECTION 6.06                                            Pledged Receivable Receipts.  Servicer shall deposit into the Operating Account all Collections received, or deemed received, by, or on behalf of it, within one Business Day of such Collections being received, or deemed received, by, or on behalf of it.

SECTION 6.07                                            Unidentified Payments; Lenders’ Right of Presumption.  Borrower agrees and consents that Servicer and/or Agent may apply any payment it receives (or any such payment Servicer deposits into the Operating Account) from an Obligor to any Loan secured by a Pledged Receivable if, pursuant to Section 6.02(c) hereof, Servicer and/or Agent is unable in good faith to determine whether such payment from an Obligor relates to such Pledged Receivable.

SECTION 6.08                                            Reserved.

SECTION 6.09                                            No Permitted Investments.  Borrower shall not invest, or cause the investment of, funds on deposit in the Operating Account without the prior written consent of Agent.

SECTION 6.10                                            Servicing Compensation.  As compensation for its activities hereunder, Servicer shall be entitled to be paid the Servicing Fee pursuant to the terms of the Servicing Agreement (or, in the case of Backup Servicer if it has become Servicer hereunder, the Active Backup Servicer’s Fee).  Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor, except as hereinafter provided or with respect to reasonable expenses of Servicer incurred in connection with the foreclosure and disposition of any Underlying Collateral (which Servicer may retain from the proceeds of the disposition of such Underlying Collateral) and any Servicer Advances made by Servicer pursuant hereto.  The Servicing Fee may not be transferred in whole, or in part, except in connection with the transfer of all Servicer’s responsibilities and obligations under this Agreement.  Notwithstanding the foregoing, if Backup Servicer is appointed as Servicer hereunder, such Servicer shall be entitled to reimbursement from Borrower for all out-of -pocket expenses reasonably incurred by it in connection with its servicing activities hereunder.

SECTION 6.11                                            Reports to Agent; Account Statements; Servicing Information.

(a)                                  Borrower will deliver to Agent, (i) on the Early Amortization Commencement Date, a report identifying the Pledged Receivables (and any information with respect thereto requested by Agent) on the day immediately preceding the Early Amortization Commencement Date, and (ii) upon Agent’s reasonable request and upon reasonable notice, on any other Business Day (but not more frequently than once a calendar month), a report identifying the Pledged Receivables (and any information with respect thereto, reasonably requested by Agent) as of such day.

(b)                                 At least three (3) Business Days prior to each Remittance Date, Servicer shall (i) prepare and deliver, or have delivered to Agent and Backup Servicer, if any, a Monthly Remittance Report for the immediately preceding Remittance Period and any other information reasonably requested by Agent or Backup Servicer, if any (including, without limitation, (A) a report listing, and providing an explanation of, all amendments, modifications and waivers made with respect to any Contract related to any Pledged Receivable during the immediately preceding Remittance Period and (B) a report listing (1) all participants with respect to any Pledged Receivable, (2) the amount of each such participant’s participation or loan and (3) contact information with respect to each such participant), relating to all Pledged Receivables (including, if requested, a Computer Tape or Listing), all information in the Monthly Remittance Report and all other such information to be accurate as of the last day of the immediately preceding Remittance Period and (ii) make available for review by Agent and Backup Servicer in an electronic format mutually acceptable to Servicer, Backup Servicer and Agent, all information reasonably requested by Agent or Backup Servicer, if any, relating to all Pledged Receivables (and Servicer shall provide any assistance with respect to such information and the electronic format in which it is delivered as may be reasonably requested by Agent or Backup Servicer, if any).  If any Monthly Remittance Report indicates the existence of a Borrowing Base Deficiency, Borrower shall, on the date of delivery of such Monthly Remittance Report, prepay to Agent, for the account of Lenders, a portion of the Loans as is necessary to cure such Borrowing Base Deficiency (or otherwise cure such Borrowing Base Deficiency).

(c)                                  By no later than 12:00 P.M. (New York City time) on each Business Day on which a Borrowing, prepayment or release of Pledged Receivables hereunder occurs, or on any other Business Day at the option of Borrower at the reasonable request of Agent, Servicer shall (i) prepare and deliver, or have delivered to Agent’s Bank, Agent and Backup Servicer a Daily Remittance Report and any other information reasonably requested by Agent, relating to all Pledged Receivables (including, if requested, a Computer Tape or Listing), all information in the Daily Remittance Report and all other such information to be accurate as of the date of delivery, and (ii) make available for review by Agent and Backup Servicer in an electronic format mutually acceptable to Servicer, Backup Servicer and Agent, all information reasonably requested by Agent relating to all Pledged Receivables.

(d)                                 By no later than 12:00 P.M. (New York City time) on (i) the Business Day of a Borrowing and (ii) each Remittance Date, Borrower shall also prepare and deliver to Agent and Lenders a Borrowing Base Certificate containing information accurate as of the date of delivery of such Borrowing Base Certificate.  If any Borrowing Base Certificate indicates the existence of a Borrowing Base Deficiency, Borrower shall on the date of delivery of such Borrowing Base Certificate prepay to Agent, for the account of Lenders, a portion of the Loans or Pledge additional Eligible Receivables, in either case, to the extent necessary to cure such Borrowing Base Deficiency.

(e)                                  At least three (3) Business Days before each Remittance Date, Servicer, Guarantor or Borrower shall deliver written notice to Agent of any default, event of default or early amortization occurring under any agreement between Borrower or Guarantor and any other Person and of any amendment or modification of any agreement between Borrower or Guarantor and any other Person or any document to such amendment or modification

(f)                                    On the Business Day that any Person becomes a participant with respect to any Pledged Receivable, Servicer shall deliver, or have delivered to Agent, fully executed copies of the related Participation Agreement and all documents, agreements and instruments related thereto, each of which shall be, in form and substance, satisfactory to Agent; provided, that neither Borrower nor Servicer (if BRT or an Affiliate thereof) shall allow any Person to become a participant with respect to any Pledged Receivable if, after giving effect thereto, there shall be a Borrowing Base Deficiency or Early Amortization Event, or an event that but for notice or lapse of time or both would constitute an Early Amortization Event.

SECTION 6.12                                            Statements as to Compliance; Financial Statements.

(a)                                  Servicer shall deliver to Agent and Lenders, Backup Servicer and Borrower on or before February 1 of each year, beginning with 2012, an Officer’s Certificate stating, as to the Responsible Officer that executed such Officer’s Certificate, that (i) a review of the activities of Servicer during the preceding calendar year (or the portion of the preceding calendar year commencing on the date of this Agreement and ending December 31, 2011 in the case of the first such review) and of its performance under this Agreement has been made under such Responsible Officer’s supervision, and (ii) to the best of such Responsible Officer’s knowledge, based on such review, Servicer has fulfilled all of its obligations under this Agreement throughout such calendar year (or portion thereof, as the case may be) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof and the action being taken to cure such default.

(b)                                 Reserved.

(c)                                  Servicer, if Backup Servicer has become Servicer hereunder, shall, at the expense of Borrower and at the request of Agent, cause to be delivered to Agent and Lenders, on or before December 31 of each year, an “SAS 70 Audit” addressed to Agent with respect to Servicer’s performance of its duties as Servicer hereunder during the twelve (12) months ended the immediately preceding September 30.

(d)                                 As soon as available and no later than forty five (45) days after the end of each fiscal quarter in each fiscal year of Guarantor (other than the final fiscal quarter of such fiscal year), Guarantor shall deliver to Agent and Lenders copies of:

(i)                                     a consolidated balance sheet of Guarantor and its Subsidiaries as of the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the most recent year-end for which an audited balance sheet has been prepared, which balance sheet shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP (subject to normal year-end audit adjustments) and shall be accompanied by a certificate signed by a Responsible Officer of Guarantor and its Subsidiaries stating that such balance sheet presents fairly the financial condition of Guarantor and its Subsidiaries and has been prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments); and

(ii)                                  consolidated statements of income, stockholders’ equity and cash flow of Guarantor and its Subsidiaries for such fiscal quarter setting forth in comparative form the corresponding figures for the comparable period one year prior thereto, which such statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP (subject to normal year-end audit adjustments) and shall be accompanied by a certificate signed by a Responsible Officer of Guarantor and its Subsidiaries stating that such financial statements present fairly the financial condition and results of operations of Guarantor and its Subsidiaries and have been prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments).

(e)                                  As soon as available and no later than forty five (45) days after the end of each fiscal quarter in each fiscal year of Servicer (other than the final fiscal quarter of such fiscal year), Servicer shall deliver to Agent and Lenders copies of:

(i)                                     a consolidated balance sheet of Servicer and its consolidated subsidiaries (including Borrower) as of the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the most recent year-end for which an audited balance sheet has been prepared, which such balance sheet shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP (subject to normal year-end audit adjustments) and shall be accompanied by a certificate signed by a Responsible Officer of Servicer stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments); and

(ii)                                  consolidated statements of income, stockholders’ equity and cash flow of Servicer and its consolidated subsidiaries (including Borrower) for such fiscal quarter and, if applicable, for the quarter of the fiscal year ending with such fiscal quarter, in each case, setting forth in comparative form the corresponding figures for the comparable period one year prior thereto, which such statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP (subject to normal year-end audit adjustments) and shall be accompanied by a certificate signed by a Responsible Officer of Servicer stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments).

(f)                                    As soon as available and no later than ninety (90) days after the end of each fiscal year of Servicer, Servicer shall deliver to Agent and Lenders copies of:

(i)                                     an audited consolidated balance sheet of Servicer and its Subsidiaries as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and as to such consolidated balance sheet accompanied by an opinion of an Approved Accounting Firm stating that such balance sheet presents fairly the financial condition of Servicer and its Subsidiaries and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and

(ii)                                  audited consolidated statements of income, stockholders’ equity and cash flow of Servicer and its Subsidiaries for such fiscal year, setting forth in comparative form the figures for the previous fiscal year accompanied by an opinion of an Approved Accounting Firm stating that such financial statements present fairly the financial condition of Servicer and its Subsidiaries and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

(g)                                 As soon as available and no later than ninety (90) days after the end of each fiscal year of Guarantor, Guarantor shall deliver to Agent and Lenders copies of:

(i)                                     an audited consolidated balance sheet of Guarantor and its Subsidiaries as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and as to such consolidated balance sheet accompanied by an opinion of an Approved Accounting Firm stating that such balance sheet presents fairly the financial condition of Guarantor and its Subsidiaries and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur);

(ii)                                  a projected operating budget and cash flow of Guarantor and its Subsidiaries on a consolidated budget (including an income statement for each quarter and a balance sheet as at the end of the last month in each fiscal quarter) from the end of such fiscal year to and including the Commitment End Date, such projections to be accompanied by a certificate signed by a Responsible Officer of Guarantor to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared; and

(iii)                               audited consolidated statements of income, stockholders’ equity and cash flow of Guarantor and its Subsidiaries for such fiscal year, setting forth in comparative form the figures for the previous fiscal year accompanied by an opinion of an Approved Accounting Firm stating that such financial statements present fairly the financial condition of Guarantor and its Subsidiaries and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

(h)                                 As soon as available and no later than ninety (90) days after the end of each fiscal year of Borrower, Borrower shall deliver to Agent and Lenders copies of:

(i)                                     an unaudited consolidated balance sheet of Borrower and its consolidated subsidiaries as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year which such statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP (subject to normal year-end audit adjustments) and shall be accompanied by a certificate signed by a Responsible Officer of Borrower stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments); and

(ii)                                  unaudited consolidated statements of income, stockholders’ equity and cash flow of BRT and its consolidated subsidiaries for such fiscal year; in each case setting forth in comparative form the figures for the previous fiscal year and which such statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP (subject to normal year-end audit adjustments) and shall be accompanied by a certificate signed by a Responsible Officer of Borrower stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments).

(i)                                     together with the documents required under Sections 6.12(d), (g) and (h), a certificate of a Responsible Officer of Guarantor, Servicer or Borrower, as applicable, certifying that no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the Financial Covenants or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto), in form and substance acceptable to Agent.

(j)                                     As soon as available and no later than thirty (30) days after filing, the annual tax return of Guarantor.

SECTION 6.13                                            Access to Certain Documentation.

(a)                                  Borrower and Servicer will permit Agent and Lenders to conduct any examination, audit, due diligence, Obligor audit or Obligor onsite audit visit referred to in this Section 6.13.

(b)                                 Lenders and Agent (and their respective agents or third party professional advisors) shall have the right under this Agreement, at the expense of Borrower, periodically but absent the occurrence of an Event of Default no more than four (4) times per calendar year, upon reasonable prior notice to Servicer, to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records or other information of Servicer and/or Borrower or held by another for any of them on its behalf, concerning this Agreement or the Contracts relating to the Pledged Receivables (and in each case, the Obligors thereunder), and to accompany Servicer on any on-site audits at the premises of any Obligors.  Lenders and Agent (and their respective agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that Lenders or Agent may disclose such information if required to do so by law or by any regulatory authority.

(c)                                  Following an Event of Default, Lenders or Agent (and their respective agents or professional advisors) shall have the right under this Agreement to periodically contact a reasonable number of Obligors with respect to any Receivables which are Pledged hereunder in order to procure such information related to such Obligor, the related Contract and the Receivables as Lenders or Agent deems reasonable under the circumstances; provided, however, that, notwithstanding the foregoing, both before and after the occurrence of an Event of Default, Servicer agrees that, at the request of Agent, Servicer shall contact a reasonable number of Obligors with respect to any Receivables which are Pledged hereunder in order to procure such information related to such Obligor, the related Contract and the Receivables as Lenders or Agent deems reasonable under the circumstances.  Servicer and Borrower hereby agree to cooperate with Lenders and Agent (and their respective agents or professional advisors) in connection with any attempt thereby to contact any such Obligor and shall provide to Lenders and Agent such information as is needed in order to facilitate such contact.  Lenders and Agent (and their respective agents and professional advisors) shall treat as confidential any information obtained during any such contact with any such Obligor which is not already publicly known or available; provided, however, that Lenders or Agent (and their respective agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.

(d)                                 Following an Event of Default, Lenders and Agent (and their respective agents or professional advisors) shall, at their own expense, have the right under this Agreement to periodically contact any or all participants with respect to any Pledged Receivables in order to procure such information related to such participants and their participation or loan, or the related participation agreement, Contract and/or the Receivable as Lenders or Agent deems reasonable under the circumstances; provided, however, that notwithstanding the foregoing, both before and after the occurrence of an Event of Default, Servicer shall, at the request of Agent, contact any or all participants with respect to any Pledged Receivables in order to procure such information related to such participants and their participation or loan, or the related participation agreement, Contract and/or the Receivable as Lenders or Agent deems reasonable under the circumstances.  Servicer and Borrower hereby agree to cooperate, and Servicer (if BRT or an Affiliate thereof) will cause BRT to cooperate, with Lenders and Agent (and their respective agents or professional advisors) in connection with any attempt thereby to contact any such participants and shall provide to Lenders and Agent such information as is needed in order to facilitate such contact.  Lenders and Agent (and their respective agents and professional advisors) shall treat as confidential any information obtained during any such contact with any such participants which is not already publicly known or available; provided, however, that Lenders or Agent (and their respective agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.

(e)                                  In the event that an Early Amortization Event has occurred, Agent and Lenders shall, at the expense of Borrower without limitation, have the right under this Agreement upon notice to Servicer, to conduct such on-site audits of Obligors under the Pledged Receivables and at the option of Agent or Lenders, to require appropriate employees of Servicer to accompany Agent or Lenders on any such on-site audits and Servicer shall cause such Obligors to comply with any requests of Agent or Lenders with respect to the foregoing.  Lenders and Agent (and their respective agents and professional advisors) shall treat as confidential any information obtained during any such contact with any such Obligor which is not already publicly known or available; provided, however, that Lenders or Agent (and their respective agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.

SECTION 6.14                                            Backup Servicer.  Agent may, by notice to Servicer, Borrower and Backup Servicer, terminate all of the rights and obligations of Servicer under this Agreement at any time.  Upon the delivery to Servicer of such notice, all authority and power of Servicer under this Agreement, whether with respect to the Pledged Assets or otherwise, shall pass to and be vested in Backup Servicer, if any, pursuant to and under this Section 6.14 (unless Agent shall have appointed a different successor Servicer pursuant to Section 6.01 hereof or Backup Servicer is unable to act as Servicer and a successor is appointed as provided in the third paragraph of this Section 6.14), and, without limitation, Backup Servicer is hereby authorized and empowered to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of Servicer under this Agreement.  Each of Servicer and Borrower agrees to cooperate with Agent and Backup Servicer in effecting the termination of Servicer’s responsibilities and rights hereunder, including, without limitation, providing reasonable access (including at the premises of Servicer) to Servicer’s employees, providing notification to the Obligors of the assignment of the servicing function, providing Backup Servicer with all records, in electronic or other form, reasonably requested by it to enable Backup Servicer to assume the servicing functions hereunder and the transfer to Backup Servicer for administration by it of all cash amounts which at the time should be or should have been deposited in the Operating Account or thereafter be received by Servicer, Borrower or Guarantor with respect to the Pledged Receivables.  Neither Agent nor Backup Servicer shall be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Pledged Assets.

The Active Backup Servicer’s Fees and Transition Costs shall be paid by Borrower on and after the date, if any, that Backup Servicer assumes the responsibilities of Servicer pursuant to this Section 6.14.  The Standby Backup Servicer’s Fees and Transition Costs shall be paid by Borrower prior to the date, if any, that Backup Servicer assumes the responsibilities of Servicer pursuant to this Section 6.14.

On and after the time Servicer receives a notice of termination pursuant to this Section 6.14, Backup Servicer shall be the successor in all respects to Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and, except as otherwise expressly provided in this Agreement (including, without limitation, the remainder of this paragraph), be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by Servicer’s failure to provide records, documents or information required by this Section 6.14 shall not be considered a default by Backup Servicer hereunder; provided, further, however, that Backup Servicer, as successor Servicer, shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that Backup Servicer becomes the successor to Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of Servicer, (iii) no obligation to pay any taxes required to be paid by Servicer (provided that Backup Servicer shall pay any income taxes for which it is liable and provided that Backup Servicer shall pay as and when due real estate taxes for which Backup Servicer has received the appropriate escrow deposits), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer.  The indemnification obligations of Backup Servicer, upon becoming a successor Servicer, are expressly limited to those arising on account of its gross negligence, bad faith or willful misconduct.  Backup Servicer shall not be required to indemnify any party claiming indemnity hereunder for amounts resulting solely from the negligence, bad faith or willful misconduct of such party.  In no event shall Backup Servicer be liable for any punitive, special, indirect or consequential damages.  In addition, Backup Servicer shall have no liability relating to the representations and warranties of Servicer contained in Article IV.  Notwithstanding the above, Agent may, if Agent had not previously appointed a Backup Servicer, Backup Servicer shall be unwilling or unable to so act, or if Lenders so request in writing to Agent, appoint itself, or appoint any established servicing institution as the successor to Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of Servicer hereunder.  Pending appointment of a successor to Servicer hereunder, and after Agent notifies Servicer to discontinue performing servicing functions under this Agreement, Backup Servicer (or Agent if there is no Backup Servicer) shall act in such capacity as hereinabove provided.  In connection with such appointment and assumption, Agent may make such arrangements for the compensation of such successor out of payments on Pledged Receivables as it and such successor shall agree; provided, however, that, except as provided herein, no such compensation shall be in excess of that permitted Servicer hereunder, unless (i) agreed to by Lenders and (ii) such compensation shall be on commercially competitive terms and rates.  Borrower, Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Notwithstanding anything contained in this Agreement to the contrary, absent specific knowledge by a Responsible Officer of Backup Servicer, or written notice detailing specific Errors (as defined below) or other deficiencies, Backup Servicer, as successor Servicer, is authorized to accept and rely on all accounting records (including computer records) and work product of the prior Servicer hereunder relating to the Contracts (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and Backup Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer.  If any error, inaccuracy, omission or incorrect or nonstandard practice or procedure (collectively, “Errors”) exists in any Predecessor Servicer Work Product and such Errors cause Backup Servicer to make or continue any errors (collectively, “Continued Errors”), Backup Servicer shall have no liability for such Continued Errors; provided, however, that Backup Servicer agrees to use its best efforts to prevent Continued Errors.  In the event that Backup Servicer becomes aware of Errors or Continued Errors, Backup Servicer shall, with the prior consent of Agent, use its best efforts to reconstruct and reconcile any affected data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.  Backup Servicer shall be entitled to recover its costs thereby expended as Servicer Advances from Borrower.

Following appointment as Servicer hereunder and prior to each Remittance Date, provided that Backup Servicer shall have received the information specified in Section 6.11(b) within the time specified therein, Backup Servicer shall compare the information on the computer tape or diskette (or other means of electronic transmission acceptable to Backup Servicer) most recently delivered to Backup Servicer by Servicer pursuant to Section 6.11(b) with respect to such Remittance Date to the corresponding Monthly Remittance Report delivered to Backup Servicer by Servicer pursuant to Section 6.11(b) and shall:

(a)           confirm that such Monthly Remittance Report is complete on its face;

(b)           confirm the distributions to be made on such Remittance Date hereof to the extent Backup Servicer is able to do so given the information provided to it by Servicer (it being hereby agreed that Backup Servicer shall promptly notify Servicer and Agent if such information is insufficient and that Servicer shall promptly provide to Backup Servicer any additional information required by Backup Servicer);

(c)           confirm the information on such Monthly Remittance Report and Borrowing Base; and

(d)           confirm such other information as Backup Servicer and Agent may agree.

In the event of any discrepancy between the information set forth in subparagraph (b) or (c) above as calculated by Servicer and that determined or calculated by Backup Servicer, Backup Servicer shall promptly report such discrepancy to Servicer and Agent.  In the event of a discrepancy as described in the preceding sentence, Servicer and Backup Servicer shall attempt to reconcile such discrepancy prior to the related Remittance Date, but in the absence of a reconciliation, distributions on the related Remittance Date shall be made consistent with the information calculated by Servicer, Servicer and Backup Servicer shall attempt to reconcile such discrepancy prior to the next Remittance Date, and Servicer shall promptly report to Agent regarding the progress, if any, which shall have been made in reconciling such discrepancy.  If Backup Servicer and Servicer are unable to reconcile such discrepancy with respect to such Monthly Remittance Report by the next Remittance Date that falls in April, July, October or January, Servicer shall cause independent accountants acceptable to Agent, at Servicer’s expense, to examine such Monthly Remittance Report and attempt to reconcile such discrepancy at the earliest possible date (and Servicer shall promptly provide Agent with a report regarding such event).  The effect, if any, of such reconciliation shall be reflected in the Monthly Remittance Report for the next succeeding Remittance Date.

In no event shall Backup Servicer (either prior to or after its appointment hereunder as successor Servicer) be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, acts of terrorism, civil and military disturbances, acts of war, riots, insurrections, illegality of performance, strikes or other industrial disturbances, breakage or accident to machinery or equipment, nuclear catastrophes, fires, earthquakes, hurricanes, floods and other natural disasters or acts of God.  Further, it is acknowledged and agreed that Backup Servicer shall have no duties, responsibilities or liabilities under this Agreement until such time, if ever, that it has succeeded Guarantor as Servicer hereunder.

Backup Servicer (prior to becoming Servicer) shall have no liability for any action taken or omitted by Servicer and, other than as specifically set forth in this Agreement, shall have no obligation to supervise, verify, monitor or administer the performance of Servicer and shall have no liability for any action taken or omitted by Servicer.

Without limiting the generality of this Section 6.14, Backup Servicer shall not be subject to any implied duties.

Backup Servicer may allow a subservicer to perform any and all of its duties and responsibilities hereunder, including but not limited to its duties as successor Servicer hereunder, should Backup Servicer become the successor Servicer pursuant to the terms of this Agreement; provided, however, that Backup Servicer shall remain liable for the performance of all of its duties and obligations hereunder to the same extent as if no such subservicing had occurred.

SECTION 6.15               Additional Remedies of Agent Upon Event of Default.  During the continuance of any Event of Default, Agent, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as agent for Lenders, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of Lenders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 6.16               Waiver of Defaults.  Agent may waive any default by Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall be effective unless it shall be in writing and signed by Agent and no such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 6.17               Maintenance of Certain Insurance.  No later than five (5) Business Days from the date of this Agreement, Servicer shall have obtained (and delivered to Agent a copy of, together with a certification from the applicable insurance company that such policy is in force on the date of this Agreement), and at all times thereafter during the term of its service as Servicer shall maintain in force, a separate “fidelity bond” insurance policy (in an amount, form and substance reasonably satisfactory to Agent) with an insurance company reasonably acceptable to Agent naming Agent, for the benefit of itself and Lenders, as additional loss payee.

Servicer shall prepare and present, on behalf of itself, Agent and Lenders, claims under such policy in a timely fashion in accordance with the terms of such policy, and upon, the filing of any claim on such policy, Servicer shall promptly notify Agent of such claim.

SECTION 6.18               Segregation of Collections.  Servicer shall not commingle funds constituting Collections with any other funds of Servicer.

SECTION 6.19               UCC Matters; Protection and Perfection of Pledged Assets.  Borrower will not make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule II hereto, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section 6.19 after compliance with all terms and conditions of this Section 6.19 related thereto) unless, prior to the effective date of any such name change or use, Borrower notifies Agent of such change in writing and delivers to Agent such executed financing statements as Agent may request to reflect such name change or use, together with such other documents and instruments as Agent may request in connection therewith.  Borrower will not change its jurisdiction of organization unless, prior to the effective date of any such change, Borrower notifies Agent of such change in writing and delivers to Agent such executed financing statements as Agent may reasonably request to reflect such change, together with such documents and instruments as Agent may request in connection therewith.  Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Agent may reasonably request in order to perfect, protect or more fully evidence Lenders’ and Agent’s interest in the Pledged Assets acquired hereunder, or to enable Lenders or Agent to exercise or enforce any of their respective rights hereunder.  Without limiting the generality of the foregoing, Borrower will, upon the request of Agent:  (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as Agent may request, and (ii) mark its master data processing records evidencing such Pledged Receivables with a legend acceptable to Agent, evidencing that Lenders and Agent have acquired an interest therein as provided in this Agreement.  Borrower hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Assets related thereto and the proceeds of the foregoing now existing or hereafter arising, without the signature of Borrower where permitted by law.  A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Assets, or any part thereof, shall be sufficient as a financing statement.  Borrower shall, upon the request of Agent at any time after the occurrence of an Event of Default and at Borrower’s expense, notify the Obligors obligated to pay any Pledged Receivables, or any of them, of the security interest of Lenders and Agent in the Pledged Assets.  If Borrower fails to perform any of its agreements or obligations under this Section 6.19, Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Agent incurred in connection therewith shall be payable by Borrower upon Agent’s demand therefor.  For purposes of enabling Agent to exercise its rights described in the preceding sentence and elsewhere in this Article VI, Borrower and Lenders hereby authorize each of Agent and its successors and assigns to take any and all steps in Borrower’s name and on behalf of Borrower and Lenders necessary or desirable, in the determination of Agent, to collect all amounts due under any and all Pledged Receivables, including, without limitation, endorsing Borrower’s name on checks and other instruments representing Collections and enforcing such Pledged Receivables and the related Contracts and, if any, the related guarantees.

SECTION 6.20               Servicer Advances.  Servicer may, in its sole discretion, make an advance in respect of any payment due on a Pledged Receivable (other than a Defaulted Receivable) to the extent such payment has not been received by Servicer as of its due date and Servicer reasonably expects such payment will be ultimately recoverable (a “Servicer Advance”).  Servicer shall deposit into the Operating Account in immediately available funds the aggregate of all Servicer Advances to be made during a Remittance Period on or prior to the Business Day immediately preceding the related Remittance Date.  Servicer shall be entitled to reimbursement for such Servicer Advances from Borrower.

SECTION 6.21               Compliance with Applicable Law.  Guarantor, Servicer and Borrower shall at all times comply with all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers’ Civil Relief Act and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) to the extent applicable in the conduct of its business.

SECTION 6.22               Receipt of Mortgage Assignments.  If, with respect to any Pledged Receivable, Servicer shall not have received and delivered to Custodian the applicable mortgage or assignments of mortgage (or similar document) referred to in clause (c) of the definition of the term Receivable File together with evidence of recordation of such mortgage or assignments of mortgage at the appropriate recording office within the time period set forth therein, such Pledged Receivable shall no longer be deemed to be an Eligible Receivable and, therefore, Borrower shall cure, prior to any Borrowing and in any event no later than the close of business of Agent on the next succeeding Business Day), any Borrowing Base Deficiency.

SECTION 6.23               Defaulted Participant Obligations.  Borrower and Servicer shall promptly notify Agent if any participant, co-lender or co-purchaser in respect of any Pledged

Receivable shall fail to make any advance or payment required by such participant, co-lender or co-purchaser in connection with such Pledged Receivable (a “Participant Default”).  In the event of any Participant Default, Agent shall have the right to force Borrower to borrow a Loan hereunder in an amount equal to the amount that such Participant Default failed to advance or pay and Borrower shall cause the amount of such Loan to be used to satisfy the obligation of the relevant participant, co-lender or co-purchaser under the related Pledged Receivable, in each case, in a manner reasonably approved by Agent.

ARTICLE 7.

EVENTS OF DEFAULT

SECTION 7.01               Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)           the occurrence of any Bankruptcy Event with respect to Borrower or Guarantor; or

(b)           any representation or warranty made or deemed to be made by Borrower, Guarantor or Servicer (or any of their respective officers) under or in connection with this Agreement (or any remittance report or other information or report delivered pursuant hereto) or any other Transaction Document shall prove to be false or incorrect in any material respect; or

(c)           (i) Borrower, Guarantor or Servicer shall fail to perform or observe any term, covenant or agreement applicable to it hereunder or under any other Transaction Document to which it is a party (other than described in clause (ii) below) and such failure remains unremedied for fifteen (15) days after Borrower, Guarantor or Servicer first has Actual Knowledge of such failure, or is notified by Agent, Custodian, Servicer or any other Person, of such failure or (ii) any of Servicer, Guarantor or Borrower shall fail to make any payment or deposit to be made by it when due hereunder or under any other Transaction Document; or

(d)           any material provision of a Transaction Document should cease for any reason to be enforceable, valid or binding on Borrower, Guarantor or Servicer by reason of any action or inaction of such Person (or in each case, any of their Affiliates), or Borrower, Guarantor or Servicer (or in each case, any of their Affiliates) shall in writing state that any provision of a Transaction Document should cease for any reason to be enforceable, valid or binding; or

(e)           Servicer’s, Guarantor’s or Borrower’s activities are terminated for any reason, including any termination thereof by a regulatory, tax or accounting body; or

(f)            the entry of one or more judgments or decrees (which judgments or decrees are not fully covered by insurance policies as to which liability has been accepted by the insurance carrier) against Borrower or Guarantor involving, in the aggregate, a liability of greater than $500,000 and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or bonded pending appeal, nor shall any action be legally taken by a judgment creditor to attach or levy upon any assets of Borrower or Guarantor to enforce any such judgment (whether insured or uninsured); or

(g)           the occurrence of a Change of Control; or

(h)           the auditor’s opinion accompanying the audited annual financial statements of Guarantor or Borrower is qualified in any manner;

(i)            the Subordinated Debt, for any reason, is no longer subordinate in right of payment or lien priority to the Obligations hereunder; or

(j)            Guarantor fails (i) to qualify as a REIT, or (ii) to continue to be entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120- REIT filed with the United States Internal Revenue Service for such year, or the entering into by Guarantor of “prohibited transactions” as defined in Sections 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6)(E) of the Code) or (iii) to satisfy any of the income or asset tests required to be satisfied by a REIT as set forth in Section 5.01.

then Agent may and at the written request of the Requisite Lenders shall, by notice to Borrower, declare the Early Amortization Commencement Date to have occurred; provided, that, in the case of any event described in Section 7.01(a) above, the Early Amortization Commencement Date shall be deemed to have occurred automatically upon the occurrence of such event.  Upon any such declaration or automatic occurrence, (i) at the option of Agent in its sole discretion, Agent may and at the written request of the Requisite Lenders shall declare the Loans made to Borrower hereunder and all Interest and all Fees accrued on such Loans and any other Obligations to be immediately due and payable (and Borrower shall pay such Loans and all such amounts and Obligations immediately), and (ii) at the option of Agent in its sole discretion, Agent, for the benefit of Lenders, may and at the written request of the Requisite Lenders shall direct the Obligors to make all payments under the Pledged Receivables directly to Agent or any lockbox or account established by Agent.  In addition, upon any such declaration or upon any such automatic occurrence, Agent and Lenders shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.  If any Event of Default shall have occurred, the Interest Rate shall be increased to the Default Funding Rate, effective as of the date of the occurrence of such Event of Default, and shall remain at the Default Funding Rate until such Event of Default is cured or waived in writing.

Notwithstanding anything to the contrary set forth in this Agreement, any breach of the representations and warranties set forth in Schedule III of this Agreement or a default by an Obligor under a Contract shall not constitute a Default or an Event of Default, but may result in a Receivable being deemed ineligible for inclusion in the Borrowing Base.

SECTION 7.02               Additional Remedies of Agent.

(a)           If, (i) upon Agent’s declaration that the Loans made to Borrower hereunder are immediately due and payable pursuant to Section 7.01, or (ii) on the Facility Maturity Date, the aggregate outstanding principal amount of the Loans, all accrued Fees and Interest and any other Obligations are not immediately paid in full, then Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for Lenders, to immediately sell in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as Agent may reasonably deem satisfactory, any or all Pledged Assets and apply the proceeds thereof to the Obligations.

(b)           The parties recognize that it may not be possible to sell all of the Pledged Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Pledged Assets may not be liquid.  Accordingly, Agent may elect, in its sole discretion, the time and manner of liquidating any Pledged Assets, and nothing contained herein shall obligate Agent to liquidate any Pledged Assets on the date the Loans are declared to be immediately due and payable pursuant to Section 7.01 or to liquidate all Pledged Assets in the same manner or on the same Business Day.

(c)           Any amounts received from any sale or liquidation of the Pledged Assets pursuant to this Section 7.02 in excess of the Obligations will be returned to Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may otherwise direct.

(d)           Agent and Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to Agent and/or Lenders at law, in equity and under any other agreement among Agent, Lenders and Borrower.

(e)           Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Early Amortization Event or Event of Default.

ARTICLE 8.

AGENT

SECTION 8.01               Authorization and Action. Each Lender hereby designates and appoints Agent to act as its agent under the Transaction Documents, and authorizes Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of the Transaction Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth in the Transaction Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into any Transaction Document or otherwise exist for Agent. In performing its functions and duties under the Transaction Documents, Agent shall act solely as agent for Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for Borrower, Servicer or the Seller or any of their respective successors or permitted assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Transaction Document or applicable law. The appointment and authority of Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations.

SECTION 8.02               Delegation of Duties.  Agent may execute any of its duties under each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03               Exculpatory Provisions.  (a) Neither Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action taken or omitted to be taken by it or them under or in connection with any Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by Borrower, Servicer or the Seller contained in any Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document or any other document furnished in connection therewith, or for any failure of Borrower, Servicer, Guarantor or Custodian to perform its respective obligations under any Transaction Document or the Collateral, or for the satisfaction of any condition specified in Article III, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of Borrower, Servicer, Guarantor or Custodian. Agent shall not be deemed to have knowledge of any Event of Default or Unmatured Event of Default unless Agent has received written notice with respect thereto from Borrower, Servicer, Custodian or a Lender.

(b)           If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Transaction Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.  Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Transaction Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Transaction Document, (b) if such action would, in the opinion of Agent, expose Agent to any liability under Environmental Laws or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

SECTION 8.04               Reliance by Agent.  Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of Lenders as it deems appropriate and it shall first be indemnified to its satisfaction by Lenders, provided, that unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of Lenders. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

SECTION 8.05               Non-Reliance on Agent.  Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agent hereafter taken, including, without limitation, any review of the affairs of Borrower, Servicer or the Seller, shall be deemed to constitute any representation or warranty by Agent. Each Lender represents and warrants to Agent that it has made and will make, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower, Servicer and the Seller and made its own decision to enter into the Transaction Documents and all other documents related thereto.

SECTION 8.06               Agent in its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower, Servicer or the Seller or any of their Affiliates as though Agent were not Agent hereunder.

SECTION 8.07               Successor Agent.  Agent may, upon thirty (30) days’ prior written notice to Borrower and Lenders, resign as Agent. If Agent shall resign, then Requisite Lenders during such thirty (30) day period shall have the right to appoint a successor Agent, whereupon (i) such successor Agent shall succeed to the rights, powers and duties of Agent and the term “Agent” as used in this Agreement and each other Transaction Document shall mean such successor agent, effective upon its appointment, and (ii) the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement.  If for any reason no successor Agent is appointed during such thirty-day period, then effective upon the termination of such thirty-day period, Lenders shall perform all of the duties of Agent hereunder and under the other Transaction Documents until the Requisite Lenders appoint a successor Agent and Borrower and Servicer (as applicable) shall make all payments in respect of the Obligations directly to Lenders and for all purposes shall deal directly with Lenders.  Any successor Agent appointed by the Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Unmatured Default or an Event of Default has occurred and is continuing.  Upon resignation or replacement of any Agent in accordance with this Section 8.07, the retiring Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Agent. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VIII and Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

ARTICLE 9.

INDEMNIFICATION

SECTION 9.01               Indemnities by Borrower.  Without limiting any other rights which Agent, any Lender, Backup Servicer, Servicer (if other than BRT or an Affiliate thereof), Agent’s Bank, Custodian or any of their respective Affiliates may have hereunder or under applicable law, each of Borrower and Guarantor, jointly and severally, hereby agrees to indemnify Agent, each Lender, Backup Servicer, Servicer (if other than BRT or an Affiliate thereof), Agent’s Bank, Custodian and each of their respective Affiliates (each, an “Indemnified Party” for purposes of this Article IX) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements awarded against or incurred by any of them arising out of or as a result of this Agreement or in respect of any Pledged Assets, excluding, however, any such amount (a) to the extent resulting solely from gross negligence, bad faith or willful misconduct on the part of an Indemnified Party, and (b) to the extent comprising income, franchise and similar taxes levied on the Indemnified Party (all of the foregoing being collectively referred to as “Indemnified Amounts”).  Without limiting the foregoing, each of Borrower and Guarantor, jointly and severally, shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following:

(i)       any Pledged Receivable treated as or represented by Borrower to be an Eligible Receivable which is not at the applicable time an Eligible Receivable, or the purchase by any party or origination of any Receivable which violates applicable law;

(ii)      reliance on any representation or warranty made or deemed made by Borrower, Guarantor, Servicer (in its capacity as Servicer hereunder), or any of their officers under or in connection with this Agreement or any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii)     the failure by Borrower, Guarantor or Servicer (in its capacity as Servicer hereunder) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Pledged Assets, or the nonconformity of any Pledged Assets with any such applicable law, rule or regulation;

(iv)     the failure to vest and maintain vested in Agent, for the benefit of Lenders, or to transfer to Agent, for the benefit of Lenders, a first priority perfected security interest (subject only to Permitted Liens) in the Receivables which are, or are purported to be, Pledged Receivables, together with all related Other Conveyed Property, Collections, Related Security and other Pledged Assets related thereto (including, without limitation, Borrower’s interest in and to any and all Underlying Collateral with respect to such Receivables), free and clear of any Adverse Claim whether existing at the time of the related Borrowing or at any time thereafter;

(v)           the failure to maintain, as of the close of business on each Business Day prior to the Collection Date, a Facility Amount which is less than or equal to the lesser of the Borrowing Limit and Borrowing Base on such Business Day;

(vi)          the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables which are, or are purported to be, Pledged Receivables or the other Pledged Assets related thereto, whether at the time of any Borrowing or at any subsequent time;

(vii)         any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Receivable which is, or is purported to be, a Pledged Receivable (including, without limitation, a defense based on such Receivable (or the Contract evidencing such Receivable) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any products liability or other similar claim by an Obligor or some other third party arising out of the merchandise sold in connection with any Receivable;

(viii)        any failure of Borrower, Guarantor or Servicer (in its capacity as Servicer hereunder) to perform its duties or obligations in accordance with the provisions of this Agreement;

(ix)           the failure of Borrower to pay when due any taxes payable in connection with the Pledged Receivables or the Pledged Assets related thereto;

(x)            any repayment by Agent or any Lender of any amount previously distributed in payment of Loans or payment of Interest or Fees or any other amount due hereunder, in each case which amount Agent or any Lender believes in good faith is required to be repaid;

(xi)           the commingling by Borrower or Servicer of Collections of Pledged Receivables at any time with other funds;

(xii)          any investigation, litigation or proceeding related to this Agreement (or the Transaction Documents), or the use of proceeds of Loans or the Pledged Assets, or Borrower’s or Servicer’s administration of the Receivables;

(xiii)         any failure by Borrower to give reasonably equivalent value to BRT in consideration for the transfer by BRT to Borrower of any Receivable or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xiv)        any failure of Borrower or any of its agents or representatives to remit to the Operating Account, Collections of Pledged Receivables remitted to Borrower or any such agent or representative;

(xv)         any Contract related to any Pledged Receivable being be deemed to be an executory contract or unexpired lease subject to rejection by an Obligor under Section 365 of the Bankruptcy Code in the event that a Bankruptcy Event has occurred with respect to such Obligor; and/or

(xvi)        any environmental claims arising in connection with any activity on mortgaged property constituting Underlying Collateral.

Any amounts subject to the indemnification provisions of this Section 9.01 shall be paid by Borrower and Guarantor to Agent on behalf of the applicable Indemnified Party within five (5) Business Days following Agent’s written demand therefor on behalf of the applicable Indemnified Party (and Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by Agent of such amounts).  Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 9.01, shall submit to Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

If Borrower or Guarantor has made any payments in respect of Indemnified Amounts to Agent, on behalf of an Indemnified Party pursuant to this Section 9.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to Borrower or Guarantor, as applicable, without interest.

SECTION 9.02               Indemnities by Servicer.  Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, Servicer (if BRT or one of its Affiliates) hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses (including reasonable attorneys’ fees and disbursements) (all of the foregoing being collectively referred to as “Servicer Indemnified Amounts”) suffered or sustained by any Indemnified Party as a consequence of any of the following, excluding, however, Servicer Indemnified Amounts resulting solely from any gross negligence, bad faith or willful misconduct of any Indemnified Party claiming indemnification hereunder:

(i)            the inclusion, in any computations made by it in connection with any Monthly Remittance Report or Daily Remittance Report or other report prepared by it hereunder, of any Pledged Receivables which were not Eligible Receivables as of the date of any such computation;

(ii)           reliance on any representation or warranty made or deemed made by Servicer or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii)          the failure by Servicer to comply with (A) any term, provision or covenant contained in this Agreement, or any agreement executed in connection with this Agreement, or (B) any applicable law, rule or regulation applicable to it with respect to any Pledged Assets;

(iv)          any action or inaction by Servicer (if BRT or one of its Affiliates) that causes Agent, for the benefit of Lenders, not to have a first priority perfected security interest (subject only to Permitted Liens) in the Receivables that are, or are purported to be, Pledged Receivables, together with all related Other Conveyed Property, Collections, Related Security and other Pledged Assets related thereto (including without limitation, Borrower’s interest in and to any and all Underlying Collateral with respect to such Receivables), free and clear of any Adverse Claim whether existing at the time of the related Borrowing or any time thereafter;

(v)           the commingling by Servicer (if BRT or one of its Affiliates) of the Collections of Pledged Receivables at any time with any other funds;

(vi)          any failure of Servicer or any of its agents or representatives (including, without limitation, agents, representatives and employees of Servicer acting pursuant to authority granted under Section 6.01 hereof) to remit to the Operating Account, Collections of Pledged Receivables remitted to Servicer or any such agent or representative;

(vii)         the failure by Servicer to perform any of its duties or obligations in accordance with the provisions of this Agreement or errors or omissions related to such duties;

(viii)        any of the events or facts giving rise to a breach of any of Servicer’s representations, warranties, agreements and/or covenants set forth in Article IV, Article V or Article VI; and/or

(ix)           any environmental claims arising in connection with any activity on mortgaged property constituting Underlying Collateral.

(b)           Any Servicer Indemnified Amounts shall be paid by Servicer (if BRT or one of its Affiliates) to Agent, for the benefit of the applicable Indemnified Party, within five (5) Business Days following receipt by Servicer of Agent’s written demand therefor (and Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by Agent of such amounts).

(c)           If Servicer has made any indemnity payments to Agent, on behalf of an Indemnified Party pursuant to this Section 9.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to Servicer, without interest.

Each applicable Indemnified Party shall deliver to the indemnifying party under Section 9.01 and Section 9.02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.

ARTICLE 10.

MISCELLANEOUS

SECTION 10.01             Amendments and Waivers.

(a)           Except as provided in Section 10.01(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of Borrower, Servicer, Custodian, the Requisite Lenders and Agent, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by Borrower or Servicer shall be effective without the written concurrence of the Requisite Lenders, Agent and Backup Servicer, if any.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           Notwithstanding the provisions of Section 10.01(a), the written consent of each Lender affected thereby shall be required for any amendment, modification or waiver (i) increasing the Commitment Percentage of such Lender, (ii) reducing or forgiving any outstanding Loans, the Interest thereon or Fees, (iii) extending or postponing any date for any payment of any Loan, or the Interest thereon, (iv) modifying the provisions of this Section 10.01, (v) increasing the Borrowing Limit, (vi) increasing the percentage advance rates set forth in the definition of Borrowing Base, (vii) making less restrictive the sublimits or concentration percentages set forth in the definition of Eligible Receivables, (viii) subordinating of any of the Obligations to any other Debt of Borrower, or (ix) releasing any Guaranty.  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent, under this Agreement or any other Transaction Document, shall be effective unless in writing and signed by Agent.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Transaction Document.  No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.  No notice to or demand on Borrower in any case shall entitle Borrower or Guarantor to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.01 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(c)           If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i)            requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a “Non-Consenting Lender”); or

(ii)           requiring the consent of Requisite Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Commitment Percentages of the Loans is obtained, but the consent of Requisite Lender is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower’s request, a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon request, sell and assign to Agent or such Person, all of the Commitment Percentages of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance Agreement.

(d)           Upon payment in full in cash and performance of all of the Obligations, termination of the commitments of Lenders hereunder and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Party asserting any damages, losses or liabilities that are Indemnified Amounts, Agent shall deliver to Borrower termination statements, mortgage releases and other documents, in form and substance reasonably satisfactory to Agent, necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

SECTION 10.02             Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address (including, without limitation, an electronic mail address) as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five (5) days after being deposited in the United States mails, first class postage prepaid or (ii) notice by facsimile, when confirmation of successful transmission has been received, except that notices and communications pursuant to Article II shall not be effective until received.

SECTION 10.03             No Waiver; Remedies.  No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04             Binding Effect; Assignability; Multiple Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of Borrower, Servicer, Agent, each Lender, Backup Servicer, Custodian, Agent’s Bank and their respective successors and permitted assigns.  This Agreement and each Lender’s rights and obligations hereunder and interest herein shall be assignable in whole or in part (including by way of the sale of participation interests therein) by each Lender and its successors and assigns to (i) any existing Lender, (ii) any Affiliate of any existing Lender or (iii) any other Person acceptable to Agent and, as long as no Early Amortization Event has occurred, Borrower (which acceptance shall not be unreasonably withheld or delayed by Borrower); provided, however, that the aggregate outstanding principal amount (determined as of the effective date of the applicable assignment) of the Loans and commitments subject to any such assignment shall be an integral multiple of $5,000,000, unless such assignment is made to an existing Lender or an Affiliate or of any existing Lender, is of the assignor’s (together with its Affiliates entire interest in the Loans or is made with the prior consent of Agent.  None of Borrower, Servicer or Backup Servicer may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Agent and any attempt to the contrary shall be null and void.  The parties to each assignment or participation made pursuant to this Section 10.04 shall execute and deliver to Agent, for its acceptance and recording in its books and records, an assignment and acceptance agreement (an “Assignment and Acceptance”) or a participation agreement or other transfer instrument reasonably satisfactory in form and substance to Agent and the assignor shall deliver to Agent a processing and recordation fee of $2,500.  Each such assignment or participation shall be effective as of the date specified in the applicable Assignment and Acceptance or other agreement or instrument only after the execution, delivery, acceptance and recording thereof and delivery of the processing and recordation fee, in each case as described in the preceding sentence.  Agent shall notify Borrower of any assignment or participation thereof made pursuant to this Section 10.04.  Each Lender may, in connection with any assignment or participation or any proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower and the Pledged Assets furnished to such Lender by or on behalf of Borrower or Servicer; provided, however, that such Lender shall not disclose any such information until it has obtained an agreement from such assignee or participant or proposed assignee or participant that it shall treat as confidential (under terms mutually satisfactory to Agent and such assignee or participant or proposed assignee or participant) any information obtained which is not already publicly known or available.

(b)           Whenever the term “Lender” is used herein, it shall mean Capital One, National Association and/or any other Person which shall have executed an Assignment and Acceptance; provided, however, that each such party shall have a pro rata share of the rights and obligations of Lenders hereunder in such percentage amount (the “Commitment Percentage”) as shall be obtained by dividing such party’s commitment to fund Loans hereunder by the total commitment of all parties to fund Loans hereunder.  Unless otherwise specified herein, any right at any time of Lenders to enforce any remedy, or to consent to any waiver, amendment or other modification hereunder or under any other Transaction Document, shall be exercised by Agent only upon direction by such parties that hold a majority of the Commitment Percentages at such time.

(c)           Subject to Section 10.04(a), each of the parties hereto hereby agrees to execute any amendment to this Agreement that is required in order to facilitate the addition of any new Lender hereunder as contemplated by this Section 10.04.

SECTION 10.05             Advances; Payments; Defaulting Lenders; Information; Actions in Concert.

(a)           Advances; Payments.  Agent shall notify Lenders, promptly after receipt of a Notice of Borrowing and in an event prior to 5:00 p.m. (New York time) on the date such Notice of Borrowing is received, by telecopy, telephone or other similar form of transmission.  Each Lender shall make the amount of such Lender’s Commitment Percentage of such Borrowing available to Borrower in accordance with Section 2.02(c).

(b)                                 Availability of Lender’s Commitment Percentage.  Nothing in this Agreement or the other Transaction Documents shall be deemed to require Agent to  advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Borrower may have any Lender as a result of any default by such Lender hereunder.  To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Loan is made, Agent shall be entitled to retain for its account all interest accrued on such Loan until reimbursed by the applicable Lender.

(c)                                  Return of Payments.

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Transaction Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)                                 Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)            All Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender and Defaulting Lender shall not be entitled to any fees so long as such Lender is a Defaulting Lender;

(ii)           The commitment and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Requisite Lenders have taken or may take any action hereunder unless such waiver, amendment or modification by its terms would increase such Defaulting Lender’s Commitment Percentage or would affect such Defaulting Lender more adversely than other affected Lenders;

(iii)          Any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this

Agreement, as determined by Agent, (iii) third, if so determined by Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to Borrower or the Lenders as a result of any then-existing judgment of a court of competent jurisdiction obtained by Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Loans such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders in accordance with their Commitment Percentages prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender;

(iv)          Notwithstanding anything herein to the contrary, Borrower may require the Defaulting Lender to assign all of its Loans and commitments to another Lender or other Person willing to accept such assignment; provided that prior to or concurrently with any such replacement, the (i) Defaulting Lender shall have received payment in full of all of its Obligations through such date of replacement and a release from its obligations under the Transaction Documents and (ii) all of the Defaulting Lender’s obligations are assigned to another Lender or such Person; and

(v)           In the event that Agent and Borrower each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations of the Lenders on Loans shall be readjusted to reflect the inclusion of such Defaulting Lender’s commitment and on such date such Defaulting Lender shall purchase at par such of the Loans of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.

(e)           Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent’s obligations hereunder shall be limited to providing such notice in accordance with Section 10.02 and provided such notice is given, Agent shall not otherwise be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction.  Lenders acknowledge that Borrower is required to provide financial statements and collateral reports to Lenders in accordance with Sections 6.11 and 6.12 hereto and agree that Agent shall have no duty to provide the same to Lenders.

(f)            Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

SECTION 10.06             Term of this Agreement.  This Agreement, including, without limitation, Borrower’s obligation to observe its covenants set forth in Articles IV, V and VI and Servicer’s obligation to observe its covenants set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by Borrower or Servicer pursuant to Articles IV, V and VI and the indemnification and payment provisions of Article IX and Article X and the provisions of Section 9.01 and Section 10.08 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.07             GOVERNING LAW; JURY WAIVER.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF AGENT AND LENDERS IN THE PLEDGED RECEIVABLES, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.  EACH PARTY IRREVOCABLE CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH HEREIN.  WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, NASSAU COUNTY OR SUFFOLK COUNTY AND THE UNITED STATES DISTRICT COURTS LOCATED THEREIN, AND EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY, PROVIDED THAT SERVICE OF PROCESS IS MADE AS SET FORTH IN THIS SECTION 10.07, OR BY ANY OTHER LAWFUL MEANS.

SECTION 10.08             Costs and Expenses.  In addition to the rights of indemnification granted to Backup Servicer, Custodian, Agent’s Bank, Agent, each Lender and its Affiliates under Section 9.01 hereof, each of Borrower and Guarantor, jointly and severally, agrees to pay on demand all reasonable (and reasonably documented) costs and expenses of Backup Servicer, Custodian, Agent’s Bank, each Lender and Agent incurred in connection with the preparation, execution, delivery or administration of, or any waiver or consent issued or amendment prepared in connection with, this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith or therewith or incurred in connection with any amendment, waiver or modification of this Agreement, any other Transaction Document, and any other documents to be delivered hereunder or thereunder or in connection herewith or therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Backup Servicer, Custodian, Agent’s Bank, Agent and each Lender with respect thereto and with respect to advising Backup Servicer, Custodian, Agent’s Bank, Agent and each Lender as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by Backup Servicer, Custodian, Agent’s Bank, Agent or any Lender in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(a)           Each of Guarantor and Borrower shall, jointly and severally, pay on demand all other costs and expenses incurred by Agent and/or any Lender or any general or limited partner or member or shareholder thereof related to this Agreement or any other Transaction Document (“Other Costs”), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent and/or any Lender or any counsel for any general or limited partner or member or shareholder thereof, with respect to (i) advising such Person as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith and (ii) the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b)           Without limiting any other provision hereof, Borrower shall pay on demand all costs, expenses and fees of Backup Servicer subsequent to the occurrence of a Servicer Default and the appointment of Backup Servicer as Servicer hereunder related to its duties under this Agreement.

(c)           Any Person making a claim under this Section 10.08 shall submit to Borrower a notice setting forth in reasonable detail the basis for and the computations of the applicable costs, expenses or similar items.

SECTION 10.09             No Proceedings.  Servicer, Backup Servicer and Custodian each hereby agree that it will not institute against, or join any other Person in instituting against, Borrower any proceedings of the type referred to in the definition of Bankruptcy Event if there shall not have elapsed at least one year and one day since the Collection Date.

SECTION 10.10             Protection of Agent’s Security Interest.

(a)           Each of Borrower and Guarantor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Agent may reasonably request, to perfect, protect, defend or more fully evidence the security interest of Agent, for the benefit of Lenders, in any Pledged Assets, or to enable Agent or any Lender to exercise and enforce their rights and remedies hereunder or under the other Transaction Documents (including, without limitation, to enforce any of the Receivables or any Assignment). At any time after the occurrence of an Event of Default, Agent may, or Agent may direct Borrower or Servicer to, notify the Obligors, at

Borrower’s expense, of the security interests of Agent for the benefit of Lenders under this Agreement and may also file any assignments of mortgage relating to any or all of the mortgage loans direct that payments of all amounts due or that become due under any or all Receivables be made directly to Agent or its designee. Borrower or Servicer (as applicable) shall, at Agent’s or any Lender’s request, withhold the identity of Lenders in any such notification.

(b)           If Borrower fails to perform any of its obligations hereunder or under any other Transaction Document, Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and Agent’s and each Lender’s costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.08. Borrower irrevocably authorizes Agent at any time and from time to time in the sole discretion of Agent, and appoints Agent as its attorney-in-fact, to act on behalf of Borrower (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in Agent’s sole discretion to perfect and to maintain the perfection and priority of the security interest of Agent for the benefit of Lender in the Pledged Receivables and other Pledged Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Pledged Receivables as a financing statement in such offices as Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the security interest of Agent, for the benefit of Lenders, in the Pledged Assets. This appointment is coupled with an interest and is irrevocable. Borrower hereby authorizes Agent to file financing statements and other filing or recording documents, including any mortgages or assignments of mortgage relating thereto, with respect to the Pledged Receivables and other Pledged Assets (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of Borrower, in such form and in such offices as Agent determines appropriate to perfect or maintain the perfection of the security interest of Agent hereunder. Borrower acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Pledged Receivables or other Pledged Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by Agent, consenting to the form and substance of such filing or recording document. Borrower approves, authorizes and ratifies any filings or recordings made by or on behalf of Agent in connection with the perfection of the security interests in favor of Borrower or Agent.

SECTION 10.11             Execution in Counterparts; Severability; Integration.  this Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.  In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the Fee Letters.

SECTION 10.12             Tax Characterization.  Notwithstanding any provision of this Agreement, the parties hereto intend that the Loans advanced hereunder shall constitute indebtedness of Borrower for federal income tax purposes.

SECTION 10.13             Reserved.

SECTION 10.14             Confidentiality.  Each of Agent, Backup Servicer, Custodian and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to Agent and Lenders and their Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.14, (i) to any assignee of or participant in, or any prospective assignee of or participant in, any rights or obligations under this Agreement or (ii) to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.14 or (ii) becomes available to Agent, Backup Servicer, Custodian or any Lender on a nonconfidential basis from a source other than Borrower.  For the purposes of this Section 10.14, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Agent, Backup Servicer, Custodian, Agent’s Bank or any Lender on a nonconfidential basis prior to disclosure by Borrower.  Notwithstanding anything herein to the contrary, each party hereto (and each of its employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the United States tax treatment and United States tax structure of the transactions described herein and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any party hereto relating to such United States tax treatment and United States tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 10.15             Specified Laws.  Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Specified Laws, it is required to obtain, verify and record information that identifies Borrower, Guarantor and Servicer, which information includes the names and addresses of the Borrower, Guarantor and Servicer and other information that will allow such Lender or Agent, as applicable, to identify the Borrower, Guarantor or Servicer in accordance with the Specified Laws.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	BRT RLOC LLC

	By:	/s/ Mark H. Lundy
		Name:	Mark H. Lundy
		Title:	Senior Vice President

c/o BRT Realty Trust
60 Cutter Mill Road
Great Neck, New York 11021
Attention: David W. Kalish
Facsimile No.: (516) 466-3132
Telephone No.: (516) 773-2715

SIGNATURE PAGE TO

LOAN AND SECURITY AGREEMENT

SERVICER:	BRT REALTY TRUST

	By:	/s/ Mark H. Lundy
		Name:	Mark H. Lundy
		Title:	Senior Vice President

60 Cutter Mill Road
Great Neck, New York 11021
Attention: David W. Kalish
Facsimile No.: (516) 466-3132
Telephone No.: (516) 773-2715

SIGNATURE PAGE TO

LOAN AND SECURITY AGREEMENT

GUARANTOR:	BRT REALTY TRUST

	By:	/s/ Mark H. Lundy
		Name:	Mark H. Lundy
		Title:	Senior Vice President

60 Cutter Mill Road
Great Neck, New York 11021
Attention: David W. Kalish
Facsimile No.: (516) 466-3132
Telephone No.: (516) 773-2715

SIGNATURE PAGE TO

LOAN AND SECURITY AGREEMENT

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Paul Kesicki
		Name:	Paul Kesicki
		Title:	Vice President

275 Broadhollow Road
Melville, New York 11747
Attention: Bob Bernard
Facsimile No.: (631) 531-2798
Telephone No.: (631) 531-2172

With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Miriam Cohen, Esq.
Facsimile No.: (212) 407-4990
Confirmation No.: (212) 407-4000

SIGNATURE PAGE TO

LOAN AND SECURITY AGREEMENT

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Paul Kesicki
		Name:	Paul Kesicki
		Title:	Vice President

275 Broadhollow Road
Melville, New York 11747
Attention: Bob Bernard
Facsimile No.: (631) 531-2798
Telephone No.: (631) 531-2172

With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Miriam Cohen, Esq.
Facsimile No.: (212) 407-4990
Confirmation No.: (212) 407-4000

SIGNATURE PAGE TO

LOAN AND SECURITY AGREEMENT

SCHEDULE I

CONDITION PRECEDENT DOCUMENTS

As required by Section 3.01 of the Agreement, each of the following items must be delivered to Agent prior to the date of the initial Borrowing:

(a)           A copy of this Agreement, the Notes, if any, and each other Transaction Document duly executed by each of the parties hereto;

(b)           A copy of the Credit and Collection Policy and the Underwriting Guidelines as currently in effect;

(c)           A certificate of the Secretary or Assistant Secretary of Borrower, dated as of the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of Borrower authorized to sign on behalf of Borrower this Agreement and the other documents to be delivered by Borrower hereunder (on which certificate Agent and Lenders may conclusively rely until such time as Agent shall receive from Borrower a revised certificate meeting the requirements of this paragraph (c)), (ii) that the copy of the certificate of formation of Borrower attached thereto is a complete and correct copy and that such certificate of formation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the limited liability company agreement of Borrower attached thereto is a complete and correct copy, and that such limited liability company agreement has not been amended, modified or supplemented and is in full force and effect, and (iv) the resolutions of the board of managers of Borrower approving and authorizing the execution, delivery and performance by Borrower of this Agreement and the documents related hereto;

(d)           A certificate of the Secretary or Assistant Secretary of Guarantor, dated as of the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of Guarantor authorized to sign on behalf of Guarantor this Agreement and the other documents to be delivered by Guarantor hereunder (on which certificate Agent and Lenders may conclusively rely until such time as Agent shall receive from Guarantor a revised certificate meeting the requirements of this paragraph (d)), (ii) that the copy of the certificate of formation of Guarantor attached thereto is a complete and correct copy and that such certificate of formation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of operative agreement of Guarantor attached thereto is a complete and correct copy, and that such operative agreement has not been amended, modified or supplemented and is in full force and effect, and (iv) the resolutions of the governing body of Guarantor approving and authorizing the execution, delivery and performance by Guarantor of this Agreement and the documents related hereto;

(e)           A certificate of the Secretary or Assistant Secretary of Servicer, dated as of the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of Servicer authorized to sign on behalf of Servicer this Agreement and the other documents to be delivered by Servicer hereunder (on which certificate Agent and Lenders may conclusively rely until such time as Agent shall receive from Servicer a revised certificate meeting the requirements of this paragraph (e)), (ii) that the copy of the certificate of formation

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of Servicer attached thereto is a complete and correct copy and that such certificate of formation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the operative agreement of Servicer attached thereto is a complete and correct copy, and that such operative agreement has have not been amended, modified or supplemented and is in full force and effect, and (iv) the resolutions of governing body of Servicer approving and authorizing the execution, delivery and performance by Servicer of this Agreement and the documents related hereto;

(f)            A good standing certificate, dated as of a recent date for Borrower, issued by the Secretary of State of New York and a certificate of formation for Borrower certified by the Secretary of State of New York;

(g)           A good standing certificate, dated as of a recent date for Guarantor, issued by the Secretary of the Commonwealth of Massachusetts and a certificate of formation or incorporation for Guarantor certified by the Secretary of State of the Commonwealth of Massachusetts;

(h)           A good standing certificate, dated as of a recent date for Servicer, issued by the Secretary of State of the Commonwealth of Massachusetts and a certificate of incorporation for Servicer certified by the Secretary of the Commonwealth of Massachusetts;

(i)            Original copies of proper financing statements (the “Facility Financing Statements”) describing the Pledged Receivables, Other Conveyed Property, Related Security and other Pledged Assets, and naming Borrower as debtor and Agent, on behalf of Lenders, as secured party, and other, similar instruments or documents, as may be necessary or, in the opinion of Agent or Lenders, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect Agent’s and Lenders’ interests in all Pledged Receivables, Other Conveyed Property, Related Security and other Pledged Assets;

(j)            Original copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Pledged Receivables, Other Conveyed Property, Related Security and other Pledged Assets previously granted by Borrower;

(k)           Certified copies of requests for information or copies (or a similar UCC search report certified by a party acceptable to Agent), dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements, which name Borrower (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the Facility Financing Statements were filed, together with copies of such financing statements (none of which shall cover any Pledged Assets);

(l)            One or more favorable Opinions of Counsel of counsel to Borrower and Guarantor, with respect to such matters as Agent may reasonably request (including an opinion, with respect to due authorization, execution and delivery of, and enforceability of, this Agreement and the other Transaction Documents, and the perfected security interest of Agent (for the benefit of the Lender), in the Pledged Receivables, Other Conveyed Property, Related Security and other Pledged Assets);

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(m)          Any necessary third party consents to the closing of the transactions contemplated hereby; and

(n)           A copy of each of the other Transaction Documents duly executed by the parties thereto.

(o)           Certificates of insurance evidencing that each of Guarantor and Borrower has obtained liability insurance and property insurance (for such property as it may at such time own) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of Guarantor and Borrower, with the certificate of liability insurance to name Agent on behalf of Lenders as additional insured and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ notice thereof to Agent.

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SCHEDULE II

PRIOR NAMES, TRADENAMES, FICTITIOUS NAMES
AND “DOING BUSINESS AS” NAMES

Borrower

Prior Legal Names:	None
Trade Names:	BRT and BRT Realty Trust
Fictitious Names:	BRT and BRT Realty Trust
Doing Business as:	BRT and BRT Realty Trust

Servicer

Prior Legal Names:	None
Trade Names:	BRT and BRT Realty Trust
Fictitious Names:	BRT and BRT Realty Trust
Doing Business as:	BRT and BRT Realty Trust

Guarantor

Prior Legal Names:	None
Trade Names:	BRT and BRT Realty Trust
Fictitious Names:	BRT and BRT Realty Trust
Doing Business as:	BRT and BRT Realty Trust

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SCHEDULE III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ELIGIBLE RECEIVABLES

The following representations and warranties are made by Borrower, with respect to all Pledged Receivables, unless the related Notice of Borrowing specifies, in writing, which of the following are not true and provides an explanation of why such representations are not true and Agent has approved such deviation in writing.

1.             Each such Pledged Receivable represents the genuine, legal, valid, binding and full recourse payment obligation of the Obligor thereunder enforceable by Borrower.

2.             Each such Pledged Receivable, at the time of origination and at all times thereafter, conformed in all material respects to all requirements of the Credit and Collection Policy applicable to such Pledged Receivable and, in any case, no such Pledged Receivable would be required to be written off pursuant to the Credit and Collection Policy and the Underwriting Guidelines.

3.             Each such Pledged Receivable was originated in the United States and denominated in Dollars, and the Obligor, with respect to each such Pledged Receivable, has a billing address and principal place of business in the United States and the Underlying Collateral for each such Pledged Receivable is located in the United States.

4.             No such Pledged Receivable is the subject of, or the subject of any assertions in respect of, any litigation, right of rescission, setoff, counterclaim or defense on the part of the Obligor.  Such Pledged Receivable are not subject to any discounts, allowances or set-offs against payment thereof.

5.             No such Pledged Receivable has a stated term of more than thirty-six (36) months.  For any repurchase agreement or similar agreement, the Obligor is required to purchase the Mortgage or Deed of Trust from the Borrower no more than 364 days from the date such Mortgage or Deed of Trust is purchased by Borrower thereunder.

6.             No such Pledged Receivable is a Defaulted Receivable.

7.             Except as expressly permitted under this Agreement, no such Pledged Receivable had any of its provisions waived, amended, altered or modified in any respect that is credit related and adverse, or otherwise material and adverse, to the interests of Borrower or Lenders since its origination or purchase.

8.             Each such Pledged Receivable is payable by an Obligor which (i) is not subject to a Bankruptcy Event and (ii) is not a party to any agreement with Borrower or any of its Affiliates pursuant to which such Obligor has become ineligible for financing.

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9.             The information pertaining to each such Pledged Receivable set forth in  the related Assignment and each Monthly Remittance Report and Daily Remittance Report is true and correct in all material respects.

10.           With respect to each such Pledged Receivable, by the Borrowing Date on which such Pledged Receivable is Pledged hereunder and on each day thereafter, Servicer or Borrower, as applicable, will have caused its master computer records relating to such Pledged Receivable to be clearly and unambiguously marked to show that such Pledged Receivable has been Pledged under this Agreement.

11.           With respect to each such Pledged Receivable there exists a Receivable File, such Receivable File contains at all times each item listed in the definition of Receivable File with respect to such Pledged Receivable that is required to be contained therein as set forth in such definition at such times and such Receivable File is in the possession of Custodian.

12.           No such Pledged Receivable has been repaid, prepaid, satisfied, subordinated or rescinded.

13.           No such Pledged Receivable was originated in, purchased in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer, pledge and/or assignment of such Pledged Receivable under this Agreement or any Assignment and none of Seller or Borrower have entered into any agreement with any Obligor that prohibits, restricts or conditions the sale, transfer, pledge and/or assignment of such Pledged Receivable.

14.           No such Pledged Receivable is currently assigned or pledged by (i) Seller to any Person other than Borrower, and (ii) Borrower to any Person other than Agent for the benefit of Lenders.

15.           No such Pledged Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations thereunder to Seller or Borrower.

16.           There has been no default, breach, violation or event permitting acceleration under the terms of any such Pledged Receivable, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any such Pledged Receivable, and in each case that could reasonably be expected to materially adversely affect the collectibility of such Pledged Receivable and there has been no waiver of any of the foregoing, other than a waiver provided in conformance with the terms of this Agreement.

17.           Each such Pledged Receivable is in full force and effect in accordance with its terms and neither Borrower nor the Obligor has suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by any other party to such Pledged Receivable;

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18.           The origination and collection practices used by Borrower, Seller and Servicer with respect to each such Pledged Receivable have been in all respects legal, proper, prudent and customary in the financing and servicing business.

19.           Borrower and/or Seller considered (a) the applicable Obligor’s ability to pay all payments included in the terms of each such Pledged Receivable (and, if applicable, the Contract related thereto), and (b) the applicable Obligor’s ability to pay any increases in the payments due under the terms of each such Pledged Receivable (and, if applicable, the Contract related thereto), and in each case concluded that such Obligor had the ability to make such payments.

20.           Borrower, Seller and/or Servicer have duly fulfilled in all material respects all obligations on their part to be fulfilled under or in connection with the origination, acquisition and assignment of such Pledged Receivable, including, without limitation, giving any notices or consents necessary to effect the acquisition of such Pledged Receivable by Borrower, and have done nothing to impair the rights of Borrower or Agent in such Pledged Receivable or payments with respect thereto.

21.           The sale of such Pledged Receivable (and the Other Conveyed Property and Related Security related thereto) from Seller to Borrower pursuant to an Assignment, if applicable, does not violate the terms or provisions of any agreement to which either Seller or Borrower are a party or by which either of them are bound.

22.           The transfer, assignment and conveyance of such Pledged Receivable (and the Other Conveyed Property and Related Security related thereto) from Seller to Borrower pursuant to an Assignment, if applicable, is not subject to any tax, fee or governmental charge payable by Borrower or any other Person to any federal, state or local government, other than, with respect to Underlying Collateral consisting of real estate, customary fees in connection with the recordation and transfer of such Underlying Collateral.

23.           No such Pledged Receivable has, may or will be deemed to be an executory contract or unexpired lease subject to rejection by an Obligor under Section 365 of the Bankruptcy Code in the event that a Bankruptcy Event has occurred or occurs with respect to the Obligor.

24.           The Obligor, with respect to such Pledged Receivable (and any guarantor of such Obligor’s obligations thereunder), had full legal capacity to execute and deliver the Contract which creates such Pledged Receivable and any other documents related thereto.

25.           Each such Pledged Receivable was originated by Seller or Borrower without any fraud or material misrepresentation on the part of the related Obligor, Seller or Borrower.  Each such Receivable was sold or contributed by Seller to Borrower, if applicable, without any fraud or material misrepresentation on the part of Seller or Borrower.

26.           The funding obligations for each such Pledged Receivable have been fully satisfied and all sums requested by the Obligor, and that are available under the terms of the related Contract, have been fully advanced.

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27.           Each such Pledged Receivable is a fully collateralized payment obligation of the Obligor thereunder.

28.           The Obligor of each such Pledged Receivable is not a Government Entity.

29.           Each such Pledged Receivable (i) was originated by (A) Seller or (B) Borrower in the ordinary course of such Person’s business and such Person had all necessary licenses and permits to originate such Pledged Receivable in the State where the Obligor and the related Underlying Collateral were located, (ii) was sold by Seller to Borrower under an Assignment, if applicable, and Borrower has all necessary licenses and permits to purchase and own such Pledged Receivables and enter into Contracts pursuant to which such Pledged Receivable was created, in the State where the Obligor (including, without limitation, any third party Seller) and the related Underlying Collateral are located and (iii) contains customary and enforceable provisions, such as to render the rights and remedies of Borrower (and any assignee thereof) adequate for realization against the collateral security related thereto.

30.           There are no proceedings pending or, to the best of Borrower’s knowledge, threatened (i) asserting insolvency of or Bankruptcy Event involving the Obligor of such Pledged Receivable, or (ii) wherein the Obligor of such Pledged Receivable, any other obligated party or any governmental agency has alleged that such Pledged Receivable or the Contract which creates such Pledged Receivable is illegal or unenforceable.

31.           Each such Pledged Receivable was created under a Contract which (i) contains provisions permitting acceleration of the scheduled payments thereunder if the related Obligor is in default under or has otherwise violated or breached any material provision of such Pledged Receivable or the Contract which created such Pledged Receivable, (ii) prohibits any assignment of the Pledged Receivable by the related Obligor and (iii) contains provisions sufficient to enable Borrower to repossess or foreclose upon the Underlying Collateral related thereto upon a default thereunder.

32.           Each of the items contained in the Receivable File with respect to each such Pledged Receivable are substantially in the form of agreements or documents delivered to Agent prior to the date of this Agreement (or substantially in the form of agreements which have otherwise been approved by Agent).  Each such Pledged Receivable was created under a Contract that permits the assignment by the lending party thereunder of all rights, but none of the obligations, of such lending party without the consent of or notice to any Person.

33.           Each such Pledged Receivable either reserves for or requires the related Obligor to pay all maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related Underlying Collateral.

34.           Each such Pledged Receivable is by its terms an absolute and unconditional obligation of the related Obligor and is non-cancelable prior to the expiration of the term of such Pledged Receivable; and such Pledged Receivable does not provide for the substitution, exchange or addition of any other items of Underlying Collateral related to such Pledged Receivable if the effect thereof would be to reduce or extend the scheduled payments related thereto.

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35.           Each such Pledged Receivable requires that the related Obligor obtain and maintain physical damage insurance, general liability insurance and flood insurance (to the extent the Underlying Collateral is located in an area  identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has  been made  available  under  the  National  Flood  Insurance  Act of nineteen hundred sixty-eight, as amended) covering any and all loss with respect to such Underlying Collateral.  Insurance coverage required to be maintained by the Obligor under such Pledged Receivable is of a type customary for the Underlying Collateral covered thereby and Servicer’s monitoring of compliance with such insurance requirements is consistent with industry practice.  Physical damage insurance, general liability insurance and loss by flood insurance (to the extent the Underlying Collateral is located in an area  identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made  available  under  the  National  Flood  Insurance  Act of nineteen hundred sixty-eight, as amended), in an amount greater than or equal to the replacement cost of the related Underlying Collateral or, if less, in the amount of the Loan (provided co-insurance is waived), covering any and all loss with respect to the Underlying Collateral related to each such Pledged Receivable and a loss payee endorsement with respect to such insurance in favor of Borrower and Agent is in full force and effect.  The Agent has received copies of the Insurance Certificates covering such Underlying Collateral and such Insurance Certificates accurately identify the insurance policies then covering the Underlying Collateral.

36.           All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, licensing laws and regulations, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers’ Civil Relief Act and state adaptations of the National Consumer Act, and of the Uniform Consumer Credit Code, and all other consumer credit laws and equal credit opportunity and disclosure laws), in respect of each such Pledged Receivable, the origination or purchase thereof, and the Underlying Collateral related thereto, have been complied with in all respects.

37.           The Obligor with respect to such Pledged Receivable has good and marketable title to the Underlying Collateral securing such Pledged Receivable and such Underlying Collateral is free and clear of all Adverse Claims.

38.           The Contract related to each such Pledged Receivable contains language by which the Obligor grants a first priority, perfected security interest (subject only to Permitted Liens) to Borrower in the Underlying Collateral securing such Pledged Receivable.

39.           The Underlying Collateral securing such Pledged Receivable has not been released from the lien of Agent, for the benefit of Lenders, in whole or in part.

40.           Except in connection with a participation, neither Borrower nor Servicer has taken any action to convey any right to any Person that would result in such Person having a right to payments due under any such Pledged Receivable or payments received under the related

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Insurance Policy or otherwise to impair the rights of Borrower, Agent or any Lender in such Pledged Receivable, the related Insurance Policy or any proceeds thereof.

41.           The Obligor and any guarantor, with respect to each such Pledged Receivable, received a legible, completely filled-in copy of the Contract which creates such Pledged Receivable, and any other document that such Obligor or such guarantor were asked to sign in connection with the purchase or financing of the Underlying Collateral or any related guaranty.

42.           The Underlying Collateral related to such Pledged Receivable is not subject to any tax or mechanic’s lien or any other Adverse Claim (other than Permitted Liens).

43.           The Underlying Collateral related to such Pledged Receivable has not been repossessed from the related Obligor.

44.           Borrower has delivered to Custodian the sole original counterpart of the promissory note, if any, or the chattel paper, if any, related to such Pledged Receivable, and the Contract, and, if any, such promissory note or chattel paper, as applicable, and the other items contained in the related Receivable File constitute the entire agreement between Seller or Borrower, as applicable, and the Obligor in respect of the related Underlying Collateral.

45.           The Obligor with respect to any such Pledged Receivable is not a merchant with respect to the Underlying Collateral related to such Pledged Receivable, and no Obligor under such Pledged Receivable is a partner, member or Affiliate of Borrower, Seller or Servicer.

46.           Neither the operation of any of the terms of any such Pledged Receivable or the Contract which creates such Pledged Receivable, nor the exercise by Borrower, Servicer, Seller or the Obligor of any right under any such Pledged Receivable will render such Pledged Receivable unenforceable in whole or in part nor subject to any right of rescission, setoff, claim, counterclaim or defense.

47.           The Underlying Collateral related to each such Pledged Receivable has not been used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon Seller, Borrower, Agent or any Lender under any applicable federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or orders related to or addressing the environment, health or safety.

48.           No Person (including, without limitation, any dealer, vendor or broker) other than, if applicable, the related Obligor has provided any funds to Seller, Servicer or Borrower as a deposit, cash collateral or reserve to secure the obligations of the Obligor under such Pledged Receivable.

49.           Each such Pledged Receivable includes provisions requiring the payment of interest and fees in each calendar month during the term of such Pledged Receivable.

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50.           The Obligor under such Pledged Receivable is obligated to indemnify Borrower and any assignee thereof, including, without limitation, Borrower and its assignee, against all environmental claims arising in connection with any and all activity on the mortgaged property.

51.           The promissory note (if applicable) related to each such Pledged Receivable (a) prior to being sold pursuant to the related Assignment, if applicable, listed Seller as payee, (b) after being endorsed at the time of sale under the related Assignment to Borrower or upon origination by Borrower, lists Borrower as payee, and (c) after being endorsed at the time of the Pledge of such Pledged Receivable hereunder, lists Agent as payee.

52.           No party other than Servicer or Borrower has the right to enforce rights or remedies or waive defaults under the Contract related to such Pledged Receivable.

53.           Each such Pledged Receivable arises from a Contract in respect of which (i) Borrower is the sole lender or (ii) Borrower has, pursuant to a participation agreement approved in writing by Agent or in a form approved in writing by Agent, sold a participation interest in such Contract to a participant or participants whose interests in amounts payable by the Obligor under such Contract are pari passu with, or subordinated to, Borrower’s interests in such amounts, and Borrower and Servicer have exclusive control over the enforcement and/or waiver of such Pledged Receivable and any rights under or with respect to such Contract and any related agreements, documents or instruments without the need to obtain any consents from such participant or participants other than pursuant to the Participant Voting Rights.

54.           If such Pledged Receivable arises under a Contract in respect of which BRT or Borrower has sold a participation or granted an assignment, the related participation or assignment agreement provides that BRT or Borrower, as applicable, may make any required advance thereunder notwithstanding any participant’s or assignee’s failure to make any advance under such participation agreement or such Contract.

55.           With respect to the Underlying Collateral which secures such Pledged Receivable:

(a)           Seller and Borrower have taken or caused to be taken all steps necessary under all applicable law (including, without limitation, the filing of an Obligor Financing Statement with respect to each such Pledged Receivable) in order to cause (and have caused) a valid, subsisting and enforceable perfected, first priority security interest (subject only to Permitted Liens) to exist in Seller’s (if Seller originated the Pledged Receivable) and Borrower’s favor in the Underlying Collateral securing each such Pledged Receivable;

(b)           if Seller originated the Pledged Receivable, Seller has assigned the perfected, first priority security interest (subject only to Permitted Liens) in the Underlying Collateral referred to in clause (a) above to Borrower pursuant to the Assignment and has also filed a mortgage assignment in favor of Borrower in proper form and in the proper jurisdiction;

(c)           Borrower has (i) assigned the perfected, first priority security interest (subject only to Permitted Liens) in the Underlying Collateral to Agent, for the benefit of Lenders, pursuant to Section 2.10 hereof and, by means of the filing of a collateral mortgage

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assignment in proper form and in the proper jurisdiction, and (ii) taken all steps necessary under all applicable law in order to perfect, and has perfected, the security interest of Agent, for the benefit of Lenders, in Borrower’s interest in the Underlying collateral related to each such Pledged Receivable; and

(d)           there exists in favor of Agent, for the benefit of Lenders, as secured party, a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in Borrower’s interest in such Underlying Collateral, and such security interest is and shall be prior to all other liens upon and security interests in Borrower’s interest in such Underlying Collateral that now exist or may hereafter arise or be created (other than Permitted Liens).

56.           With respect to each such Pledged Receivable, and the perfection of Agent’s interest in such Pledged Receivable:

(a)           Seller has assigned such Pledged Receivable to Borrower pursuant to the Assignment (if Seller originated the Pledged Receivable);

(b)           Borrower has a valid, subsisting and enforceable perfected, first priority ownership interest in such Pledged Receivable;

(c)           Borrower has (i) granted a perfected, first priority security interest in such Pledged Receivable to Agent, for the benefit of Lenders, pursuant to Section 2.10 hereof, and (ii) taken all steps necessary under all applicable law in order to perfect, and has perfected, the security interest of Agent, for the benefit of Lenders, in the security interest (subject only to Permitted Liens) in the Underlying Collateral granted to Agent for the benefit of Lenders, related to each such Pledged Receivable; and

(d)           there exists in favor of Agent, for the benefit of Lenders, as secured party, a valid, subsisting and enforceable first priority perfected security interest in such Pledged Receivable, and such security interest is and shall be prior to all other liens upon such Pledged Receivable that now exist or may hereafter arise or be created.

57.           The Obligor with respect to such Pledged Receivable is obligated pursuant to the related Contract (or another effective and enforceable agreement) to deposit all payments with respect to such Pledged Receivable to the Servicer or into the Operating Account.

58.           The Underlying Collateral consists primarily of income producing commercial and multi-family properties and is not, in any case, undeveloped land.

59.           The value of Underlying Collateral consisting of real property has been determined by an appraisal from an independent, licensed real estate appraiser, in good standing with any applicable regulatory agency of recent date which complies with the requirements of FIRREA, and a true and correct copy of the complete appraisal has been provided to Agent.

60.           Each Mortgage Note complies in all material respects with all applicable federal, state and local laws, and was acquired, serviced, collected and otherwise dealt with in compliance in all material respects with all applicable federal, state, and local laws and

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regulations, including without limitation all applicable usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws and the terms of the related Mortgage Note and Mortgage.

61.           Each original Mortgage has been recorded, and all subsequent assignments of the original Mortgage (including any assignment of Mortgage in favor of Borrower) have been recorded in the appropriate jurisdictions (or are in the process of being recorded).

62.           Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related mortgagor, as maker thereof, and each Mortgage and Mortgage Note is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and all parties to each Mortgage Note had full legal capacity to execute all documents relating to such Mortgage Note and convey the estate therein purported to be conveyed.  There is only one original Mortgage Note with respect to each Mortgage Note. The maker of the Mortgage Note and the related mortgagor are the same Person.  Each Mortgage adequately describes the related Mortgage Note that it secures, and each Mortgage Note has been properly endorsed or assigned to Borrower.

63.           Each Mortgage is a valid and subsisting first priority, perfected lien of record (or are in the process of being recorded) on the related mortgaged property, subject only to Permitted Liens and the exceptions to title set forth in the title insurance policy with respect to that Mortgage Note, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage or the value of the Mortgage Note or related mortgaged property.  For each Mortgage Note, either the Mortgage contains an assignment of leases and rents or there is a separate document providing for such assignment, which creates in favor of the holder thereof a valid and perfected lien of the same priority as the related Mortgage in the related mortgaged property and rights described therein, subject to no liens, charges, security interests, mortgages, encumbrances or rights of others, except as set forth in the first sentence of this paragraph.

64.           There is no offset, defense, right of rescission or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the enforcement of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, which has a reasonable likelihood of causing or resulting in a Material Adverse Effect on the enforcement of or realization from such Mortgage Note.

65.           With respect to each Mortgage Note, a lender’s title insurance policy issued in standard form in the state in which the related mortgaged property is situated or, if generally acceptable in the jurisdiction where the mortgaged property is located, an attorney’s

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opinion of title given by an attorney licensed to practice law in the jurisdiction where the related mortgaged property is located was effective on the date of the origination of such Mortgage Note and such policy is valid and in full force and effect.  The title insurance policy is freely assignable and any assignment of the benefits of the mortgage title insurance does not require the consent of or notification to the insurer.  Neither Borrower nor Servicer has made, and neither Borrower nor is not aware of any, claims that have been made under such mortgage title insurance policies and neither Borrower, Servicer nor any prior holder of the related Mortgage has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

66.           With respect to each Mortgage Note, there is no proceeding pending or threatened for the total or partial condemnation of the related mortgaged property, nor is such a proceeding currently occurring, and such mortgaged property is free of substantial damage and is in good repair.

67.           For the related mortgaged property securing each Mortgage Note, to Borrower’s knowledge, no hazardous substances, hazardous wastes or solid wastes (as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1980, as amended (“RCRA”), or any other federal, state or local environmental legislation) are located thereon and no environmental condition exists on or at the mortgaged property which would have a material effect on the value, use or operation of the mortgaged property.  Agent shall have received, with respect to each Receivable, a current report which complies with Agent’s standard environmental assessment protocols (and which will include subsurface and ground water testing results if required by Agent) addressed to Agent from qualified professionals acceptable to Agent, indicating:  i) except as disclosed in such reports and acceptable to Agent, the absence or extent of hazardous materials, hazardous wastes, toxic substances, asbestos or lead paint which may affect the Underlying Collateral or surrounding areas; ii) satisfactory disposition of all matters disclosed by such reports and iii) the acceptability to Agent of any environmental risk. An acceptable environmental indemnity agreement executed among Agent, Borrower and Guarantor will be required by Agent.

68.           Neither Borrower nor Servicer has taken any action with respect to any Mortgage Note or the related mortgaged property that could subject Borrower, or its successors and assigns in respect of the Mortgage Note to any liability under CERCLA, RCRA or any other applicable federal, state or local environmental law, and neither Borrower nor Servicer has received any actual notice of a material violation of CERCLA, RCRA or any other applicable federal, state or local environmental law with respect to the related mortgaged property.  The Mortgage or other documents in the related file for such Mortgage Note requires the related mortgagor to comply with all applicable federal, state or local environmental laws and regulations.

69.           The Obligor with respect to the Mortgage or Mortgage Note does not have any other mortgage or mezzanine debt except to the extent such debt and the liens securing such debt are subject to a subordination and intercreditor agreement in favor of Borrower containing terms and conditions satisfactory to Agent in its sole discretion.

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70.           The Debt Yield with respect to any Receivable for which the Underlying Collateral; consists of hospitality shall be 12% or more.

71.           For any Receivable, the combined LTV of the related mortgage loan in favor of Borrower and all other mortgage loans with respect to such real property, as determined by Agent in its sole discretion, is not in excess of (i) for Underlying Collateral consisting of retail, office or multi-tenant or multi-family housing, 55%, (ii) for Underlying Collateral consisting of hospitality, 35%.

72.           The amount of the Receivable does not exceed forty percent (40%) of the Borrowing Limit.

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SCHEDULE IV

SUBSIDIARIES

TRB Palms East

TRB Savoy LLC

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EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

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EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

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EXHIBIT C

FORM OF MONTHLY REMITTANCE REPORT

1.                                       List of Receivables, with details as the parties may mutually agree, including the following:

(a)                                  Loan Number

(b)                                 Borrower Name

(c)                                  Unpaid Principal Balance

(d)                                 Next Payment Date

(e)                                  Identified Problems with Servicer’s Inspections

(f)                                    Borrower, or affiliate, subject to Bankruptcy

(g)                                 If Yes to Bankruptcy, provide details

(h)                                 Maturity Date

(i)                                     Future Funding Obligations

(j)                                     Underlying collateral subject to Litigation

(k)                                  Interest Reserves Balance

(l)                                     Subject to Significant Covenant Violation

(m)                               Material Defaults

(n)                                 Material Damage to Property

(o)                                 Borrower is 30 days or more Delinquent on Payment

(p)                                 Minimum Escrow Pmts/Balances have not been remitted or maintained

(q)                                 Criteria Requiring creation of springing Lockbox has occurred

(r)                                    Comments

2.                                       Summary of Collections with respect to all Receivables

3.                                       Amounts Remitted to Operating Account since last Monthly Remittance Report

4.                                       Status of Receivables;

5.                                       Balance Due on Each Receivable

6.                                       Interest Accrual Report (Entire Portfolio)

7.                                       Paid in Full Report

8.                                       Delinquent Detail Report

9.                                       Late Charge Report

10.                                 Reporting showing receipt of overdue loan fees, deferred loan fees, extension fees in such format as the parties may mutually agree

11.                                 Report showing payment of amounts collected from Obligors due to third parties in such format as the parties may mutually agree

12.                                 Reports of application of payment reserves, if any, in such format as the parties may mutually agree

13.                                 Reports tracking enforcement and expenses of enforcement, in such format as the parties may mutually agree

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EXHIBIT D

FORM OF DAILY REMITTANCE REPORT

1.                                       List of Receivables, with details as the parties may mutually agree, including the following:

(a)                                  Loan Number

(b)                                 Borrower Name

(c)                                  Unpaid Principal Balance

(d)                                 Next Payment Date

(e)                                  Identified Problems with Servicer’s Inspections

(f)                                    Borrower, or affiliate, subject to Bankruptcy

(g)                                 If Yes to Bankruptcy, provide details

(h)                                 Maturity Date

(i)                                     Future Funding Obligations

(j)                                     Underlying collateral subject to Litigation

(k)                                  Interest Reserves Balance

(l)                                     Subject to Significant Covenant Violation

(m)                               Material Defaults

(n)                                 Material Damage to Property

(o)                                 Borrower is 30 days or more Delinquent on Payment

(p)                                 Minimum Escrow Pmts/Balances have not been remitted or maintained

(q)                                 Criteria Requiring creation of springing Lockbox has occurred

(r)                                    Comments

2.                                       Summary of Collections with respect to all Receivables

3.                                      Amounts Remitted to Operating Account since last Daily Remittance Report

4.                                       Status of Receivables;

5.                                       Balance Due on Each Receivable

6.                                       Interest Accrual Report (Entire Portfolio)

7.                                       Paid in Full Report

8.                                       Delinquent Detail Report

9.                                       Late Charge Report

10.                                 Reporting showing receipt of overdue loan fees, deferred loan fees, extension fees in such format as the parties may mutually agree

11.                                 Report showing payment of amounts collected from Obligors due to third parties in such format as the parties may mutually agree

12.                                 Reports of application of payment reserves, if any, in such format as the parties may mutually agree

13.                                 Reports tracking enforcement and expenses of enforcement, in such format as the parties may mutually agree

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EXHIBIT E

RESERVED

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EXHIBIT F

FORM OF ALLONGE TO NOTE

Allonge to [Promissory Note] dated as of [       ], made by [                     ], a [                        ], in favor of [BRT RLOC LLC, a New York limited liability company] [BRT Realty Trust, a Massachusetts business trust], in the original principal amount of [            ] and [     ] DOLLARS ($[          ]), [which Promissory Note was previously endorsed, transferred and assigned to be payable to the order of BRT RLOC LLC, a New York limited liability company].

ENDORSEMENT

Pay to the order of                                                                     , without recourse or warranty.

Dated as of [         ] [         ]         , 201[  ]

BRT RLOC LLC, a New York limited liability company

By:
Name:
Title:

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EXHIBIT G

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is executed as of                        ,          by and among BRT RLOC LLC, a New York limited liability company (“Existing Borrower”),                                               , a                            (the “Joining Borrower”), and Capital One, National Association, as Agent (“Agent”).

BACKGROUND

Existing Borrower, Agent, BRT Realty Trust, the Lenders from time to time party thereto, inter alios, are parties to a Loan and Security Agreement, dated as of June 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

Joining Borrower desires to join the Loan Agreement as a Borrower.

In consideration of the foregoing and other benefits accruing to the Existing Borrower and the Joining Borrower, the receipt and sufficiency of which are hereby acknowledged, the Joining Borrower hereby makes the following representations and warranties to Agent and Lenders and hereby covenants and agrees with Agent and Lenders as follows:

A.            Capitalized terms used herein which are not defined shall have the meaning give to them in the Loan Agreement.

B.            The Joining Borrower is hereby added as a Borrower under the Loan Agreement; and all references to “Borrower “ thereunder shall hereafter be deemed to include the Joining Borrower.

C.            The Joining Borrower agrees that, upon its execution hereof, it will become a Borrower under, and as defined in, the Loan Agreement, and will be bound by all terms, conditions and duties applicable to a Borrower under the Loan Agreement.

D.            Without limiting the foregoing, the Joining Borrower hereby (i) makes and undertakes, as the case may be, each covenant, representation and warranty made by Borrower pursuant to the Loan Agreement as of the date hereof and agrees to be bound by all covenants, agreements and obligations of Borrower pursuant to the Loan Agreement and (ii) collaterally assigns and pledged to Agent, for its benefit and the benefit of Lenders (and their successors and assigns) and (ii) grants a security interest to Agent, for its benefit and the benefit of Lenders (and their successors and assigns), in the Pledged Assets owned by it.

E.             This Joinder Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns, provided, however, the Existing Borrower and Joining Borrower may not assign any of its rights, obligations or interest hereunder or under the Loan Agreement without the prior written consent of Agent.

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F.             THIS JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

G.            This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  Any signature delivered by a party by facsimile transmission or by electronic transmission by “pdf” shall be deemed to be an original signature hereto.  In the event that any provision of this Joinder Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder Agreement which shall remain binding on all parties hereto.

[Signatures Appear on the Following Pages.]

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IN WITNESS WHEREOF, each Joining Borrower has caused this Joinder Agreement to be duly executed as of the date first above written.

[JOINING BORROWER]

By:
Name:
Title:

Agreed and acknowledged:

BRT RLOC LLC

By:
Name:
Title:

CAPITAL ONE, NATIONAL ASSOCIATION

By:
Name:
Title:

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